As filed with the Securities and Exchange Commission on June 23, 2023

Registration No. 333-272463

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

INTELLIGENT BIO SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	3829	82-1512711
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

142 West 57th Street, 11th Floor

New York, New York 10019

Telephone: (646) 828-8258

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harry Simeonidis

Chief Executive Officer and President

142 West 57th Street, 11th Floor

New York, New York 10019

Telephone: (646) 828-8258

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ralph V. De Martino, Esq.

Johnathan Duncan, Esq.

ArentFox Schiff LLP

901 K Street NW, Suite 700, Washington, DC 20001

Telephone: (202) 724-6848

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Intelligent Bio Solutions Inc. is filing this Pre-Effective Amendment No. 1 to its Registration Statement on Form S-1 in order to add one additional selling stockholder, to include information concerning such stockholder, and to revise and update certain sections contained in the prospectus included herein.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June 23, 2023

PRELIMINARY PROSPECTUS

Up to 823,736 shares of Common Stock

This prospectus relates to the offer and sale of up to 823,736 shares of common stock, par value $0.01 per share (“Common Stock”) of Intelligent Bio Solutions Inc. (the “Company”), consisting of (a) up to 144,782 shares of Common Stock issued to certain of the selling stockholders named in this prospectus in connection with the Company’s acquisition of Intelligent Fingerprinting Limited (“IFP”) in October 2022 (the “IFP Acquisition”); (b) up to 518,718 shares of Common Stock issued upon the conversion of 3,458,272 shares of the Company’s previously outstanding Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”) issued to certain of the selling stockholders named in this prospectus in connection with the IFP Acquisition, including in connection with the conversion of convertible debt assumed in connection with the IFP Acquisition, which debt was converted into 1,149,273 shares of Series C Preferred Stock; (c) up to 73,220 shares of Common Stock underlying 488,317 shares of Series C Preferred Stock held back from certain of the selling stockholders named in this prospectus for one year after the closing of the IFP Acquisition to secure potential indemnification claims by the Company against those selling stockholders; (d) up to 26,464 shares of Common Stock issued upon the conversion of 176,462 shares of Series D Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”) issued to certain of the selling stockholders named in this prospectus in connection with a private placement transaction by the Company in December 2022 (the “December 2022 Private Placement”); (e) up to 26,478 shares of Common Stock, which is the maximum amount of Common Stock underlying warrants (as currently convertible) to purchase Common Stock issued in connection with the December 2022 Private Placement (“D Warrants”); (f) up to 1,324 shares of Common Stock, which is the maximum amount of Common Stock underlying warrants (as currently convertible) to purchase Common Stock issued to the placement agent connection with the December 2022 Private Placement (the “Winx Warrants”); and (g) up to 32,750 shares of Common Stock, which is the maximum amount of Common Stock underlying warrants (as currently convertible) to purchase Common Stock issued to the representative of the underwriters (or its assigns) of the March 2023 Offering (the “Representative’s Warrants”). See “Prospectus Summary – IFP Acquisition - Series C Preferred Stock,” “Prospectus Summary – December Private Placement - Series D Preferred Stock.,” “Prospectus Summary – March 2023 Offering,” and “Prospectus Summary – Conversion of Convertible Debt and Preferred Stock” for additional information regarding these transactions and the underlying agreements, and “Selling Stockholders” for additional information regarding the selling stockholders named in this prospectus. The prices at which the selling stockholders may sell such shares will be determined by prevailing market prices or at prices that may be obtained in negotiated transactions.

We are not selling any shares under this prospectus and will not receive any proceeds from any sale or disposition by the selling stockholders of the shares covered by this prospectus. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants. We intend to use those proceeds, if any, for general corporate purposes. If any of the warrants are exercised on a cashless basis, we will not receive any cash proceeds from the exercise of such warrants.

In addition, we will pay all fees and expenses incident to the registration of the resale of shares under this prospectus. The selling stockholders from time to time may offer and sell the shares held by them directly or through one or more underwriters, broker-dealers or agents on terms to be determined at the time of sale, as described in more detail in this prospectus under “Plan of Distribution” on page 58. No shares of our common stock may be sold without delivery of this prospectus describing the method and terms of the offering of such shares. We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution”.

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “INBS”. On June 21, 2023, the last reported sale price of our common stock on The Nasdaq Capital Market was $2.75 per share.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus, and in our periodic reports filed from time to time with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference in this prospectus and in any applicable prospectus supplement, for a discussion of certain risks that you should carefully consider in connection with an investment in our Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2023

i

ABOUT THIS PROSPECTUS

This prospectus relates to the offer and sale by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” from time to time, of the shares of our common stock covered by this prospectus. We are not selling any shares under this prospectus and will not receive any proceeds from any sale or disposition by the selling stockholders of the shares covered by this prospectus. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants. We intend to use those proceeds, if any, for general corporate purposes. If any of the warrants are exercised on a cashless basis, we will not receive any cash proceeds from the exercise of such warrants.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 12 of this prospectus and in any similar section contained in the accompanying prospectus and the documents incorporated by reference herein. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

MARKET, INDUSTRY AND OTHER DATA

This prospectus includes industry and market data that we obtained from periodic industry publications, third-party studies and surveys, filings of public companies in our industry and internal company surveys. These sources may include government and industry sources. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe the industry and market data to be reliable as of the date of this prospectus, this information could prove to be inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. In addition, we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein.

ii

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under “Risk Factors” beginning on page 12 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

All references in this prospectus to “we,” “us,” “our,” “IBS,” “INBS,” “GBS Inc.,” “GBS,” the “Company” and similar designations refer to Intelligent Bio Solutions Inc., unless otherwise indicated or as the context otherwise requires.

Overview of our Company

Intelligent Bio Solutions Inc. (formerly known as GBS Inc.), and its wholly owned Delaware subsidiary, GBS Operations Inc. were each formed on December 5, 2016, under the laws of the state of Delaware. Our Australian subsidiary Intelligent Bio Solutions (APAC) Pty Ltd (formerly known as Glucose Biosensor Systems (Greater China) Pty Ltd) was formed on August 4, 2016, under the laws of New South Wales, Australia and was renamed to Intelligent Bio Solutions (APAC) Pty Ltd on January 6, 2023. On October 4, 2022, INBS acquired Intelligent Fingerprinting Limited (“IFP”), a company registered in England and Wales (the “IFP Acquisition”). INBS and its subsidiaries were formed to provide a non-invasive, pain free innovative medical devices and screening devices. Our headquarters are in New York, New York.

We are a medical technology company marketing and developing non-invasive, real-time diagnostic testing for patients and their primary health practitioners at point of care. We operate globally with an objective to deliver intelligent pain free diagnostic tests.

Our current product portfolio includes:

●	A proprietary portable drug screening system that works by analyzing fingerprint sweat using a one-time cartridge and portable handheld reader. The system comprises of commercially available non-invasive sweat-based fingerprint diagnostics testing products (the “IFP products”) that currently detect opioids, cocaine, methamphetamines, benzodiazepines, cannabis, methadone, buprenorphine, and amphetamine. The system comprises a small, tamper-evident drug screening cartridge onto which ten fingerprint sweat samples are collected in under a minute, before the portable analysis unit provides an on-screen result in under ten minutes. Samples collected with our confirmatory kits can also be sent to a third-party laboratory service provider to perform confirmation testing. Customers include safety-critical industries such as construction, transportation and logistics firms, along with drug treatment organizations in the rehabilitation sector, and judicial organizations.
●	A development stage range of biosensor based Point of Care diagnostic tests (“POCT”) that are developed in the modalities of clinical chemistry, immunology, tumor markers, allergens, and endocrinology. Our flagship product candidate is the Saliva Glucose Biosensor (“SGB” and, together with the software app that interfaces the SGB with the Company’s digital information system, the Saliva Glucose Test or “SGT”), a POCT expected to substitute the finger pricking invasive blood glucose monitoring for diabetic patients. These tests stem from the biosensor platform that we license (the “Biosensor Platform”), across the Asia Pacific Region from Life Science Biosensor Diagnostics Pty Ltd (“LSBD” or “Licensor”). The Biosensor Platform, which is based is a modified organic thin film transistor, is capable of detecting multiple biological analytes by substituting the GOX enzyme with a suitable alternative for each analyte.

Our objectives are:

●	To expand the IFP product lines in the drug testing markets concentrating on:

○	increasing market share in current markets, which have been the UK and West Europe;
○	commencing distribution into the Asia region; and
○	commencing the regulatory approval process with the United States Food and Drug Administration (the “FDA”) for the purpose of expanding into markets in the United States where such approval is required.

1

●	To complete development and commercialize the SGB the diagnostic test that stems from the Biosensor Platform that we license from LSBD, in the regions covered by the license. This will be followed by developing the platform further to testing across the diagnostic modalities of immunology, hormones, chemistry, tumor markers and nucleic acid tests.

Our Market Opportunity

According to the Point of Care/Rapid Diagnostics Market by Product, Platform, Purchase, Sample, User - Global Forecast to 2027, published December 2022 by MarketsandMarkets Inc., the global market for Point of Care medical diagnostics was estimated to be $45.4 billion in 2022 rising to $75.5 billion in 2027 with a compounded annual growth rate (CAGR) of 10.7% from 2022 to 2027. The Company currently intends to develop pathways into areas of medical diagnostics utilizing existing technology and techniques to exploit a competitive advantage against traditional testing methodologies.

The Recreational Drug Monitoring Industry

●	There are four categories of recreational drugs: analgesics, depressants, stimulants, and hallucinogens. Analgesics include narcotics like heroin, morphine, fentanyl, and codeine. Depressants include alcohol, barbiturates, tranquilizers, and nicotine. Stimulants include cocaine, methamphetamine, and ecstasy (MDMA).
●	According to the 2022 World Drug Report published by the United Nations Office on Drugs & Crime, around 284 million people aged 15-64 used drugs worldwide in 2020, a 26% increase over the previous decade. Young people are using more drugs, with use levels today in many countries higher than with the previous generation. In Africa and Latin America, people under 35 represent the majority of people being treated for drug use disorders. In the United States and Canada, overdose deaths, predominantly driven by an epidemic of the non-medical use of fentanyl, continue to break records.
●	According to Key Substance Use and Mental Health Indicators in the United States: Results from the 2020 National Survey on Drug Use and Health, published October 2021 by the Substance Abuse and Mental Health Services Administration, among the 41.1 million people who needed treatment for substance abuse, only 2.7 million (6.5%) received treatment at a specialty treatment facility in the past year.

Diabetes Self-Monitoring Blood Glucose Market

●	According to IDF Diabetes Atlas, 10th edition, 2021, there are 463 million individuals living with diabetes around the world in 2019 and increased to 537 million in 2021. By year 2030, the overall number of diabetics is expected to reach 643 million, and by 2045, it will reach 783 million. Therefore, the rising prevalence of diabetes is driving the growth of the self-monitoring blood glucose devices market.

Product Growth Strategy

Our goal is to increase our global footprint of the commercially available Intelligent Fingerprint products. We currently have a small but growing customer base in the UK, which we are planning to expand.

●	Launch product within Asia starting with Australia followed by other regions including Singapore, Indonesia, Thailand the rest of Asia.
●	Focus on marketing and digital channels to increase awareness.
●	Establish indirect distribution to market and sell the Intelligent Fingerprint product range.
●	Commence FDA submission for the purpose of being able to sell into the US market which represents the largest market opportunity.
●	Leverage success in UK to enter into other European countries and the Middle East.

In addition, we are also looking to grow and expand our current product portfolio by:

●	Continuing the development of the Biosensor focusing on Glucose testing.
●	Developing additional drugs to be tested on the current Fingerprint platform.
●	Developing pathways into other areas of medical diagnostics utilizing existing technology and techniques to exploit a competitive advantage against traditional testing methodologies. Examples of potential target assays include infectious diseases, fertility, tumor markers and cortisol.
●	Identify and leverage growth opportunities in new markets. For example, as a result of the global progress made in mitigating the severity and impact of the COVID-19 pandemic and the significantly diminished demand for COVID-19 testing products, we redirected our resources and efforts away from developing products related to COVID testing to instead acquire and develop drug testing and screening systems.

2

IFP Acquisition - Series C Preferred Stock

On October 4, 2022, the Company acquired Intelligent Fingerprinting Limited, a company registered in England and Wales (“IFP”), pursuant to which, among other things, the Company entered into the agreements described below.

In connection with the IFP Acquisition, on October 4, 2022, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with IFP, the holders of all of the issued shares in the capital of IFP (collectively, the “IFP Sellers”) and the IFP Sellers’ representatives named therein.

Pursuant to the Share Exchange Agreement, among other things, the Company acquired from the IFP Sellers all of the issued shares in the capital of IFP, and as consideration therefor the Company issued and sold to the IFP Sellers upon the closing of the IFP Acquisition (the “IFP Closing”) an aggregate number of (i) 148,155 shares (2,963,091 shares pre-Reverse Stock Split) of the Company’s Common Stock (the “Common Stock Consideration”), and (ii) 2,363,003 shares of the Company’s Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”).

An additional 1,649,273 shares of Series C Preferred Stock were reserved for potential future issuance by the Company, consisting of (i) 500,000 shares of Series C Preferred Stock, that are being held back from the IFP Sellers for one year after the IFP Closing to secure potential indemnification claims by the Company against the IFP Sellers (the “Closing Holdback Shares”) and (ii) 1,149,273 shares of Series C Preferred Stock (the “Lender Preferred Shares”) underlying convertible debt payable to certain lenders to IFP (the “IFP Lenders”).

When initially issued in connection with the IFP Acquisition and prior to the Reverse Stock Split, each share of Series C Preferred Stock was convertible into three shares of Common Stock, subject to adjustment upon the occurrence of specified events (such as Reverse Stock Split) and contingent upon approval by the Company’s stockholders. As a result of the Reverse Stock Split, each share of Series C Preferred Stock is currently convertible into 0.15 shares of Common Stock (subject to adjustment upon the occurrence of specified events). For additional information regarding the Series C Preferred Stock, see “Description of Securities - Series C Preferred Stock.”

Also pursuant to the Share Exchange Agreement, the Company had an obligation to provide IFP with cash in an amount such that IFP is able to pay cash payments to certain current and former United Kingdom and United States-based employees and directors, in aggregate amounts of £239,707 and $83,043, respectively, plus any applicable employer’s National Insurance contributions. The Cash Bonuses were paid pursuant to the Share Exchange Agreement.

Also pursuant to the Share Exchange Agreement, the Company agreed to make available to the employees of IFP (the “IFP Employees”) a Company stock option plan in form and substance satisfactory to the Company in relation to up to 50,000 shares (1,000,000 shares pre-Reverse Stock Split) of Common Stock following the IFP Closing on the basis that an equal number of Company stock options will be granted to the IFP Employees and Company employees.

Under the terms of the Share Exchange Agreement, the Company was required to file a proxy statement in connection with holding an annual or special meeting of the Company’s stockholders in order to seek stockholder approval of (i) the conversion of the Series C Preferred Stock into Common Stock in accordance with the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Series C Certificate of Designation”) and (ii) any amendments to, or adoption of, any option or warrant plans to give effect to the transactions contemplated under the Share Exchange Agreement (the “Company Stockholder Approval Matters”).

On May 8, 2023, at a special meeting of the Company’s stockholders (the “Special Meeting”), the last of the remaining Company Stockholder Approval Matters were approved when the Company’s stockholders approved the full conversion of all Series C Preferred Stock and an increase in the number of shares authorized for issuance under the 2019 Plan (the “Stockholder Approvals”). Subsequently, effective as of May 10, 2023, all 3,512,277 shares of outstanding Series C Preferred Stock (which included the 1,149,273 Lender Preferred Shares, but not the 500,000 Closing Holdback Shares) were converted into an aggregate of 526,818 shares of Common Stock. For additional information regarding the conversion of the convertible debt into Series C Preferred Stock and the conversion of Series C Preferred Stock into Common Stock, see “Prospectus Summary – Conversion of Convertible Debt and Preferred Stock.”

3

Concurrently with the IFP Acquisition, the Company and the IFP Sellers entered into two registration rights agreements (the “IFP Registration Rights Agreements”) granting the IFP Sellers customary registration rights with respect to the shares of Common Stock and the Common Stock underlying the Series C Preferred Stock acquired by the IFP Sellers from the Company in the IFP Acquisition. Of the 823,736 shares of Common Stock included in this prospectus, 736,720 shares are being registered pursuant to the registration rights of the IFP Sellers under the IFP Registration Rights Agreements. Of the 67 Selling Stockholders named in this prospectus, 50 are IFP Sellers.

For additional information regarding the agreements entered into in connection with the IFP Acquisition, see “Certain Relationships And Related Party Transactions - Agreements Related to the IFP Acquisition.”

December Private Placement - Series D Preferred Stock

On December 21, 2022, the Company entered into a Securities Purchase Agreement (the “December Purchase Agreement”) with 14 investors (the “Series D Investors”), pursuant to which the Company agreed to issue and sell to the Series D Investors in a Regulation S private placement (the “December Private Placement”) (i) 176,462 shares of the Company’s Series D Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), and (ii) 529,386 warrants to purchase Common Stock (the “D Warrants”). The Series D Preferred Stock and D Warrants were sold together as a unit (“Unit”), with each Unit consisting of one share of Series D Preferred Stock and three D Warrants. An additional 26,469 warrants (the “Winx Warrants”) were issued to Winx Capital Pty Ltd., the placement agent for the December Private Placement. The Company received aggregate gross proceeds from the December Private Placement of $220,585 before deducting the placement agent’s fees and the Company’s transaction expenses. The December Private Placement closed on December 22, 2022.

The purchase price for the Units was $1.25 per Unit. The Unit offering price and the D Warrants exercise price were priced above the Nasdaq “Minimum Price” as that term is defined in Nasdaq Rule 5635(d)(1).

When initially issued in connection with the December Private Placement and prior to the Reverse Stock Split, the 176,462 outstanding shares of Series D Preferred Stock were convertible 529,386 shares of Common Stock. As a result of the Reverse Stock Split, the 176,462 outstanding shares of Series D Preferred Stock were, at the time of conversion, convertible into an aggregate of 26,464 shares of Common Stock. The Company’s stockholders approved the full conversion of the Series D Preferred Stock at the Special Meeting on May 8, 2023, and the conversion of the Series D Preferred Stock was effective as of May 10, 2023. For additional information regarding the conversion of Series D Preferred Stock into Common Stock, see “Prospectus Summary – Conversion of Convertible Debt and Preferred Stock.”

As a result of the Reverse Stock Split, (i) each share of Series D Preferred Stock was convertible into 0.15 shares of Common Stock at the time of conversion (initially three shares of Common Stock pre-Reverse Stock Split, subject to adjustment upon the occurrence of specified events); (ii) each D Warrant currently represents the right to purchase 0.05 shares of Common Stock with an exercise price of $5.80 per share (initially exercisable for one share of Common Stock with an exercise price of $0.29 per share pre-Reverse Stock Split); and (iii) each Winx Warrant currently represents the right to purchase 0.05 shares of Common Stock, with an exercise price of $10.40 per share (initially exercisable for one share of Common Stock with an exercise price of $0.52 per share pre-Reverse Stock Split). The D Warrants expire June 22, 2028 and the Winx Warrants expire five years following the effective date of a registration statement covering the resale of Common Stock underlying the Series D Preferred Stock acquired by the Series D Investors. For additional information regarding the Series D Preferred Stock, see “Description of Securities - Series D Preferred Stock.”

The issuances of the shares of Common Stock and Series D Preferred Stock pursuant to the December Purchase Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemptions provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder, and/or Regulation S promulgated thereunder.

Concurrently with the entry into the December Purchase Agreement, the Company and the Series D Investors entered into a Registration Rights Agreement (the “December Registration Rights Agreement”) granting the Series D Investors customary registration rights with respect to the shares of Common Stock underlying the Series D Preferred Stock and the D Warrants acquired by the Series D Investors in the December Private Placement. Of the 823,736 shares of Common Stock included in this prospectus, 52,942 shares are being registered pursuant to the registration rights of the Series D Investors under the December Registration Rights Agreements and 1,324 shares are being registered that underlie the Winx Warrants.

4

Of the 67 Selling Stockholders named in this prospectus, 14 are Series D Investors.

For additional information regarding the agreements entered into in connection with the December Private Placement, see “Certain Relationships And Related Party Transactions - Agreements Related to the December Private Placement.”

March 2023 Offering

On March 8, 2023, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as representative (the “Representative”) of the underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering of 569,560 shares (the “March Shares”) of the Company’s Common Stock and warrants (the “March Warrants”) to purchase 170,868 shares of Common Stock (collectively, the “March 2023 Offering”). Each of the March Shares was sold in combination with an accompanying one-third Warrant. The combined purchase price for each March Share and accompanying March Warrant was $3.90 and the Underwriters agreed to purchase 569,560 March Shares and 170,868 March Warrant.

The Company granted the Underwriters a 45-day option to purchase an additional 85,430 shares and/or warrants to purchase up to 25,629 shares of Common Stock, in any combination, at the public offering price less the underwriting discounts and commissions. On March 9, 2023, the Representative fully exercised the over-allotment option to purchase an additional 85,430 March Shares and additional March Warrants to purchase 25,629 shares of Common Stock. The March 2023 Offering closed on March 10, 2023. As a result of the Representative exercising the over-allotment option in full, the gross proceeds, before deducting underwriting discounts and commissions and other March 2023 Offering expenses, was approximately $2.55 million. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The March Warrants have, (i) an exercise price of $3.90 per share of Common Stock, (ii) a cashless exercise option for a net number of shares of Common Stock determined according to the formula set forth in the March Warrant or (iii) an alternate cashless exercise option (beginning on or after the initial exercise date), to receive an aggregate number of shares of Common Stock equal to the product of (x) the aggregate number of shares of Common Stock that would be issuable upon a cash exercise and (y)1.00. Each whole March Warrant entitles the holder thereof to purchase 1 share of Common Stock. The March Warrants are exercisable upon issuance and will expire on March 10, 2028. The exercise price and the number of shares of Common Stock issuable upon exercise of the March Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.

The March 2023 Offering was made pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2022 and subsequently declared effective on April 20, 2022 (File No. 333-264218), and the base prospectus contained therein. A prospectus supplement relating to the March 2023 Offering was filed with the SEC on March 9, 2023.

Under the terms of the Underwriting Agreement, the Underwriters received an underwriting discount of 8.0% to the public offering price for the March Shares and March Warrants. In addition, the Company agreed to pay the Representative a management fee equal to 1.0% of the aggregate gross proceeds received from the sale of the securities in the March 2023 Offering and to reimburse the accountable expenses of the Representative up to a maximum of $145,000. The Company also agreed to issue to the Representative unregistered warrants (the “Representative’s Warrants”) to purchase 32,750 shares of common stock, which warrants have an exercise price of $4.875 per share (125% of the public offering price per Share and accompanying Warrant) and will terminate on March 8, 2028.

Conversion of Convertible Debt and Preferred Stock

At the Special Meeting of the Company’s stockholders held on May 8, 2023, the stockholders of the Company approved, among other things, (a) the full conversion of the Series C Preferred Stock issued by the Company pursuant to the Share Exchange Agreement and the issuance of shares of Common Stock in connection with such conversion (the “Series C Conversion Approval”), and (b) the full conversion of the Series D Preferred Stock issued by the Company pursuant to the Securities Purchase Agreement and the issuance of shares of Common Stock in connection with such conversion (the “Series D Conversion Approval”).

A result of the Series C Conversion Approval, and in accordance with the terms of the Share Exchange Agreement, convertible debt for which IFP is the borrower and the Company is a guarantor (the “Convertible Debt”), became eligible for conversion into shares of IFP that were then to be immediately transferred to the Company in exchange for shares of Series C Preferred Stock. As of May 8, 2023, all eight holders of the Convertible Debt (the IFP Lenders) committed to, or otherwise indicated that they were committed to, the above-described conversion and exchange of the Convertible Debt (the “Loan Conversion”), which, in the aggregate, had an outstanding balance of £1,360,761 in principal and accrued interest as of May 8, 2023.

5

On May 12, 2023, the Company entered into Convertible Loan Conversion Agreements (the “Conversion Agreements”) with the eight IFP Lenders relating to the Convertible Debt in order to effect the above-described conversion and exchange of the Convertible Debt. Each of the Conversion Agreements is dated and is effective as of May 9, 2023.

Upon the conversion and exchange of the Convertible Debt in accordance with their respective terms and the terms of the Share Exchange Agreement and the Conversion Agreements, the IFP Lenders received an aggregate of 1,149,273 shares of Series C Preferred Stock. The conversion and exchange of the Convertible Debt into Series C Preferred Stock is deemed to be effective as of May 9, 2023. Effective as of May 10, 2023, the 1,149,273 shares of Series C Preferred Stock issued to the IFP Lenders pursuant to the Conversion Agreements were converted into an aggregate of 172,386 shares of Common Stock.

Effective as of May 10, 2023, all 3,512,277 shares of Series C Preferred Stock issued and outstanding on that date, including the 1,149,273 shares of Series C Preferred Stock issued to the IFP Lenders, were converted into an aggregate of 526,818 shares of Common Stock. Such conversion of the Series C Preferred Stock into Common Stock was effected in accordance with the Series C Conversion Approval, the terms of the Share Exchange Agreement and the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock. This conversion of Series C Preferred Stock into Common Stock was deemed effective as of May 10, 2023.

As of May 10, 2023, the holders of all 176,462 shares of the Company’s Series D Preferred Stock issued and outstanding on that date elected to convert those shares of Series D Preferred Stock into shares of Common Stock, and the 176,462 shares of the Company’s Series D Preferred Stock were then converted into an aggregate of 26,464 shares of Common Stock effective as of that date. The conversion of the Series D Preferred Stock was effected in accordance with the Series D Conversion Approval, the terms of the Securities Purchase Agreement and the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock.

Upon effectiveness of the above-described conversion of Series C Preferred Stock and Series D Preferred Stock into Common Stock, the Company had approximately 2,285,849 shares of Common Stock issued and outstanding, subject to adjustment for rounding of fractional shares, if any.

The issuances of the shares of Series C Preferred Stock and Common Stock pursuant to the Share Exchange Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemptions provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder, and/or Rule 901 promulgated thereunder with respect to individuals who reside outside of the United States.

The issuances of the shares of Series D Preferred Stock and Common Stock pursuant to the Purchase Agreement are intended to be exempt from registration under the Securities Act by virtue of the exemptions provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder, and/or Regulation S promulgated thereunder.

Nasdaq Compliance

On March 17, 2022, the Company received a notice letter from the Nasdaq Listing Qualifications Department notifying the Company that because the minimum bid price per share for its common stock was below $1.00 for 30 consecutive business days preceding the date of such notice, the Company did not meet the $1.00 per share minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1).

On February 27, 2023, the Company received a letter from Nasdaq notifying the Company that it had regained compliance with Nasdaq Listing Rule 5450(a)(1) as a result of the closing bid price of the Company’s common stock being at $1.00 per share or greater for the 10 consecutive business days from February 10, 2023 through February 24, 2023. Accordingly, the Company is now in compliance with Nasdaq Listing Rule 5450(a)(1) and Nasdaq considers the matter closed.

6

Reverse Stock Split

At the annual meeting of the Company’s stockholders held on February 8, 2023 (the “Annual Meeting”), the stockholders of the Company approved an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split at a ratio of not less than 1-for-2 and not more than 1-for-35 at any time within 12 months following the date of stockholder approval, with the exact ratio to be set within this range by the Company’s Board of Directors (the “Board”) at its sole discretion without further approval or authorization of our stockholders. Pursuant to such authority granted by the Company’s stockholders, the Board approved a 1-for-20 reverse stock split (the “Reverse Stock Split”) of the Company’s Common Stock and the filing of the Amendment to effectuate the Reverse Stock Split.

On February 9, 2023, the Company filed the Amendment in order to effect 1-for-20 reverse stock split of the Company’s Common Stock. The Reverse Stock Split was effective at 4:05 p.m., Eastern Time, on February 9, 2023, at which time every twenty shares of the Company’s issued and outstanding Common Stock were automatically combined into one issued and outstanding share of common stock. No fractional shares were issued as a result of the Reverse Stock Split.

The par value of the Company’s common stock and the number of authorized shares of the common stock were not affected by the Reverse Stock Split.

As a result of the Reverse Stock Split, the number of shares of Common Stock outstanding was reduced from approximately 18,325,289 shares (excluding treasury shares) as of February 8, 2023, to approximately 916,265 shares (excluding treasury shares, and subject to the rounding up of fractional shares), and the number of authorized shares of common stock remained 100 million shares.

In order reflect the Reverse Stock Split, proportionate adjustments were made to the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock and Series D Preferred Stock and the exercise of the D Warrants and the Winx Warrants; as well as to any applicable conversion and exercise prices, which were also adjusted in proportion to the reverse split ratio of the Reverse Stock Split (subject to adjustment for fractional interests).

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;
●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);
●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by The JOBS Act.

7

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Summary of Risks Affecting Our Business

Investing in our common stock is highly speculative and involves significant risks and uncertainties. You should carefully consider the risks and uncertainties discussed under the section titled “Risk Factors” elsewhere in this prospectus before making a decision to invest in our common stock. Certain of the key risks we face include, without limitation:

●	We will need to raise additional capital to fund our operations in the future. If we are unsuccessful in attracting new capital, we may not be able to continue operations or may be forced to sell assets to do so. Capital may not be available to us on favorable terms, or if at all. If available, financing terms may lead to dilution of our stockholders’ equity.
●	Our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements included in our Annual Report on Form 10-K for the Fiscal year ended June 30, 2022.
●	We have incurred significant losses since inception and continue to incur losses, and we may not be able to achieve significant revenues or profitability.
●	We depend on a limited number of single-source suppliers to manufacture certain components of IFP Drug Screening System, which makes us vulnerable to supply shortages and price fluctuations that could negatively affect our business, financial condition and results of operations.
●	Our results may be impacted by changes in foreign currency exchange rates.
●	The license agreement with the Licensor, which covers the core technology used in our Biosensor Platform products, contains significant risks that may have a material adverse effect on us and our business, assets and its prospects.
●	Neither we nor the Licensor have yet launched the SGT and the ability to do so will depend on the acceptance of the SGT in the Global healthcare market.
If the SGT fails to satisfy current or future customer requirements, we may be required to make significant expenditures to redesign the product candidate, and we may have insufficient resources to do so.
●	We are yet to finalize the manufacturing plan for the production of the SGT on a mass market commercial scale, and may be dependent upon third-party manufacturers and suppliers, making us vulnerable to contractual relationships and market forces, supply shortages and problems and price fluctuations, which could harm our business.
●	We expect to rely in part on third-party distributors to effectively distribute our products, if our distributors fail to effectively market and sell the SGT and IFP products in full compliance with applicable laws, our operating results and business may suffer.
●	As we intend to conduct business internationally, we are susceptible to risks associated with international relationships, which could adversely impact our results of operations and financial condition.
●	If third-party payors do not provide coverage and reimbursement for the use of the SGT and IFP products, our business and prospects may be negatively impacted.
●	Non-United States governments often impose strict price controls, which may adversely affect our future profitability.

8

●	The SGT and IFP Drug Screening System, including its software and systems, may contain undetected errors, which could limit our ability to provide our products and services and diminish the attractiveness of our service offerings.
●	We will rely on the proper function, security and availability of our information technology systems and data to operate our business, and a breach, cyber-attack or other disruption to these systems or data could materially and adversely affect our business, results of operations, financial condition, cash flows, reputation or competitive position.
●	Our future performance will depend on the continued engagement of key members of our management team, and the loss of one or more of the key members of our management team could have a negative impact on our business.
●	If we are not able to attract and retain highly skilled managerial, scientific and technical personnel, we may not be able to implement our business model successfully.
●	If we or our manufacturers fail to comply with applicable regulations, our proposed operations could be interrupted, and our operating results may be negatively impacted.
●	We may be subject to healthcare fraud and abuse laws which, if violated, could subject us to substantial penalties.
●	Product liability suits, whether or not meritorious, could be brought against us due to an alleged defective product or for the misuse of the SGT and IFP Drug Screening System.
●	If we are found to have violated laws protecting the confidentiality of patient health information, we could be subject to civil or criminal penalties, which could increase our liabilities and harm our reputation or our business.
●	The regulatory approval process which we may be required to navigate may be expensive, time-consuming, and uncertain and may prevent us from obtaining clearance for the product launch of the SGT and IFP products in certain jurisdiction or our any future product.
●	Clinical data obtained subsequent to the implementation of the clinical evidence module may not meet the required objectives, which could delay, limit or prevent additional regulatory approval.
●	We may be unable to complete required clinical evaluations, or we may experience significant delays in completing such clinical evaluations, which could prevent or significantly delay our targeted product launch timeframe and impair our business plan.
●	We are subject to the risk of reliance on third parties to conduct our clinical evaluation work, their inability to comply with good clinical practice and relevant regulation could adversely affect the clinical development of our product candidates and harm our business.
●	Our success will depend on our ability to obtain, maintain and protect our intellectual property rights.
●	Licensor is undergoing equity recapitalization the outcome of which could adversely affect the Company’s ability to use IP rights for the Licensed Products, as well as our business, financial condition and operating results.
●	We depend on intellectual property licensed from the Licensor for our SGT products, and any absence of legal effect of the license or dispute over the license would significantly harm our business.
●	We will depend primarily on the Licensor to file, prosecute, maintain, defend and enforce intellectual property that we license from it and that is material to our business.
●	We and the Licensor may be unable to protect or enforce the intellectual property rights licensed to us, which could impair our competitive position.

9

●	We and the Licensor have limited foreign intellectual property rights and may not be able to protect those intellectual property rights, which means that we and/or Licensor may not be able to prevent third parties from practicing our inventions or from selling or importing products made using those inventions.
●	We and the Licensor may be subject to claims challenging the invention of the intellectual property we license.
●	Our products and operations are subject to extensive government regulation and oversight. If we fail to obtain and maintain necessary regulatory approvals current IFP products, or if approvals for future products and indications are delayed or not issued, it will negatively affect our business, financial condition and results of operations.
●	We are subject to certain federal, state and foreign fraud and abuse laws, health information privacy and security laws and transparency laws, which, if violated, could subject us to substantial penalties and negatively affect our business.
●	We face intense competition in the self-monitoring of glucose market, particularly blood-based products, and as a result we may be unable to effectively compete in our industry.
●	If we or the Licensor fail to respond quickly to technological or other developments, our products may become uncompetitive and obsolete.
●	Fluctuation in the value of foreign currencies may have a material adverse effect on your investment.
●	Changes in the economic, political or social conditions or government policies in the APAC Region could have a material adverse effect on our business and operations.
●	We may not be able to satisfy the continued listing requirements of Nasdaq or maintain the listing of our common stock on Nasdaq.
●	We have identified material weaknesses in our internal control over financial reporting. If our remediation of the material weaknesses is not effective, or if we experience additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our common stock.
●	We are obligated to maintain a system of effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may harm investor confidence in our company and the value of our common stock.
●	We are an emerging growth company and currently have limited accounting personnel and other supervisory resources.
●	Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or products.
●	If we are unable to achieve certain agreed milestones for the government grant we received, we may become liable to refund the grant we received.
●	We may have difficulties integrating acquired businesses and as result, our business, results of operations and/or financial condition may be materially adversely affected.

Corporate Information

Our principal executive offices are located at 142 West, 57th Street, 11th Floor, New York, NY 10019. Our telephone number is (646) 828-8258 and our website address is www.ibs.inc. We do not incorporate by reference into this prospectus the information on our website, and you should not consider it as part of this prospectus.

10

THE OFFERING

Shares of common stock being offering by the selling stockholders:	Up to 823,736 shares of Common Stock consisting of up to (i) 144,782 shares of Common Stock, (ii) 518,718 shares of Common Stock issued following the conversion of Series C Preferred Stock, (iii) 73,220 shares of Common Stock underlying unconverted shares of Series C Preferred Stock, (iv) 26,464 shares of Common Stock issued following the conversion of Series D Preferred Stock, (v) 26,478 shares of Common Stock issuable upon the exercise of the D Warrants, (iv) 1,324 shares of Common Stock issuable upon the exercise of the Winx Warrants, and (v) 32,750 shares of Common Stock issuable upon the exercise of the Representative’s Warrants.

Shares of common stock outstanding before this offering (as of June 21, 2023)	2,330,399 shares of Common Stock

Shares of common stock outstanding after completion of this offering	2,464,171 shares of Common Stock, assuming conversion of all remaining Series C Convertible Preferred Stock (the Closing Holdback Shares), the full exercise of the D Warrants, the full exercise of the Winx Warrants and the full exercise of the Representative’s Warrants.

Use of Proceeds:

All proceeds from the sale of the shares of common stock under this prospectus will be for the account of the selling stockholders. We will not receive any proceeds from the sale of our shares of common stock offered pursuant to this prospectus.

Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants. We intend to use those proceeds, if any, for working capital and general corporate purposes.

NASDAQ Trading Symbol:	INBS

Risk Factors:	An investment in our company is highly speculative and involves a high degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

As of June 21, 2023, there were 2,330,399 of the registrant’s Common Stock issued and outstanding. This excludes the following warrants and other securities issues:

Warrants / Other Stock Issued	Exercise Price per share (if any)	Expiration	Number of Warrants / Preferred Shares	Number of Shares of Common Stock Issuable upon Exercise or Conversion*
Warrants - Series A	$170	December 31, 2025	1,401,377	70,068
Warrants - Series B	$340	December 31, 2025	52,400	2,620
Warrants issued to underwriters at Dec 2020 IPO	$18.70	December 31, 2025	63,529	3,177
Pre IPO warrants	$170.00	December 31, 2023	2,736,675	136,834
Warrants issued to parent entity	$340.00	December 31, 2025	3,000,000	150,000
D Warrants - issued in the December Private Placement	$5.80	June 22, 2028	529,386	26,478
Winx Warrants - issued in the December Private Placement to Winx Capital Pty Ltd	$10.40	June 22, 2028	26,469	1,324
Representative Warrants	$4.875	March 8, 2028	32,750	32,750
March Warrants – Issued in the March 2023 Offering	N/A	March 20, 2028	3,270	3,270
Series C Convertible Preferred Stock held back from being issued in order to secure potential indemnification claims by the Company.	N/A	N/A	500,000	75,000
Shares reserved for future issuance under our 2019 Long Term Incentive Plan (the “2019 Plan”)	N/A	N/A	N/A	100,000

* Approximate amounts. Actual amounts may differ due to rounding.

11

RISK FACTORS

Our business is subject to a number of risks. You should carefully consider the following risk factors, together with all of the other information included or incorporated by reference in this report, including those in “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as supplemented by our Quarterly Reports on Form 10-Q, before making an investment decision. These factors are not intended to represent a complete list of the general or specific risks that may affect us. It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect us to a greater extent than indicated. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you many lose all or part of your investment.

Forward-looking statements in this document and those we make from time to time through our senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements concerning the expected future revenue or earnings or concerning projected plans, performance, or development of products and services, as well as other estimates related to future operations are necessarily only estimates of future results. We cannot assure you that actual results will not materially differ from expectations. Forward-looking statements represent our current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements.

Risks Related to Our Business

We will need to raise additional capital to fund our operations in the future. If we are unsuccessful in attracting new capital, we may not be able to continue operations or may be forced to sell assets to do so. Alternatively, capital may not be available to us on favorable terms, or if at all. If available, financing terms may lead to significant dilution of our stockholders’ equity.

We are not profitable and have had negative cash flow from operations since our inception. To fund our operations and develop and commercialize our products (including the SGT and planned applications of IFP Drug Screening System), we have relied primarily on equity and debt financings and government support income. The Company expects that its cash and cash equivalents as of March 31, 2023, of $2,280,544, will be insufficient to allow the Company to fund its current operating plan through at least the next twelve months from the issuance of its financial statements for the fiscal quarter ended March 31, 2023. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of at least one year from the date those financial statements were issued. Accordingly, the Company will be required to raise additional funds during the 12 months following the issuance of those financial statements. Additional capital may not be available at such times or amounts as needed by us.

Even if capital is available, it might be available only on unfavorable terms. Any additional equity or convertible debt financing into which we enter could be dilutive to our existing stockholders. Any future debt financing into which we enter may impose covenants upon us that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, repurchase our stock, make certain investments and engage in certain merger, consolidation or asset sale transactions. Any debt financing or additional equity that we raise may contain terms that are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, we may need to relinquish rights to our technologies or our products or grant licenses on terms that are not favorable to us. If access to sufficient capital is not available as and when needed, our business will be materially impaired, and we may be required to cease operations, curtail one or more product development or commercialization programs, scale back or eliminate the development of business opportunities, or significantly reduce expenses, sell assets, seek a merger or joint venture partner, file for protection from creditors or liquidate all of our assets. Any of these factors could harm our operating results.

12

Our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements included in our Annual Report on Form 10-K for the Fiscal year ended June 30, 2022.

The report from our independent registered public accounting firm for the year ended June 30, 2022, includes an explanatory paragraph stating that our losses from operations and required additional funding to finance our operations raise substantial doubt about our ability to continue as a going concern for a period of one year after the date the financial statements are issued. If we are unable to obtain sufficient funding, our business, prospects, financial condition and results of operations will be materially and adversely affected, and we may be unable to continue as a going concern. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our audited financial statements, and it is likely that investors will lose all or a part of their investment. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms or at all. There can be no assurance that the current operating plan will be achieved in the time frame anticipated by us, or that our cash resources will fund our operating plan for the period anticipated by the Company or that additional funding will be available on terms acceptable to us, or at all.

We are subject to the risks associated with new businesses generally.

We were formed in December 2016 as a new business with a plan to commercialize our licensed technology. Our limited operating history may not be adequate to enable you to fully assess our ability to develop and market the SGT and other tests based on the Biosensor Platform, achieve market acceptance of the SGT and such other tests and respond to competition. Our efforts to date have related to the organization and formation of our company, strategic planning, product research and development and preparation for commencing regulatory trials. We acquired IFP in October 2022, which generates minimal revenue. As at the date of this filing, revenue generated from the sales of IFP products are not enough to cover our operation costs. Therefore, we are, and expect for the foreseeable future to be, subject to all the risks and uncertainties, inherent in a new business focused on the development and sale of new medical devices and related software applications. As a result, we may be unable to further develop, obtain regulatory approval for, manufacture, market, sell and derive revenues from the SGT and the other products in our pipeline based on the Biosensor Platform, and our inability to do so would materially and adversely impact our business. In addition, we still must optimize many functions necessary to operate a business, including expanding our managerial, personnel and administrative structure, continuing product research and development, and assessing and commencing our marketing activities.

In addition, in connection with our recent acquisition of IFP, there are risks relating to the integration of IFP with IBS, including with regard to integrating technology, processes, information systems and other matters that can lead to challenges in economies of scale and leadership.

Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies that have not yet commercialized their products or services, particularly those in the medical device and digital health fields. In particular, potential investors should consider that there is a significant risk that we will not be able to:

●	implement or execute our current business plan, or that our business plan is sound;
●	maintain our management team and Board of Directors;
●	determine that the technologies that have been developed are commercially viable;
●	attract, enter into or maintain contracts with, and retain customers; and
●	raise any necessary additional funds in the capital markets or otherwise to effectuate our business plan.

In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

We have incurred significant losses since inception and continue to incur losses, and we may not be able to achieve significant revenues or profitability.

Since our inception, we have engaged primarily in development activities. We have financed our operations primarily through financing from the issuance of common stock, convertible preferred stock, convertible notes and the incurrence of debt and have incurred losses since inception, including a net loss of $3,163,776 for the fiscal year ended June 30, 2020, a net loss of $7,037,286 for the fiscal year ended June 30, 2021 and a net loss of $8,306,051 for the fiscal year ended June 30, 2022. On unaudited pro-forma basis and prepared as if we closed the IFP Acquisition (defined below) on July 1, 2021 (and including adjustments for amortization related to the valuation of acquired intangibles) we incurred a net loss of $12,220,415 for the fiscal year ended June 30, 2022. We also incurred a net loss of $7,972,799 (including goodwill impairment of $4,096,490) for the 9-month interim period ended March 31, 2023. We do not know whether or when we will become profitable.

Our ability to generate revenue and achieve profitability depends upon our ability, alone or with others, to complete the development process of our products, including regulatory approvals, and achieve substantial acceptance in the marketplace for our existing IFP products. We may be unable to achieve any or all of these goals.

13

We rely on third parties to perform certain confirmatory tests for our IFP Drug Screening System.

We rely on third-party service providers to analyze samples collected from our confirmatory kit of the IFP Drug Screening System. We contract with third-party laboratory service provider to perform confirmation testing on the samples collected. This service is critical and there are relatively few alternatives. These third-party service providers may be unwilling or unable to provide the necessary services reliably and at the levels we anticipate or that are required by the market. While these third-party service providers have generally met our demand for their services on a timely basis in the past, we cannot guarantee that they will in the future be able to meet our demand for their services or our service providers may decide in the future to discontinue or reduce the level of business they conduct with us. If we are required to change service providers for any reason, including due to any change in or termination of our relationships with these third parties, we may lose sales, experience delays, incur increased costs or otherwise experience impairment to our customer relationships. We cannot guarantee that we will be able to establish alternative relationships on similar terms, without delay or at all.

We depend on a limited number of single-source suppliers to manufacture certain components of IFP Drug Screening System, which makes us vulnerable to supply shortages and price fluctuations that could negatively affect our business, financial condition and results of operations.

We rely on single-source suppliers for the certain components of our IFP Drug Screening System and materials for our other current products. These components and materials are critical and there are no or relatively few alternative sources of supply. These single-source suppliers may be unwilling or unable to supply the necessary materials and components or manufacture and assemble our products reliably and at the levels we anticipate or that are required by the market. While our suppliers have generally met our demand for their products and services on a timely basis in the past, we cannot guarantee that they will in the future be able to meet our demand for their products or our suppliers may decide in the future to discontinue or reduce the level of business they conduct with us. If we are required to change suppliers due to any change in or termination of our relationships with these third parties, or if our suppliers are unable to obtain the materials, they need to produce our products at consistent prices or at all, we may lose sales, experience manufacturing or other delays, incur increased costs or otherwise experience impairment to our customer relationships. We cannot guarantee that we will be able to establish alternative relationships on similar terms, without delay or at all.

If we fail to retain marketing and sales personnel, or if we fail to increase our marketing and sales capabilities as we grow, or if we fail to develop broad awareness of our product in a cost-effective manner, we may not be able to generate revenue growth.

We have limited experience marketing and selling our products. We currently primarily rely on our direct sales force to sell our products in targeted geographic regions and distributors in certain regions including the United Kingdom, and any failure to maintain and grow our direct sales force will negatively affect our business, financial condition and results of operations. The members of our direct sales force are highly trained and possess substantial technical expertise, which we believe is critical in increasing adoption of our products. The members of our U.K. sales force are at-will employees. The loss of these personnel to competitors, or otherwise, will negatively affect our business, financial condition and results of operations. If we are unable to retain our direct sales force personnel or replace them with individuals of equivalent technical expertise and qualifications, or if we are unable to successfully install such technical expertise in replacement personnel, it may negatively affect our business, financial condition and results of operations.

14

In order to generate future growth, we plan to continue to expand and leverage our sales and marketing infrastructure to increase the number of customers. Identifying and recruiting qualified sales and marketing personnel and training them on our product, on applicable laws and regulations and on our internal policies and procedures requires significant time, expense and attention. It often takes several months or more before a sales representative is fully trained and productive. Our sales force may subject us to higher fixed costs than those of companies with competing techniques or products that utilize independent third parties, which could place us at a competitive disadvantage. It will negatively affect our business, financial condition and results of operations if our efforts to expand and train our sales force do not generate a corresponding increase in revenue, and our higher fixed costs may slow our ability to reduce costs in the face of a sudden decline in demand for our products. Any failure to hire, develop and retain talented sales personnel, to achieve desired productivity levels in a reasonable period of time or timely reduce fixed costs, could negatively affect our business, financial condition and results of operations.

Our ability to increase our customer base and achieve broader market acceptance of our product will depend to a significant extent on our ability to expand our marketing efforts. We plan to dedicate significant resources to our marketing programs, as we plan to further plan to expand our geographical reach especially in Asia-Pacific region (the “APAC Region”) and the North America region. It will negatively affect our business, financial condition and results of operations if our marketing efforts and expenditures do not generate a corresponding increase in revenue. In addition, we believe that developing and maintaining broad awareness of our product in a cost-effective manner is critical to achieving broad acceptance of our product and expanding domestically and internationally.

Our results of operations will be materially harmed if we are unable to accurately forecast customer demand for our products and manage our inventory.

To ensure adequate inventory supply, we must forecast inventory needs and manufacture our products based on our estimates of future demand for our solution. Our ability to accurately forecast demand for our solution could be negatively affected by many factors, including our failure to accurately manage our expansion strategy, product introductions by competitors, an increase or decrease in customer demand for our products or products of our competitors, our failure to accurately forecast customer acceptance of new products, unanticipated changes in general market conditions or regulatory matters and weakening of economic conditions or consumer confidence in future economic conditions.

Inventory levels in excess of customer demand may result in inventory write-downs or write-offs, which would cause our gross margin to be adversely affected and could impair the strength of our brand. Conversely, if we underestimate customer demand for our products, our internal manufacturing team may not be able to deliver products to meet our requirements, and this could result in damage to our reputation and customer relationships. In addition, if we experience a significant increase in demand, additional supplies of raw materials or additional manufacturing capacity may not be available when required on terms that are acceptable to us, or at all, or suppliers or may not be able to allocate sufficient capacity in order to meet our increased requirements, which will negatively affect our business, financial condition and results of operations.

We seek to maintain sufficient levels of inventory in order to protect ourselves from supply interruptions. As a result, we are subject to the risk that a portion of our inventory will become obsolete or expire, which could have a material adverse effect on our earnings and cash flows due to the resulting costs associated with the inventory impairment charges and costs required to replace such inventory.

15

If our facilities become damaged or inoperable, we will be unable to continue to research, develop and supply our product which could negatively affect our business, financial condition and results of operations until we are able to secure a new facility and rebuild our inventory.

We do not have redundant facilities. We perform substantially all of our manufacturing, research and development and back office activity for our IFP products in a single location at our Cambridge office in the United Kingdom. We store our finished goods inventory at the same facility. Our facilities, equipment and inventory would be costly to replace and could require substantial lead time to repair or replace. The facilities will be harmed or rendered inoperable by natural or man-made disasters, including, but not limited to, earthquakes, flooding, fire and power outages, which may render it difficult or impossible for us to perform our research, development and commercialization activities for some period of time for IFP Drug Screening System. The inability to perform those activities, combined with the time it may take to rebuild our manufacturing capabilities, inventory of finished product, may result in the loss of customers or harm to our reputation. Although we possess insurance for damage to our property and the disruption of our business, this insurance may not be sufficient to cover all of our potential losses and this insurance may not continue to be available to us on acceptable terms, or at all.

Our ability to achieve profitability depends in part on maintaining or increasing our gross margins on product sales which we may not be able to achieve.

A number of factors may adversely impact our gross margins on product sales and services, including:

●	lower than expected manufacturing yields of high cost components leading to increased manufacturing costs;
●	shortages of electric components resulting in higher prices or an inability to supply key parts;
●	low production volume which will result in high levels of overhead cost per unit of production;
●	the timing of revenue recognition and revenue deferrals;
●	increased material or labor costs;
●	increased service or warranty costs or the failure to reduce service or warranty costs;
●	increased price competition;
●	variation in the margins across products in a particular period; and
●	how well we execute on our strategic and operating plans.

If we are unable to maintain or increase our gross margins on product sales, our results of operations could be adversely impacted, we may not achieve profitability and our stock price could decline.

Our results may be impacted by changes in foreign currency exchange rates.

A significant proportion of our sales are outside of the United States, and a majority of those are denominated in foreign currencies, which exposes us to foreign currency risks, including changes in currency exchange rates. We do not currently engage in any hedging transactions. If we are unable to address these risks and challenges effectively, our international operations may not be successful, and our business could be harmed.

16

The license agreement with the Licensor, which covers the license of the core technology used in our Biosensor Platform products, contains significant risks that may have a material adverse effect on us and our business, assets and its prospects.

The Amended and Restated Technology License Agreement dated September 12, 2019, which amends and restates all previous license agreements (the “SGT License Agreement”) is limited to the APAC Region. We have no contractual rights to the intellectual property covered in the SGT License Agreement other than as expressly set forth therein. Our plans, business, prospects are substantially dependent on that intellectual property and subject to the limitations relating thereto as set forth in the SGT License Agreement:

●	The SGT license granted to us is limited in territorial scope. The Licensor granted us a license to its proprietary rights in the biosensor technology used in the products from Licensor (the “Licensed Products”) solely in the APAC Region, and primarily to act as authorized party for obtaining regulatory approval and to manufacture (subject to being approved as an Authorized Supplier by the Licensor) for use in the APAC Region, and to promote, market, import, offer sell and distribute the Licensed Products in the APAC Region. We may not exploit or seek to exploit any rights in respect of the Licensed Product outside of the APAC Region through any means, including digitally or online where the end user is not physically resident in the APAC Region. Accordingly, to the extent that such users are prohibited, we will be unable to realize any commercialization from such users and ensure that such users do not do business with us, even as such commercialization and business might be appropriate, related, synergistic or enhanced by our operations. In addition, we may be responsible for costs and other liabilities that might arise to the extent that users outside the APAC Region obtain such access and may incur costs to comply with these prohibitions. Further, the non-coverage of digital or online use for users not physically in the APAC Region may constitute a material limitation on our ability to freely conduct business digitally, online or through any other medium that may reach outside of the APAC Region. This limitation may have a material adverse effect on our marketing, sales, operational and other business efforts.
●	After the receipt of regulatory approval in a jurisdiction, we may be required to pay the Minimum Royalty with respect to such jurisdiction regardless of the actual amount of sales by us of Licensed Products. Accordingly, although the Minimum Royalty is based on our projected sales in each such jurisdiction, and although the determination of the Minimum Royalty is subject to agreement between us and the Licensor as to certain parameters, as described elsewhere in this prospectus, with disputes generally resolved by an independent third-party, we could be obligated to pay royalties even though we have generated no or limited revenue. Such payments could materially and adversely affect our profitability and could limit our investment in our business.
●	The Licensed Products include only products that are supplied by an Authorized Supplier. Accordingly, we will not have unfettered right to select our suppliers, regardless of whether an unauthorized supplier could provide products on better pricing, delivery, quality or other terms, thus potentially materially and adversely impacting those aspects of our business, economies, profitability and prospects.
●	We are required to collect and anonymize demographic information about the end users of the Licensed Products, as well as data acquired from the Licensed Products. The data collection and retention may be expensive in cost, resources, legal and regulatory compliance and other ways, none of which costs can be quantified at this time. Further, changing regulations with respect to medical and similar such data may make such compliance beyond the scope of our capabilities. Any failure to comply may result in financial liability, as well as reputational harm.
●	The license is non-transferable, non-assignable and non-sublicensable, except that the Licensor will in good faith consider any request by us for any sublicense. The Licensor is not obligated to agree to any such sub-license. These restrictions may limit our flexibility to structure our operations in the most advantageous manner.
●	We must manufacture, promote, market, import, offer, sell, distribute and supply the Licensed Products in accordance with certain distribution requirements set forth in the License Agreement. For instance, we may not package the Licensed Products with other products, and we may deliver them only as supplied by an Authorized Supplier. Accordingly, the limitations imposed by the License Agreement may impact our ability to pursue certain marketing strategies and distribution channels, which may have a material adverse effect on us and our business, assets and prospects.
●	The Licensor may require any change to any Licensed Product by any Authorized Supplier and may make any change to any sales or promotional literature made available by the Licensor, provided that such changes do not affect any regulatory approvals we obtain. This right of the Licensor may create material expense for us, may be practically difficult to accomplish and may cause relationship, reputational and other adverse harm to us, our business and our prospects, without our having any control over these changes. Further, the Licensor is not liable for any of the costs to us of such changes.

17

●	We must file for, prosecute the application for, and obtain all regulatory approvals for each of the Licensed Products and all legal permits necessary for promoting, marketing, offering or selling each Licensed Product. The regulatory approval process can be expensive and time consuming, and there can be no assurances that we will be able to obtain or maintain any or all required permits.
●	Except with respect to the Licensor’s ownership of all intellectual property rights in respect of the licensed property and the non-infringement by our exercise of those rights, the Licensor provides no, and disclaims all, representations, warranties or covenants relating to the licensed intellectual property or any other matters under the License Agreement and in particular disclaims any fitness of the property for any purpose. These provisions limit our recourse in the event that the licensed intellectual property is flawed, defective, inadequate, incomplete, uncommercial, wrongly described or otherwise not useful for our purposes. We have not independently verified any of the technical, scientific, commercial, legal, medical or other circumstances or nature of the licensed intellectual property and therefore there can be no assurances that any of the foregoing risks have been reduced or eliminated. These provisions represent a significant risk of a material adverse impact on us, our business and our prospects.

Neither we nor the Licensor have yet launched the SGT and the ability to do so will depend on the acceptance of the SGT in the Global healthcare market.

Neither we nor the Licensor has yet launched the SGT and neither has received regulatory approvals in any country or territory. We are faced with the risk that the SGT will be accepted in their respective jurisdictions over competing products and that we will be unable to enter the marketplace or compete effectively. Factors that could affect our ability to establish the SGT or any future diagnostic test based on the Biosensor Platform include:

●	sales of the SGT across their respective jurisdictions may be limited due to the complex nature of the healthcare system in each country and territory in the region, low average personal income, lack of patient cost reimbursement and pricing controls;
●	the development of products or devices which could result in a shift of customer preferences away from our device and services and significantly decrease revenue;
●	the increased use of improved diabetes drugs that could encourage certain diabetics to test less often, resulting in less usage of self-monitoring (saliva-based, blood-based or otherwise) test device for certain types of diabetics;
●	the challenges of developing (or acquiring externally developed) technology solutions that are adequate and competitive in meeting the requirements of next-generation design challenges;
●	the significant number of current competitors in the glucose monitoring market who have significantly greater brand recognition and more recognizable trademarks and who have established relationships with diabetes healthcare providers and payors; and
●	intense competition to attract acquisition targets, which may make it more difficult for us to acquire companies or technologies at an acceptable price or at all.

We cannot assure you that the SGT or any future diagnostic test based on the Biosensor Platform will gain market acceptance. If the market for the SGT or any future test fails to develop or develops more slowly than expected, or if any of the technology and standards supported by us do not achieve or sustain market acceptance, our business and operating results would be materially and adversely affected.

18

We cannot accurately predict the volume or timing of any sales of any of our products, making the timing of any associated revenues uncertain and difficult to forecast.

We may be faced with lengthy and unpredictable customer evaluation and approval processes associated with the SGT and our other products. Consequently, we may incur substantial expenses and devote significant management effort and expense in developing customer adoption of our products, which may not result in revenue generation for those products. We must also obtain regulatory approvals our products in the respective jurisdiction, which is subject to risk and potential delays, and may actually occur. The same risks apply to other tests we may develop based on the Biosensor Platform and planned tests from IFP Drug Screening System. As such, we cannot accurately predict the volume, if any, or timing of any future sales.

If the SGT fails to satisfy current or future customer requirements, we may be required to make significant expenditures to redesign the product candidate, and we may have insufficient resources to do so.

The SGT is being designed to address an existing marketplace and must comply with current and evolving customer requirements in order to gain market acceptance. There is a risk that the SGT will not meet anticipated customer requirements or desires. If we are required to redesign our products to address customer demands or otherwise modify our business model, we may incur significant unanticipated expenses and losses, and we may be left with insufficient resources to engage in such activities. If we are unable to redesign our products, develop new products or modify our business model to meet customer desires or any other customer requirements that may emerge, our operating results would be materially adversely affected, and our business might fail.

We are yet to finalize the manufacturing plan for the production of the SGT and its components on a mass market commercial scale, and may be dependent upon third-party manufacturers and suppliers, making us vulnerable to contractual relationships and market forces, supply shortages and problems and price fluctuations, which could harm our business.

While we are using the facilities of Australian National Fabrication Facility to manufacture the SGB for clinical evaluation, we are yet to finalize the manufacturing plan for the production of the SGT and its components on a mass market commercial scale. We presently do not possess the manufacturing and processing capacity to meet the production requirements of consumer demand in a timely manner. Accordingly, we may rely on outsourcing the manufacturing of the SGT or its components. Our capacity to conduct clinical evaluation and launch our products in the market will depend in part on our ability or the ability of third-party manufacturers to provide our products on a large scale, at a competitive cost and in accordance with regulatory requirements. We cannot guarantee that we or our third-party manufacturers or suppliers will be able to provide the SGT and its components in mass-market quantities in a timely or cost-effective manner, or at all. Delays in providing or increasing production or processing capacity could result in additional expense or delays in our clinical evaluation, regulatory submissions and the market launch of our products. In addition, we or our third-party manufacturers or suppliers could make errors that could adversely affect the efficacy or safety of the SGT or cause delays in shipment. Any third-party party manufacturers or suppliers may encounter problems for a variety of reasons, including, for example, failure to follow specific protocols and procedures, failure to comply with applicable legal and regulatory requirements, equipment malfunction and environmental factors, failure to properly conduct their own business affairs, and infringement of third-party intellectual property rights, any of which could delay or impede their ability to meet our requirements. Reliance on these third-party manufacturers or suppliers also subjects us to other risks where:

●	we may have difficulty locating and qualifying alternative manufacturers or suppliers;
●	switching manufacturers or suppliers may require product redesign and possibly submission to regulatory bodies, which could significantly impede or delay our commercial activities;
●	sole-source manufacturers or suppliers could fail to supply the SGT or components of the SGT; and
●	manufacturers or suppliers could encounter financial or other business hardships unrelated to us, interfering with their fulfilment of our orders and requirements.

We may not be able to quickly establish additional or alternative manufacturers or suppliers, if necessary, in part because we may need to undertake additional activities to establish such manufacturers or suppliers as required by the regulatory approval process. We potentially will rely on certain single-source manufacturers or suppliers, and to the extent we do so, these risks will be intensified. Any interruption or delay in obtaining products or components from our third-party manufacturers or suppliers, or shortages of products or components, could impair our ability to meet the demand of our customers and cause them to switch to competing products.

19

We expect to rely in part on third-party distributors to effectively distribute our products, if our distributors fail to effectively market and sell the SGT and IFP products in full compliance with applicable laws, our operating results and business may suffer.

We will depend in part on qualified distributors for the marketing and selling of our products. We will depend on these distributors’ efforts to market our products, yet we will be unable to control their efforts completely. While we entered into non-binding memoranda of understanding with two large distributors in China for the SGT, we have not yet executed any definitive distribution agreements in this regard and there can be no assurances that suitable distributors will be engaged on terms acceptable to us. These distributors typically would sell a variety of other, non-competing products that may limit the resources they dedicate to selling our products. In addition, we are unable to ensure that our distributors will comply with all applicable laws regarding the sale of our products. If our distributors fail to effectively market and sell the our products in full compliance with applicable laws, our operating results and business may suffer. Recruiting and retaining qualified third-party distributors and training them in our technology and product offering will require significant time and resources. To develop and expand our distribution, we will be required to scale and improve our processes and procedures that support our distributors. Further, if our relationship with a successful distributor terminates, we may be unable to replace that distributor without disruption to our business. If we fail to develop or maintain positive relationships with our distributors, including in new markets, fail to manage, train or incentivize these distributors effectively, or fail to provide distributors with competitive products on attractive terms, or if these distributors are not successful in their sales efforts, we may not achieve or may have a reduction in revenue and our operating results, reputation and business would be harmed.

Failure in our conventional, online and digital marketing efforts could impact our ability to generate sales.

We intend to engage in conventional marketing strategies and also may utilize online and digital marketing in order to create awareness to the SGT and the IFP products. Our management believes that using a wide variety of marketing strategies, including online advertisement and a variety of other pay-for-performance methods may be effective for marketing and generating sales of the SGT and the IFP products, as opposed to relying exclusively on traditional, expensive retail channels. In any event, there is a risk that any or all of our marketing strategies could fail. We cannot predict whether the use of traditional and/or non-traditional retail sales tools, in combination with reliance on healthcare providers to educate our customers about the SGT and the IFP products, will be successful in effectively marketing the SGT and the IFP products. The failure of our marketing efforts could negatively impact our ability to generate sales.

As we intend to conduct business internationally, we are susceptible to risks associated with international relationships, which could adversely impact our results of operations and financial condition

We are based in the United States, and expect to market, promote and sell our products globally. The international nature of our business requires significant management attention, which could negatively affect our business if it diverts their attention from their other responsibilities. In addition, doing business with foreign customers subjects us to additional risks that companies do not generally face if they operate exclusively within a single jurisdiction. These risks and uncertainties include:

●	different regulatory requirements for medical product approvals in foreign countries;
●	different standards of care in various countries that could complicate the evaluation of our product candidates;
●	different medical product import and export rules;
●	different labor laws;
●	reduced protection for intellectual property rights in certain countries;

20

●	unexpected changes in tariffs, trade barriers and regulatory requirements;
●	different reimbursement systems and different competitive medical products indicated for glucose testing;
●	localization of products and services, including translation of foreign languages;
●	delivery, logistics and storage costs;
●	longer accounts receivable payment cycles and difficulties in collecting accounts receivable;
●	difficulties providing customer services;
●	economic weakness, including inflation, or political instability in particular foreign economies and markets;
●	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;
●	compliance with the Foreign Corrupt Practices Act, or the “FCPA,” and other anti-corruption and anti-bribery laws;
●	foreign taxes, including withholding of payroll taxes;
●	foreign currency fluctuations, which could result in increased operating expenses and reduced revenues, and other obligations incident to doing business in another country;
●	restrictions on the repatriation of earnings;
●	workforce uncertainty in countries where labor unrest is more common than in the United States;
●	potential liability resulting from development work conducted by third-party foreign distributors; and
●	business interruptions resulting from geopolitical actions, including war and terrorism, or natural disasters, management, communication and integration problems resulting from cultural differences and geographic dispersion.

The occurrence of any or all of these risks could adversely affect our business. In the event that we are unable to manage the complications associated with international operations, our results of operations, financial condition and business prospects could be materially and adversely affected.

If third-party payors do not provide coverage and reimbursement for the use of the SGT and IFP products, our business and prospects may be negatively impacted.

Third-party payors, whether governmental or commercial, are developing increasingly sophisticated methods of controlling healthcare costs. In addition, in certain countries, no uniform policy of coverage and reimbursement for medical device products and services exists among third-party payors. Therefore, coverage and reimbursement for medical device products and services can differ significantly from payor to payor. In addition, payors continually review new technologies for possible coverage and can, without notice, deny coverage for these new products and procedures. As a result, the coverage determination process is often a time-consuming and costly process that will require us to provide scientific and clinical support for the use of our products to each payor separately, with no assurance that coverage and adequate reimbursement will be obtained or maintained if obtained. Reimbursement systems in international markets vary significantly by country and by region within some countries, and reimbursement approvals must be obtained on a country-by-country basis. In many international markets, a product must be approved for reimbursement before it can be approved for sale in that country. Further, many international markets have government-managed healthcare systems that control reimbursement for new devices and procedures. For example, no government in the areas where we hold our license has approved reimbursement of the SGT or the IFP Drug Screening System. If sufficient coverage and reimbursement is not available for our current or future products, in any country where our license operates, the demand for our products and our revenues will be adversely affected.

Non-United States governments often impose strict price controls, which may adversely affect our future profitability.

We intend to seek approval to market the SGT across the APAC Region and expand IFP products offerings in the APAC region. If we obtain approval for SGT in one or more of the jurisdictions within our License Agreement, we will be subject to rules and regulations in those jurisdictions relating to our products. In some countries, pricing may be subject to governmental control under certain circumstances, which may vary country by country. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of requisite marketing approval. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical evaluation that compares the cost-effectiveness of our product to other available products. If reimbursement of our products or product candidates is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, we may be unable to achieve or sustain profitability. Price controls may reduce prices to levels significantly below those that would prevail in less regulated markets or limit the volume of products which may be sold, either of which may have a material and adverse effect on potential revenues from sales of the SGT and IFP products. Moreover, the process and timing for the implementation of price restrictions is unpredictable, which may cause potential revenues from the sales of the SGT and IFP products to fluctuate from period to period.

21

The SGT and IFP Drug Screening System, including its software and systems, may contain undetected errors, which could limit our ability to provide our products and services and diminish the attractiveness of our service offerings.

The SGT and IFP Drug Screening System may contain undetected errors, defects or bugs. As a result, our customers or end users may discover errors or defects in our products, software or systems, or our products, software or systems may not operate as expected. We may discover significant errors or defects in the future that we may not be able to fix. Our inability to fix any of those errors could limit our ability to provide our products and services, impair the reputation of our brand and diminish the attractiveness of our product and service offerings to our customers. In addition, we may utilize third-party technology or components in our products, and we rely on those third parties to provide support services to us. The existence of errors, defects or bugs in third-party technology or components, or the failure of those third parties to provide necessary support services to us, could materially adversely impact our business.

We will rely on the proper function, security and availability of our information technology systems and data to operate our business, and a breach, cyber-attack or other disruption to these systems or data could materially and adversely affect our business, results of operations, financial condition, cash flows, reputation or competitive position.

We will depend on sophisticated software and other information technology systems to operate our business, including to process, transmit and store sensitive data, and our products and services will include information technology systems that collect data regarding patients. We could experience attempted or actual interference with the integrity of, and interruptions in, our technology systems, as well as data breaches, such as cyber-attacks, malicious intrusions, breakdowns, interference with the integrity of our products and data or other significant disruptions. Furthermore, we may rely on third-party vendors to supply and/or support certain aspects of our information technology systems. These third-party systems could also become vulnerable to cyber-attack, malicious intrusions, breakdowns, interference or other significant disruptions, and may contain defects in design or manufacture or other problems that could result in system disruption or compromise the information security of our own systems. Our international operations mean that we are subject to laws and regulations, including data protection and cybersecurity laws and regulations, in many jurisdictions. Furthermore, there has been a developing trend of civil lawsuits and class actions relating to breaches of consumer data held by large companies or incidents arising from other cyber-attacks. Any data security breaches, cyber-attacks, malicious intrusions or significant disruptions could result in actions by regulatory bodies and/or civil litigation, any of which could materially and adversely affect our business, results of operations, financial condition, cash flows, reputation or competitive position. In addition, our information technology systems require an ongoing commitment of significant resources to maintain, protect, and enhance existing systems and develop new systems to keep pace with continuing changes in information processing technology, evolving legal and regulatory standards, the increasing need to protect patient and customer information, changes in the techniques used to obtain unauthorized access to data and information systems, and the information technology needs associated any new products and services. There can be no assurance that our process of consolidating, protecting, upgrading and expanding our systems and capabilities, continuing to build security into the design of our products, and developing new systems to keep pace with continuing changes in information processing technology will be successful or that additional systems issues will not arise in the future. If our information technology systems, products or services or sensitive data are compromised, patients or employees could be exposed to financial or medical identity theft or suffer a loss of product functionality, and we could lose existing customers, have difficulty attracting new customers, have difficulty preventing, detecting, and controlling fraud, be exposed to the loss or misuse of confidential information, have disputes with customers, physicians, and other health care professionals, suffer regulatory sanctions or penalties, experience increases in operating expenses or an impairment in our ability to conduct our operations, incur expenses or lose revenues as a result of a data privacy breach, product failure, information technology outages or disruptions, or suffer other adverse consequences including lawsuits or other legal action and damage to our reputation.

22

Our future performance will depend on the continued engagement of key members of our management team, and the loss of one or more of the key members of our management team could have a negative impact on our business.

Our future performance depends to a large extent on the continued services of members of our current management including, in particular, our Chief Executive Officer and Chief Financial Officer. In the event that we lose the continued services of such key personnel for any reason, this could have a material adverse effect on our business, operations and prospects.

If we are not able to attract and retain highly skilled managerial, scientific and technical personnel, we may not be able to implement our business model successfully.

We believe that our management team must be able to act decisively to apply and adapt our business model in the markets in which we will compete. In addition, we will rely upon technical and scientific employees or third-party contractors to effectively establish, manage and grow our business. Consequently, we believe that our future viability will depend largely on our ability to attract and retain highly skilled managerial, sales, scientific and technical personnel. In order to do so, we may need to pay higher compensation or fees to our employees or consultants than we currently expect, and such higher compensation payments would have a negative effect on our operating results. Competition for experienced, high-quality personnel is intense and we cannot assure that we will be able to recruit and retain such personnel. We may not be able to hire or retain the necessary personnel to implement our business strategy. Our failure to hire and retain such personnel could impair our ability to develop new products and manage our business effectively.

If we or our manufacturers fail to comply with applicable regulatory quality system regulations or any applicable equivalent regulations, our proposed operations could be interrupted, and our operating results may be negatively impacted.

We and any third-party manufacturers and suppliers of ours will be required, to the extent of applicable regulation, to follow the quality system regulations of each jurisdiction we will seek to penetrate and also will be subject to the regulations of these jurisdictions regarding the manufacturing processes. If we or any third-party manufacturers or suppliers of ours are found to be in significant non-compliance or fail to take satisfactory corrective action in response to adverse regulatory findings in this regard, regulatory agencies could take enforcement actions against us and such manufacturers or suppliers, which could impair or prevent our ability to produce our products in a cost-effective and timely manner in order to meet customers’ demands. Accordingly, our operating results would suffer.

We may be subject to healthcare fraud and abuse laws and regulations which, if violated, could subject us to substantial penalties. Additionally, any challenge to or investigation into our practices under these laws could cause adverse publicity and be costly to respond to, and thus could harm our business.

There are numerous U.S. federal and state, as well as foreign, laws pertaining to healthcare fraud and abuse, including anti-kickback, false claims and transparency laws. Many international healthcare laws and regulations apply to the glucose monitoring business and medical devices. We will be subject to certain regulations regarding commercial practices false claims. The federal civil and criminal false claims laws, including the federal civil False Claims Act, which prohibit, among other things, individuals, or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid or other federal healthcare programs that are false or fraudulent. Private individuals can bring False Claims Act “qui tam” actions, on behalf of the government and such individuals, commonly known as “whistleblowers,” may share in amounts paid by the entity to the government in fines or settlement. When an entity is determined to have violated the federal civil False Claims Act, the government may impose substantial penalties plus three times the amount of damages which the government sustains because of the submission of a false claim, and exclude the entity from participation in Medicare, Medicaid and other federal healthcare programs.

If our operations or arrangements are found to be in violation of governmental regulations, we may be subject to civil and criminal penalties, damages, fines and the curtailment of our operations. All of these penalties could adversely affect our ability to operate our business and our financial results.

23

Product liability suits, whether or not meritorious, could be brought against us due to an alleged defective product or for the misuse of the SGT and IFP Drug Screening System. These suits could result in expensive and time-consuming litigation, payment of substantial damages, and an increase in our insurance rates.

If the SGT and IFP Drug Screening System or any future diagnostic test based on the Biosensor Platform or IFP Drug Screening System is defectively designed or manufactured, contains defective components or is misused, or if someone claims any of the foregoing, whether or not meritorious, we may become subject to substantial and costly litigation. Misusing our devices or failing to adhere to the operating guidelines or our devices producing inaccurate meter readings could cause significant harm to patients, including death. In addition, if our operating guidelines are found to be inadequate, we may be subject to liability. Product liability claims could divert management’s attention from our core business, be expensive to defend and result in sizable damage awards against us. While we expect to maintain product liability insurance, we may not have sufficient insurance coverage for all future claims. Any product liability claims brought against us, with or without merit, could increase our product liability insurance rates or prevent us from securing continuing coverage, could harm our reputation in the industry and could reduce revenue. Product liability claims in excess of our insurance coverage would be paid out of cash reserves harming our financial condition and adversely affecting our results of operations.

If we are found to have violated laws protecting the confidentiality of patient health information, we could be subject to civil or criminal penalties, which could increase our liabilities and harm our reputation or our business.

Part of our business plan includes the storage and potential monetization of data of users of the SGT. There are several laws around the world protecting the confidentiality of certain patient health information, including patient records, and restricting the use and disclosure of that protected information. Privacy rules protect medical records and other personal health information by limiting their use and disclosure, giving individuals the right to access, amend and seek accounting of their own health information and limiting most use and disclosures of health information to the minimum amount reasonably necessary to accomplish the intended purpose. We may face difficulties in holding such information in compliance with applicable law. If we are found to be in violation of the privacy rules, we could be subject to civil or criminal penalties, which could increase our liabilities, harm our reputation and have a material adverse effect on our business, financial condition and results of operations.

We could be party to litigation or other legal proceedings that could adversely affect our business, results of operations and reputation.

We may be subject to litigation and other legal proceedings that may adversely affect our business. These legal proceedings may involve claims brought by employees, government agencies, suppliers, shareholders or others through private actions, class actions, administrative proceedings, regulatory actions, or other litigation. These legal proceedings may involve allegations of illegal, unfair or inconsistent employment practices, including wage and hour, employment of minors, discrimination, harassment, wrongful termination, and vacation and family leave laws; data security or privacy breaches; violation of the federal securities laws or other concerns.

We could be involved in litigation and legal proceedings in the future. Even if the allegations against us in future legal matters are unfounded or we ultimately are not held liable, the costs to defend ourselves may be significant and the litigation may subject us to substantial settlements, fines, penalties or judgments against us and may consume management’s bandwidth and attention, some or all of which may negatively impact our financial condition and results of operations. Litigation also may generate negative publicity, regardless of whether the allegations are valid, or we ultimately are liable, which could damage our reputation, and adversely impact our sales and our relationship with our employees, clients, and guests.

24

Risks Related to Product Development and Regulatory Approval

The regulatory approval process which we may be required to navigate may be expensive, time-consuming, and uncertain and may prevent us from obtaining clearance for the product launch of the SGT and IFP products in certain jurisdiction or our any future product.

We intend to market the SGT following regulatory approval. The IFP products may also require regulatory approval in certain jurisdictions to market. To date, we have not received regulatory approval in any jurisdiction. The research, design, testing, manufacturing, labelling, selling, marketing and distribution of medical devices are subject to extensive regulation by country-specific regulatory authorities, which regulations differ from country to country. There can be no assurance that, even after such time and expenditures, we will be able to obtain necessary regulatory approvals for clinical testing or for the manufacturing or marketing of any products. In addition, during the regulatory process, other companies may develop other technologies with the same intended use as our products. We also will be subject to numerous post-marketing regulatory requirements, which may include labelling regulations and medical device reporting regulations, which may require us to report to different regulatory agencies if our device causes or contributes to a death or serious injury, or malfunctions in a way that would likely cause or contribute to a death or serious injury. In addition, these regulatory requirements may change in the future in a way that adversely affects us. If we fail to comply with present or future regulatory requirements that are applicable to us, we may be subject to enforcement action by regulatory agencies, which may include, among others, any of the following sanctions:

●	untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;
●	customer notification, or orders for repair, replacement or refunds;
●	voluntary or mandatory recall or seizure of our current or future products;
●	imposing operating restrictions, suspension or shutdown of production;
●	refusing our requests for clearance or pre-market approval of new products, new intended uses or modifications to the SGT, IFP products or future products;
●	rescinding clearance or suspending or withdrawing pre-market approvals that have already been granted; and
●	criminal prosecution.

The occurrence of any of these events may have a material adverse effect on our business, financial condition and results of operations.

Clinical data obtained subsequent to the implementation of the clinical evidence module may not meet the required objectives, which could delay, limit or prevent additional regulatory approval.

There can be no assurance that we will successfully complete any clinical evaluations necessary to receive regulatory approvals. The preliminary results have been encouraging and indicative of the potential performance of the SGT, data already obtained, or to be obtained in future, from clinical studies do not necessarily predict the results that will be obtained from later clinical evaluations. We market the IFP products in certain jurisdiction as POCT screening device. The clinical studies undertaken to date, may not meet the requirements of certain regulatory bodies for us to market in those jurisdictions. The failure to adequately demonstrate the analytical performance characteristics of the device under development could delay or prevent regulatory approval of the device, which could prevent or result in delays to market launch and could materially harm our business. There can be no assurance that we will be able to receive approval for any potential applications of our principal technology, or that we will receive regulatory clearances from targeted regions or countries.

25

We may be unable to complete required clinical evaluations, or we may experience significant delays in completing such clinical evaluations, which could prevent or significantly delay our targeted product launch timeframe and impair our business plan.

The completion of any future clinical evaluations for the SGT and IFP products, or other studies that we may be required to undertake in the future for the SGT or other products based on the Biosensor Platform and IFP Drug Screening System could be delayed, suspended or terminated for several reasons, including:

●	we may fail to or be unable to conduct the clinical evaluation in accordance with regulatory requirements;
●	sites participating in the trial may drop out of the trial, which may require us to engage new sites for an expansion of the number of sites that are permitted to be involved in the trial;
●	patients may not enrol in, remain in or complete, the clinical evaluation at the rates we expect; and
●	clinical investigators may not perform our clinical evaluation on our anticipated schedule or consistent with the clinical evaluation protocol and good clinical practices.

If our clinical evaluations are delayed it will take us longer to ultimately launch the SGT and our other products in the market and generate revenues. Moreover, our development costs will increase if we have material delays in our clinical evaluation or if we need to perform more or larger clinical evaluations than planned.

We are subject to the risk of reliance on third parties to conduct our clinical evaluation work, their inability to comply with good clinical practice and relevant regulation could adversely affect the clinical development of our product candidates and harm our business.

We will depend on independent clinical investigators to conduct our clinical evaluations. Contract research organizations may also assist us in the collection and analysis of data. These investigators and contract research organizations will not be our employees and we will not be able to control, other than by contract, the amount of resources, including time that they devote to products that we develop. If independent investigators fail to devote sufficient resources to our clinical evaluations, or if their performance is substandard, it will delay the approval or clearance and ultimately the market launch of any products that we develop. Further, regulatory bodies require that we comply with standards, commonly referred to as good clinical practice, for conducting, recording and reporting clinical evaluations to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial subjects are protected. If our independent clinical investigators and contract research organizations fail to comply with good clinical practice, the results of our clinical evaluations could be called into question and the clinical development of our product candidates could be delayed. Failure of clinical investigators or contract research organizations to meet their obligations to us or comply with applicable regulations could adversely affect the clinical development of our product candidates and harm our business. Moreover, we intend to have several clinical evaluations in order to support our marketing efforts and business development purposes. Such clinical evaluations will be conducted by third parties as well. Failure of such clinical evaluations to meet their primary endpoints could adversely affect our marketing efforts.

Risks Related to Our Intellectual Property

Our success will depend on our ability to obtain, maintain and protect our intellectual property rights

In order to remain competitive, we must develop, maintain and protect the proprietary aspects of our brands, technologies and data. We rely on a combination of contractual provisions, confidentiality procedures and patent, copyright, trademark, trade secret and other intellectual property laws to protect the proprietary aspects of our brands, technologies and data. These legal measures afford only limited protection, and competitors or others may gain access to or use our intellectual property and proprietary information. Our success will depend, in part, on preserving our trade secrets, maintaining the security of our data and know-how and obtaining and maintaining other intellectual property rights by us. We may not be able to obtain or maintain intellectual property or other proprietary rights necessary to our business or in a form that provides us with a competitive advantage.

26

In addition, our trade secrets, data and know-how could be subject to unauthorized use, misappropriation, or disclosure to unauthorized parties, despite our efforts to enter into confidentiality agreements with our employees, consultants, clients and other vendors who have access to such information and could otherwise become known or be independently discovered by third parties. Our intellectual property, including trademarks, could be challenged, invalidated, infringed, and circumvented by third parties, and our trademarks could also be diluted, declared generic or found to be infringing on other marks. If any of the foregoing occurs, we could be forced to re-brand our products, resulting in loss of brand recognition and requiring us to devote resources to advertising and marketing new brands, and suffer other competitive harm. Third parties may also adopt trademarks similar to ours, which could harm our brand identity and lead to market confusion. Failure to obtain and maintain intellectual property rights necessary to our business and failure to protect, monitor and control the use of our intellectual property rights could negatively impact our ability to compete and cause us to incur significant expenses. The intellectual property laws and other statutory and contractual arrangements in the United States and other jurisdictions we depend upon may not provide sufficient protection in the future to prevent the infringement, use, violation or misappropriation of our trademarks, data, technology and other intellectual property and services, and may not provide an adequate remedy if our intellectual property rights are infringed, misappropriated or otherwise violated.

We rely, in part, on our ability to obtain, maintain, expand, enforce, and defend the scope of our intellectual property portfolio or other proprietary rights, including the amount and timing of any payments we may be required to make in connection the filing, defense and enforcement of any patents or other intellectual property rights. The process of applying for and obtaining a patent is expensive, time consuming and complex, and we may not be able to file, prosecute, maintain, enforce all necessary or desirable patent applications at a reasonable cost, in a timely manner, or in all jurisdictions where protection may be commercially advantageous, or we may not be able to protect our proprietary rights at all. Despite our efforts to protect our proprietary rights, unauthorized parties may be able to obtain and use information that we regard as proprietary. In addition, the issuance of a patent does not ensure that it is valid or enforceable, so even if we obtain patents, they may not be valid or enforceable against third parties. Our patent applications may not result in issued patents and our patents may not be sufficiently broad to protect our technology.

The degree of future protection for our proprietary rights is uncertain, and we cannot ensure that:

●	any of our patents, or any of our pending patent applications, if issued, will include claims having a scope sufficient to protect our products;
●	any of our pending patent applications will issue as patents;
●	we will be able to successfully commercialize our products on a substantial scale, if approved, before our relevant patents we may have expire;
●	we were the first to make the inventions covered by each of our patents and pending patent applications;
●	we were the first to file patent applications for these inventions;
●	others will not develop similar or alternative technologies that do not infringe our patents; any of our patents will be found to ultimately be valid and enforceable
●	any patents issued to us will provide a basis for an exclusive market for our commercially viable products, will provide us with any competitive advantages or will not be challenged by third parties
●	we will develop additional proprietary technologies or products that are separately patentable; or
●	our commercial activities or products will not infringe upon the patents of others.

Moreover, even if we are able to obtain patent protection, such patent protection may be of insufficient scope to achieve our business objectives. Issued patents may be challenged, narrowed, invalidated or circumvented. Decisions by courts and governmental patent agencies may introduce uncertainty in the enforceability or scope of patents owned by or licensed to us. Furthermore, the issuance of a patent does not give us the right to practice the patented invention. Third parties may have blocking patents that could prevent us from marketing our own products and practicing our own technology. Alternatively, third parties may seek approval to market their own products similar to or otherwise competitive with our products. In these circumstances, we may need to defend or assert our patents, including by filing lawsuits alleging patent infringement. In any of these types of proceedings, a court or agency with jurisdiction may find our patents invalid, unenforceable or not infringed; competitors may then be able to market products and use manufacturing and analytical processes that are substantially similar to ours. Even if we have valid and enforceable patents, these patents still may not provide protection against competing products or processes sufficient to achieve our business objectives

27

Obtaining and maintaining patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

The United States Patent and Trademark Office (the “USPTO”) and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. In addition, periodic maintenance fees on issued patents often must be paid to the USPTO and foreign patent agencies over the lifetime of the patent. While an unintentional lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. If we fail to maintain the patents and patent applications covering our products, we may not be able to stop a competitor from marketing products that are the same as or similar to our products, which would have a material adverse effect on our business.

Patent terms may not be able to protect our competitive position for an adequate period of time with respect to our current or future technologies

Patents have a limited lifespan. In the United States, the standard patent term is typically 20 years after filing. Various extensions may be available. Even so, the life of a patent and the protection it affords are limited. As a result, our patent portfolio provides us with limited rights that may not last for a sufficient period of time to exclude others from commercializing products similar or identical to ours. For example, given the large amount of time required for the research, development, testing and regulatory review of medical devices, patents protecting our products might expire before or shortly after they are commercialized.

Extensions of patent term may be available, but there is no guarantee that we would succeed in obtaining any particular extension-and no guarantee any such extension would confer patent term for a sufficient period of time to exclude others from commercializing products similar or identical to ours.

Additionally, an extension may not be granted or may be limited where there is, for example, a failure to exercise due diligence during the testing phase or regulatory review process, failure to apply within applicable deadlines, failure to apply before expiration of relevant patents, or some other failure to satisfy applicable requirements. If this occurs, our competitors may be able to launch their products earlier by taking advantage of our investment in development and clinical trials along with our clinical and pre-clinical data. This could have a material adverse effect on our business and ability to achieve profitability

28

We and/or the Licensor may be subject to claims alleging the violation of the intellectual property rights of others, which could involve in lawsuits to protect or enforce our intellectual property rights, which could be expensive, time consuming and unsuccessful

We may face significant expense and liability as a result of litigation or other proceedings relating to intellectual property rights of others. In the event that another party has intellectual property protection relating to an invention or technologies licensed by us from the Licensor, we and/or the Licensor may be required to participate in an interference proceeding declared by the regulatory authorities to determine priority of invention, which could result in substantial uncertainties and costs for us, even if the eventual outcome was favorable to us. We and/or the Licensor also could be required to participate in interference proceedings involving intellectual property of another entity. An adverse outcome in an interference proceeding could require us and/or the Licensor to cease using the technology, to substantially modify it or to license rights from prevailing third parties, which could delay or prevent the launch of our products in the market or adversely affect our profitability. The cost to us of any intellectual property litigation or other proceeding relating the intellectual property licensed by us from the Licensor, even if resolved in our favor, could be substantial, especially given our early stage of development. A third-party may claim that we and/or the Licensor are using inventions claimed by their intellectual property and may go to court to stop us and/or the Licensor from engaging in our normal operations and activities, such as research, development and the sale of any future products. Such lawsuits are expensive and would consume significant time and other resources. There is a risk that a court will decide that we and/or the Licensor are infringing the third-party’s intellectual property and will order us to stop the activities claimed by the intellectual property. In addition, there is a risk that a court will order us and/or the Licensor to pay the other party damages for having infringed their intellectual property. While the Licensor is required to indemnify us for certain losses in connection with such proceedings, there can be no assurance that the Licensor will be able to satisfy any such obligation. Moreover, there is no guarantee that any prevailing intellectual property owner would offer us a license so that we could continue to engage in activities claimed by the intellectual property, or that such a license, if made available to us, could be acquired on commercially acceptable terms.

Licensor is undergoing equity recapitalization the outcome of which could materially and adversely affect the Company’s ability to use IP rights for the Licensed Products, as well as our business, financial condition and operating results.

We are party to the SGT License Agreement with LSBD, pursuant to which, among other things, the Company licenses certain products from LSBD, and have a 50% interest in BiosensX (North America) Inc. which has exclusive license to use, make, sell and offer to sell products under the intellectual property rights in connection with the Biosensor technology the glucose/diabetes management field in the United States, Mexico and Canada. According to the Australian Securities and Investment Commission’s (ASIC’s), Companies and Organizations Register, on May 10, 2022, LSBD filed a Notice of Appointment of External Administrator, followed by a filing of a Deed of Company Arrangement on the August 2, 2022. We understand that LSBD is proposing to undergo a recapitalization of its equity structure on or before June 30, 2023. The terms of such recapitalization or other outcome of such administration of LSBD could result in, among other things, change in control of the Licensor or more parties other than LSBD becoming the owner of the Intellectual Property (IP) rights. Accordingly, this has an inherent risk of the possibility of modifications to, or the Company’s ability to use, the Licensed Products, which could materially and adversely affect the Company’s business, financial condition and operating results.

We depend on intellectual property licensed from the Licensor for our SGT products, and any absence of legal effect of the license or dispute over the license would significantly harm our business.

We are dependent on the intellectual property licensed from the Licensor for our SGT products. Although the License Agreement may not be terminated by the Licensor as long as we are continuing our operations, any absence of legal effect of the license could result in the loss of significant rights and could harm our ability to launch the SGT in the market. Disputes may also arise between us and the Licensor regarding intellectual property subject to the License Agreement. If disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on acceptable terms or are insufficient to provide us the necessary rights to use the intellectual property, we may be unable to successfully develop and launch the SGT and our other product candidates from Biosensor Platform. If we or the Licensor fail to adequately protect this intellectual property, our ability to launch our products in the market also could suffer. For so long as we are dependent on the intellectual property covered by the License Agreement for the pursuit of our business, any such disputes relating to the License Agreement or failure to protect the intellectual property could adversely affect our business, results of operations and financial condition.

29

We will depend primarily on the Licensor to file, prosecute, maintain, defend and enforce intellectual property that we license from it and that is material to our business.

The intellectual property relating to the COV2T and/or SGT is owned by the Licensor. Under the License Agreement, the Licensor generally has the right to file, prosecute, maintain and defend the intellectual property we have licensed from the Licensor. If the Licensor fails to conduct these activities for intellectual property protection covering any of our product candidates, our ability to develop and launch those product candidates may be adversely affected and we may not be able to prevent competitors from making, using or selling competing products. In addition, pursuant to the terms of the License Agreement with the Licensor, the Licensor generally has the right to control the enforcement of our licensed intellectual property and the defense of any claims asserting the invalidity of that intellectual property. We cannot be certain that the Licensor will allocate sufficient resources to and otherwise prioritize the enforcement of such intellectual property or the defense of such claims to protect our interests in the licensed intellectual property. In the absence of action by the Licensor, we may be unable to protect and enforce the proprietary rights on which our business relies. Even if we are not a party to these legal actions, an adverse outcome could harm our business because it might prevent us from continuing to use the licensed intellectual property that we need to operate our business. In addition, even if we take control of the prosecution of licensed intellectual property and related applications, enforcement of licensed intellectual property, or defense of claims asserting the invalidity of that intellectual property, we may still be adversely affected or prejudiced by actions or inactions of the Licensor and its counsel that took place prior to or after our assuming control, and we cannot ensure the cooperation of the Licensor in any such action. Furthermore, if we take action to protect, enforce or defend the licensed intellectual property, we may incur significant costs and the attention of our management may be diverted from our normal business operations. As a result, our business, results of operations and financial condition could be materially and adversely affected.

We and the Licensor may be unable to protect or enforce the intellectual property rights licensed to us, which could impair our competitive position.

For our business to be viable and to compete effectively, the proprietary rights with respect to the technologies and intellectual property used in our products must be developed and maintained. The Licensor relies primarily on patent protection and trade secrets, as well as a combination of copyright and trademark laws and nondisclosure and confidentiality agreements to protect its technology and intellectual property rights. There are significant risks associated with the Licensor’s ability (or our ability, in the absence of action by the Licensor) to protect the intellectual property licensed to us, including:

●	pending intellectual property applications may not be approved or may take longer than expected to result in approval in one or more of the countries in which we operate;
●	the Licensor’s intellectual property rights may not provide meaningful protection;
●	other companies may challenge the validity or extent of the Licensor’s patents and other proprietary intellectual property rights through litigation, oppositions and other proceedings. These proceedings can be protracted as well as unpredictable;
●	other companies may have independently developed (or may in the future independently develop) similar or alternative technologies, may duplicate the Licensor’s technologies or may design their technologies around the Licensor’s technologies;
●	enforcement of intellectual property rights is complex, uncertain and expensive, and may be subject to lengthy delays. In the event we take control of any such action under the License Agreement, our ability to enforce our intellectual property protection could be limited by our financial resources; and
●	the other risks described in “—Risks Related to Our Intellectual Property.”

If any of the Licensor’s patents or other intellectual property rights fail to protect the technologies licensed by us, it would make it easier for our competitors to offer similar products. Any inability on the Licensor’s part (or on our part, in the absence of action by the Licensor) to adequately protect its intellectual property may have a material adverse effect on our business, financial condition and results of operations.

30

We and the Licensor have limited foreign intellectual property rights and may not be able to protect those intellectual property rights, which means that we and/or Licensor may not be able to prevent third parties from practicing our inventions or from selling or importing products made using those inventions.

Our intellectual property rights include intellectual property licensed from the Licensor for our SGT Products and rights related to the IFP products. The we and the Licensor have determined that filing, prosecuting and defending intellectual property rights in all countries globally would be prohibitively expensive, and intellectual property rights in some countries can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property to the same extent as laws in the United States. Consequently, we and/or the Licensor may not be able to prevent third parties from practicing our inventions or from selling or importing products made using our inventions. Competitors may use our technologies in jurisdictions where we have not obtained intellectual property rights to develop their own products and further, may export otherwise infringing products to territories where we have intellectual property protection, but enforcement is not as strong as that in the United States. Policing unauthorized use of proprietary technology is difficult and expensive. The legal systems of certain countries do not favor the enforcement of trade secrets and other intellectual property, particularly those relating to medical device products, which could make it difficult for us to stop the infringement of our intellectual property or marketing of competing products industry of our proprietary rights generally. An adverse determination or an insufficient damage award in any such litigation could materially impair our intellectual property rights and may otherwise harm our business. In addition, some developing countries in the APAC Region have compulsory licensing laws under which an intellectual property owner may be compelled to grant licenses to third parties. In those countries, we and/or the Licensor may have limited remedies if our intellectual property is infringed or if we and/or the Licensor are compelled to grant a license to a third-party, which could materially diminish the value of that intellectual property. Furthermore, we may not be able to register or otherwise protect the trademark “Glucose Biosensor” in developing countries in the APAC Region.

We and the Licensor rely on confidentiality agreements that could be breached and may be difficult to enforce, which could result in third parties using our intellectual property to compete against us.

Although we believe that we and the Licensor take reasonable steps to protect our intellectual property, including the use of agreements relating to the non-disclosure of confidential information to third parties, as well as agreements that purport to require the disclosure and assignment to us of the rights to the ideas, developments, discoveries and inventions of our employees and consultants while we or the Licensor employ them, the agreements can be difficult and costly to enforce. Although we and the Licensor seek to enter into these types of agreements with contractors, consultants, advisors and research collaborators, to the extent that employees and consultants utilize or independently develop intellectual property in connection with any of our projects, disputes may arise as to the intellectual property rights associated with our technology. If a dispute arises, a court may determine that the right belongs to a third-party. In addition, enforcement of our rights and the rights of the Licensor can be costly and unpredictable. We and the Licensor also rely on trade secrets and proprietary know-how that we and the Licensor may seek to protect in part by confidentiality agreements with employees, contractors, consultants, advisors or others. Despite the protective measures we employ, we and the Licensor still face the risk that:

●	these agreements may be breached;
●	these agreements may not provide adequate remedies for the applicable type of breach;
●	our proprietary know-how will otherwise become known; or
●	our competitors will independently develop similar technology or proprietary information.

We and the Licensor may be subject to claims challenging the invention of the intellectual property that we license from the Licensor.

We and the Licensor may be subject to claims that former employees, collaborators or other third parties have an interest in intellectual property as an inventor or co-inventor. For example, we and the Licensor may have inventorship disputes arising from conflicting obligations of consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship. If we and the Licensor fail in defending any such claims, in addition to paying monetary damages, we and the Licensor may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. As a result, it is unclear whether and, if so, to what extent employees of ours and the Licensor may be able to claim compensation with respect to our future revenue. We may receive less revenue from future products if any of employees of the Licensor or us successfully claim compensation for their work in developing our intellectual property, which in turn could impact our future profitability.

31

Risks Related to Our Industry

Our products and operations are subject to extensive government regulation and oversight both in the United States and abroad. If we fail to obtain and maintain necessary regulatory approvals current IFP products, or if approvals for future products and indications are delayed or not issued, it will negatively affect our business, financial condition and results of operations.

Our proprietary IFP Drug Screening System is subject to extensive regulation in the United States and abroad, including the European Union, our largest market for the IFP Drug Screening System. Government regulations specific to medical devices are wide ranging and govern, among other things:

●	Product design, development, manufacture, and release;
●	Laboratory, pre-clinical and clinical testing, labeling, packaging, storage and distribution;
●	Product safety and efficacy;
●	Premarketing clearance or approval;
●	Service operations;
●	Record keeping;
●	Product marketing, promotion and advertising, sales and distribution;
●	Post-marketing surveillance, including reporting of deaths or serious injuries and recalls and correction and removals;
●	Post-market approval studies; and
●	Product import and export.

If we fail to remain in compliance with applicable European laws and directives, we would be unable to continue to affix the CE mark to our products, which would prevent us from selling them within the European Economic Area (“EEA”).

We plan to commence required regulatory approval process with FDA in the United States, which may be an expensive, lengthy and unpredictable process. We may not be able to obtain any necessary clearances or approval or may be unduly delayed in doing so, which will negatively affect our business, financial condition and results of operations. Furthermore, even if we are granted regulatory clearances or approvals, they may include significant limitations on the indicated uses for the product, which may limit the market for product.

The FDA can delay, limit or deny clearance or approval of a device for many reasons, including:

●	Our inability to demonstrate to the satisfaction of the FDA or the applicable regulatory entity or notified body that our products are safe or effective for their intended uses;
●	The disagreement of the FDA or the applicable foreign regulatory body with the design or implementation of our clinical trials or the interpretation of data from pre-clinical studies or clinical trials;
●	Serious and unexpected adverse effects experienced by participants in our clinical trials;
●	The data from our pre-clinical studies and clinical trials may be insufficient to support clearance or approval, where required;
●	Our inability to demonstrate that the clinical and other benefits of the product outweigh the risks;
●	The manufacturing process or facilities we use may not meet applicable requirements; and
●	The potential for approval policies or regulations of the FDA or applicable foreign regulatory bodies to change significantly in a manner rendering our clinical data or regulatory filings insufficient for clearance or approval.

32

Furthermore, the FDA and state and international authorities have broad enforcement powers. Our failure to comply with applicable regulatory requirements could result in enforcement action by any such agency, which may include any of the following sanctions:

●	Adverse publicity, warning letters, fines, injunctions, consent decrees and civil penalties;
●	Repair, replacement, refunds, recall or seizure of our products;
●	Operating restrictions, partial suspension or total shutdown of production;
●	Denial of our requests for regulatory clearance or premarket approval of new products or services, new intended uses or modifications to existing products or services;
●	Withdrawal of regulatory clearance or premarket approvals that have already been granted; or
●	Criminal prosecution.

If any of these events were to occur, it will negatively affect our business, financial condition and results of operations.

In addition, the medical device and other medical product industries in the APAC Region, where we plan to expand our product offering in the near future are generally subject to comprehensive government regulation and supervision, encompassing the approval, registration, manufacturing, packaging, licensing and marketing of new products. In addition, the regulatory frameworks in the APAC Region regarding our industry are subject to change. Any such changes may result in increased compliance costs on our business or cause delays in or prevent the successful development or launch of our product candidates in the APAC Region. The regulatory authorities in the countries and territories constituting the APAC Region also may launch investigations of individual companies or on an industry-wide basis. The costs and time necessary to respond to an investigation can be material. Any failure by us or our partners to maintain compliance with applicable laws and regulations or obtain and maintain required licenses and permits may result in the suspension or termination of our business activities in certain countries and territories in the APAC Region or in the region as a whole.

Compliance with environmental laws and regulations could be expensive, and the failure to comply with these laws and regulations could subject us to significant liability.

Our research, development and manufacturing operations including product assembly line at Cambridge, UK involve the use of hazardous substances, and we are subject to a variety foreign environmental laws and regulations relating to the storage, use, handling, generation, manufacture, treatment, discharge and disposal of hazardous substances. Our products may also contain hazardous substances, and they are subject laws and regulations relating to labelling requirements and to their sale, collection, recycling, treatment, storage and disposal. Compliance with these laws and regulations may be expensive and noncompliance could result in substantial fines and penalties. Environmental laws and regulations also impose liability for the remediation of releases of hazardous substances into the environment and for personal injuries resulting from exposure to hazardous substances, and they can give rise to substantial remediation costs and to third-party claims, including for property damage and personal injury. Liability under environmental laws and regulations can be joint and several and without regard to fault or negligence, and they tend to become more stringent over time, imposing greater compliance costs and increased risks and penalties associated with violations. We cannot assure you that violations of these laws and regulations, or releases of or exposure to hazardous substances, will not occur in the future or have not occurred in the past, including as a result of human error, accidents, equipment failure or other causes. The costs of complying with environmental laws and regulations, and liabilities that may be imposed for violating them, or for remediation obligations or responding to third-party claims, could negatively affect our business, financial condition and results of operations.

33

If we or our suppliers fail to comply The United Kingdom Accreditation Services (UKAS), FDA’s Quality System Regulation (QSR) and CE (European Conformity) Markings and other relevant regulations regulation, our manufacturing or distribution operations could be delayed or shut down and our revenue could suffer.

Our manufacturing and design processes for certain of our products and those of certain of our third-party suppliers are required to comply with The United Kingdom Accreditation Services (UKAS), FDA’s QSR and CE markings in the European Union. This covers procedures and documentation of the design, testing, production, control, quality assurance, labelling, packaging, storage and shipping of our IFP Drug Screening System. We are also subject to ongoing International Organization for Standardization (“ISO 13485”) compliance in all operations, including design, manufacturing, and service, to maintain our CE Mark. In addition, we must engage in extensive recordkeeping and reporting and must make available our facilities and records for periodic unannounced inspections by governmental agencies, including the FDA, state authorities, European Union Notified Bodies and comparable agencies in other countries. If we fail a regulatory inspection, our operations could be disrupted and our manufacturing interrupted. Failure to take adequate corrective action in response to an adverse regulatory inspection could result in, among other things, a shutdown of our manufacturing or product distribution operations, significant fines, suspension of marketing clearances and approvals, seizures or recalls of our device, operating restrictions and criminal prosecutions, any of which would negatively affect our business, financial condition and results of operations. Furthermore, our key component suppliers may not currently be or may not continue to be in compliance with applicable regulatory requirements, which may result in manufacturing delays for our product and cause our revenue to decline.

We can provide no assurance that we will continue to remain in compliance with the UKAS, QSR and European Union Notified Bodies. If the FDA, UKAS and European Union of Notified Bodies inspect any of our facilities and discover compliance problems, we may have to cease manufacturing and product distribution until we can take the appropriate remedial steps to correct the audit findings. Taking corrective action may be expensive, time consuming and a distraction for management and if we experience a delay at our manufacturing facility, we may be unable to produce our solutions, which will negatively affect our business, financial condition and results of operations.

We face intense competition in the self-monitoring of glucose market, particularly blood-based products, and as a result we may be unable to effectively compete in our industry.

The SGT, which is currently on commercialization phase, is expected to compete directly and primarily with large medical device companies, as well as with second and third tier companies having various levels of sophistication and resources. The large companies have most of the glucose monitoring business and strong research and development capacity. Their dominant market position over the last few decades and significant control over markets could significantly limit our ability to introduce the SGT and other products from the Biosensor Platform or effectively market and generate sales of the products. We have not yet entered the revenue stage from our SGT products, as these are still on the commercialization phase, and most of our competitors have long histories and strong reputations within the industry. They have significantly greater brand recognition, financial and human resources than we do. They also have more experience and capabilities in researching and developing testing devices, obtaining and maintaining regulatory clearances and other requirements, manufacturing and marketing those products than we do. There is a significant risk that we may be unable to overcome the advantages held by our competition, and our inability to do so could lead to the failure of our business. Competition in the glucose monitoring markets is intense, which can lead to, among other things, price reductions, longer selling cycles, lower product margins, loss of market share and additional working capital requirements. To succeed, we must, among other things, gain consumer acceptance for the SGT and other products that stem from the Biosensor Platform, as well as for our technical solutions, prices and response time, or a combination of these factors, other than those of other competitors. If our competitors offer significant discounts on certain products, we may need to lower our prices or offer other favorable terms in order to compete successfully. Moreover, any broad-based changes to our prices and pricing policies could make it difficult to generate revenues or cause our revenues, if established, to decline. Moreover, if our competitors develop and commercialize products that are more desirable than the SGT or the other products that we may develop, we may not convince customers to use our products. Any such changes would likely reduce our commercial opportunity and revenue potential and could materially adversely impact our operating results.

If we or the Licensor fail to respond quickly to technological or other developments, our products may become uncompetitive and obsolete.

The drug screening, medical testing and glucose monitoring markets may experience rapid technology developments, changes in industry standards, changes in customer requirements, changes in demand, and frequent new product introductions and improvements. If we or the Licensor are unable to respond to these developments, we may lose competitive position, and our other products may become uncompetitive or obsolete, causing our business and prospects to suffer.

In order to compete, we and the Licensor need to adjust, develop, license or acquire new technology on a schedule that keeps pace with technological and other developments and the requirements for products addressing a broad spectrum of needs. For example, as a result of the significant global progress made in mitigating the severity of the COVID-19 pandemic, the demand for COVID-19 testing products significantly diminished, which led us to redirect our resources and efforts away from developing products related to COVID testing to instead acquire and develop drug testing and screening systems.

34

Fluctuation in the value of foreign currencies may have a material adverse effect on your investment.

A substantial portion of our revenues and costs may be denominated in foreign currencies, such as the British Pound, Australian Dollar or Japanese Yen. Any significant change in value of these foreign currencies against the U.S. dollar may materially affect our cash flows, net revenues, earnings and financial position, and the value of, and any dividends payable on, our common stock in U.S. dollars. For example, an appreciation of any such foreign currency against the U.S. dollar would make any new investments or expenditures denominated in the foreign currency costlier to us, to the extent that we need to convert U.S. dollars into the foreign currency for such purposes. Conversely, a significant depreciation of any such foreign currency against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our common stock. If we decide to convert any such foreign currency into U.S. dollars for the purpose of making payments for dividends on our common stock, strategic acquisitions or investments or other business purposes, appreciation of the U.S. dollar against the foreign currency would have a negative effect on the U.S. dollar amount available to us. We do not expect to hedge against the risks associated with fluctuations in exchange rates and, therefore, exchange rate fluctuations could have an adverse impact on our future operating results. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

We are subject to laws and regulations governing business conduct, which will require us to develop and implement costly compliance programs.

We must comply with a wide range of laws and regulations to prevent corruption, bribery, and other unethical business practices, including the FCPA, anti-bribery and anti-corruption laws in other countries. The creation and implementation of international business practices compliance programs is costly and such programs are difficult to enforce, particularly where reliance on third parties is required. Anti-bribery laws prohibit us, our employees, and some of our agents or representatives from offering or providing any personal benefit to covered government officials to influence their performance of their duties or induce them to serve interests other than the missions of the public organizations in which they serve. Certain commercial bribery rules also prohibit offering or providing any personal benefit to employees and representatives of commercial companies to influence their performance of their duties or induce them to serve interests other than their employers. The FCPA also obligates companies whose securities are listed in the United States to comply with certain accounting provisions requiring us to maintain books and records that accurately and fairly reflect all transactions of the corporation, including international subsidiaries, and devise and maintain an adequate system of internal accounting controls for international operations. The anti-bribery provisions of the FCPA are enforced primarily by the Department of Justice. The SEC is involved with enforcement of the books and records provisions of the FCPA. Compliance with these anti-bribery laws is expensive and difficult, particularly in countries in which corruption is a recognized problem. In addition, the anti-bribery laws present particular challenges in the medical products industries because in many countries, a majority of hospitals are state-owned or operated by the government, and doctors and other hospital employees are considered civil servants. Furthermore, in certain countries, hospitals and clinics are permitted to sell medical devices to their patients and are primary or significant distributors of medical devices. Certain payments to hospitals in connection with clinical studies, procurement of medical devices and other work have been deemed to be improper payments to government officials that have led to vigorous anti-bribery law enforcement actions and heavy fines in multiple jurisdictions, particularly in the United States and China. It is not always possible to identify and deter violations, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. In the medical products industries, corrupt practices include, among others, acceptance of kickbacks, bribes or other illegal gains or benefits by the hospitals and medical practitioners from medical device manufacturers, distributors or their third-party agents in connection with the prescription of certain medical devices or disposables. If our employees, affiliates, distributors or third-party marketing firms violate these laws or otherwise engage in illegal practices with respect to their sales or marketing of our products or other activities involving our products, we could be required to pay damages or heavy fines by multiple jurisdictions where we operate, which could materially and adversely affect our financial condition and results of operations. Our potential customers also may deny access to sales representatives from medical device companies because the potential customers want to avoid the perception of corruption, which could adversely affect our ability to promote our products. As we expand our operations in the APAC Region, we will need to increase the scope of our compliance programs to address the risks relating to the potential for violations of the FCPA and other anti-bribery and anti-corruption laws. Our compliance programs will need to include policies addressing not only the FCPA, but also the provisions of a variety of anti-bribery and anti-corruption laws in multiple jurisdictions, including provisions relating to books and records that apply to us as a public company, and will need to include effective training for our personnel throughout our organization. The creation and implementation of anti-corruption compliance programs is costly and such programs are difficult to enforce, particularly where reliance on third parties is required. Violation of the FCPA and other anti-corruption laws can result in significant administrative and criminal penalties for us and our employees, including substantial fines, suspension or debarment from government contracting, prison sentences, or even the death penalty in extremely serious cases in certain countries. The SEC also may suspend or bar us from trading securities on United States exchanges for violation of the FCPA’s accounting provisions. Even if we are not ultimately punished by government authorities, the costs of investigation and review, distraction of company personnel, legal defense costs, and harm to our reputation could be substantial and could limit our profitability or our ability to develop or launch our product candidates. In addition, if any of our competitors are not subject to the FCPA, they may engage in practices that will lead to their receipt of preferential treatment from potential customers and enable them to secure business from potential customers in ways that are unavailable to us.

35

Changes in the economic, political or social conditions or government policies in the APAC Region could have a material adverse effect on our business and operations.

The economies and societies of certain countries and territories in the APAC Region, continue to undergo significant change. Adverse changes in the political and economic policies in these countries and territories could have a material adverse effect on the overall economic growth of these countries and territories, which could adversely affect our ability to conduct business in these countries and territories. The governments of these countries and territories continue to adjust economic policies to promote economic growth. Some of these measures may benefit the overall economy, but may also have a negative effect on us. As the medical product industry grows and evolves in these countries and territories, the governments may also implement measures to change the structure of foreign investment in this industry. We are unable to predict any such policy changes, any of which could materially and adversely affect our ability to finance or conduct our business in these countries and territories. Any failure on our part to comply with changing government regulations and policies could result in the loss of our ability to develop and launch our product candidates in these countries and territories.

Risks Related to the Ownership of Our Common Stock

We may not be able to satisfy the continued listing requirements of Nasdaq or maintain the listing of our common stock on Nasdaq.

We must meet certain financial, liquidity and other listing requirements in order to maintain the listing of our Common Stock on the Nasdaq Capital Market. One of these requirements is that our Common Stock listed on the Nasdaq Capital Market maintain a minimum bid price of $1.00 or more per share (“Minimum Bid Price Requirement”). If we violate Nasdaq’s listing requirements or if we fail to meet any of Nasdaq’s listing standards without regaining compliance, our Common Stock may be delisted. A delisting of our Common Stock from Nasdaq may materially impair our shareholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. The delisting of our Common Stock could significantly impair our ability to raise capital and the value of your investment. The Company was previously out of compliance with the Minimum Bid Price Requirement, but on February 27, 2023, the Company received a letter from Nasdaq notifying the Company that it had regained compliance with this requirement. However, there can be no assurance that we will remain in compliance with the Minimum Bid Price Requirement. For additional information regarding the Company regaining compliance with the Minimum Bid Price Requirement, see “Prospectus Summary – Nasdaq Compliance.”

We have identified material weaknesses in our internal control over financial reporting. If our remediation of the material weaknesses is not effective, or if we experience additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

In connection with the preparation of our financial statements for the years ended June 30, 2021 and June 30, 2022, we identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal controls such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis.

The material weaknesses related to (a) the fact that the Company has not yet designed and maintained an effective control environment commensurate with its financial reporting requirements, including (i) that the Company had not yet completed the formally documented policies and procedures with respect to the review, supervision and monitoring of the Company’s accounting and reporting functions, (ii) the lack of evidence to support the performance of controls and the adequacy of review procedures, including the completeness and accuracy of information used in the performance of controls and (iii) that the Company had limited accounting personnel and other supervisory resources necessary to adequately execute the Company’s accounting processes and address its internal controls over financial reporting requirements; and (b) the lack of sufficient financial reporting and accounting personnel with appropriate knowledge of US GAAP and SEC reporting requirements to prepare consolidated financial statements and related disclosures in accordance with US GAAP and SEC reporting requirements.

We have implemented and are in the process of implementing measures designed to improve our internal control over financial reporting to remediate these material weaknesses, including the hiring of additional qualified accounting and finance personnel, enhancing our controls to improve the preparation and review over complex accounting measurements and the application of GAAP, and engaging independent experts and outside consultants.

We cannot assure you that the measures we have taken and that we intend to take will be sufficient to remediate the material weaknesses we have identified or avoid potential future material weaknesses. While we believe that our efforts will enhance our internal control, remediation of the material weaknesses will require further validation and testing of the design and operating effectiveness of internal controls over a sustained period of financial reporting cycles, and we cannot assure you that we have identified all, or that we will not in the future have additional, material weaknesses.

36

We are obligated to develop and maintain a system of effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may harm investor confidence in our company and, as a result, the value of our common stock.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal controls. We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. However, our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer an “emerging growth company” as defined in the JOBS Act, if we take advantage of the exemptions available to us through the JOBS Act. Even after we cease to be an “emerging growth company,” our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting unless we are an accelerated filer or a large accelerated filer (as defined under the Exchange Act). We are in the very early stages of the costly and challenging process of compiling the system and process documentation necessary to perform the evaluation needed to comply with Section 404. In this regard, we will need to continue to dedicate internal resources, engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. As we transition to the requirements of reporting as a public company, we may need to add additional finance staff. We may not be able to complete our evaluation and testing in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective. We may not be able to remediate any material weaknesses in a timely fashion. If we are unable to complete our evaluation and testing, or if we are unable to assert that our internal control over financial reporting is effective, particularly if we have been unable to remediate any material weaknesses identified, or if or our auditors, when required to do so, are unable to express an opinion that our internal controls are effective, investors could lose confidence in the accuracy and completeness of our financial reports, which could harm our stock price.

We are an emerging growth company and currently have limited accounting personnel and other supervisory resources. This can result in lack of necessary resources to adequately execute our accounting processes and address our internal controls over financial reporting requirements.

The Company is an emerging growth company. Prior to our IPO, which we completed in December 2020, the Company was a private corporation with limited accounting personnel and other supervisory resources necessary to adequately execute its accounting processes and address its internal controls over financial reporting requirements. As a result, previously existing internal controls are no longer sufficient, and the Company is in the process of updating these controls. The design and implementation of internal control over financial reporting for the Company’s post-IPO has required and will continue to require significant time and resources from management and other personnel.

Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or products.

Since our inception, our operations have been financed primarily by net proceeds from the sale of our convertible preferred stock and common stock, indebtedness and revenue from the sales of our products. We anticipate our future capital requirements will be substantial and that we will need to raise significant additional capital to fund our operations through equity or debt financing, or some combination thereof. We are currently exploring fundraising opportunities to meet these capital requirements. If we are unable to raise additional funding to meet our operational needs, we will be forced to limit or cease our operations.

In addition to our current capital needs, we regularly consider fundraising opportunities and may decide, from time to time, to raise capital based on various factors, including market conditions and our plans of operation. We may seek funds through borrowings or through additional rounds of financing, including private or public equity or debt offerings. Additional capital may not be available to us on acceptable terms on a timely basis, or at all. If adequate funds are not available, or if the terms of potential funding sources are unfavorable, our business and our ability to develop our technology and our products would be harmed. If we raise additional funds by issuing equity securities, our stockholders may suffer dilution and the terms of any financing may adversely affect the rights of our stockholders. In addition, as a condition to providing additional funds to us, future investors may demand, and may be granted, rights superior to those of existing stockholders. Debt financing, if available, is likely to involve restrictive covenants limiting our flexibility in conducting future business activities, and, in the event of insolvency, debt holders would be repaid before holders of our equity securities receive any distribution of our corporate assets. We also could be required to seek funds through arrangements with partners or others that may require us to relinquish rights or jointly own some aspects of our technologies or products that we would otherwise pursue on our own

37

The market price of our common stock may be significantly volatile.

The market price for our common stock may be significantly volatile and subject to wide fluctuations in response to factors including the following:

●	developments prior to commercial sales relating to regulatory approval, manufacturing and distribution of our products;
●	actual or anticipated fluctuations in our quarterly or annual operating results;
●	changes in financial or operational estimates or projections;
●	conditions in markets generally;
●	changes in the economic performance or market valuations of companies similar to ours; and
●	general economic or political conditions in the United States or elsewhere.

In particular, the market prices for securities of medical device companies have historically been particularly volatile. Some of the factors that may cause the market price of our common stock to fluctuate include:

●	any delay in or the results of our clinical evaluations;
●	any delay in manufacturing of our products;
●	any delay with the approval for reimbursement for the patients from their insurance companies;
●	our failure to comply with regulatory requirements;
●	the announcements of clinical evaluation data, and the investment community’s perception of and reaction to those data;
●	the results of clinical evaluations conducted by others on products that would compete with ours;
●	any delay or failure to receive clearance or approval from regulatory agencies or bodies;
●	our inability to commercially launch products or market and generate sales of our products, including the SGT;
●	failure of the SGT or any other products, even if approved for marketing, to achieve any level of commercial success;
●	our failure to obtain intellectual property protection for any of our technologies and products (including those related to the SGT) or the issuance of third-party intellectual property that cover our proposed technologies or products;
●	developments or disputes concerning our product’s intellectual property rights;
●	our or our competitors’ technological innovations;
●	general and industry-specific economic conditions that may affect our expenditures;
●	changes in market valuations of similar companies;
●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, capital commitments, new technologies, or intellectual property;
●	failure to adequately manufacture the SGT or any other products through third parties;
●	future sales of our common stock or other securities, including shares issuable upon the exercise of outstanding warrants or otherwise issued pursuant to certain contractual rights;
●	period-to-period fluctuations in our financial results; and
●	low or high trading volume of our common stock due to many factors, including the terms of our financing arrangements.

In addition, if we fail to reach an important research, development or commercialization milestone or result by a publicly expected deadline, even if by only a small margin, there could be significant impact on the market price of our common stock. Additionally, as we approach the announcement of anticipated significant information and as we announce such information, we expect the price of our common stock to be volatile and negative results would have a substantial negative impact on the price of our common stock. In some cases, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our business operations and reputation.

38

We incur significantly increased costs and are subject to additional regulations and requirements as a result of becoming a public company, which could lower our profits or make it more difficult to run our business.

As a public company, and particularly after we are no longer an “emerging growth company,” we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the listing requirements of the Nasdaq Capital Market and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. Furthermore, new or changing laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs. Moreover, our executive officers have little experience in operating a United States public company, which makes our ability to comply with applicable laws, rules and regulations uncertain. Our failure to company with all laws, rules and regulations applicable to United States public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and stock price.

If we are unable to achieve certain agreed milestones for the government grant we received, we may become liable to refund the grant we received.

The Company has only completed 4 of the 8 agreed milestones set forth in the Company’s grant agreement with the Australian Government. As of March 31, 2023, there is uncertainty regarding the potential extension of the grant agreement past its original end date of March 28, 2024. If we are not given an extension beyond the original end date, or if we are unable achieve the agreed milestones on time, we may become liable to refund the grant we received.

We may have difficulties integrating acquired businesses and as result, our business, results of operations and/or financial condition may be materially adversely affected.

The Company believes that the acquisition of IFP will result in several benefits, including synergy in operations, drive product innovations, and operational efficiencies. However, to realize these anticipated benefits, the businesses of INBS and IFP must be successfully integrated. The success of the acquisition of IFP will depend on, among other thigns, the combined Company’s ability to realize these anticipated benefits from combining the businesses of INBS and IFP. The combined company may fail to realize the anticipated benefits of the acquisition for a variety of reasons, including the following:

●	inability to efficiently operate new businesses or to integrate acquired products.
●	failure to successfully manage relationships with customers, distributors, and suppliers.
●	failure of customers to accept new products or to continue as customers of the combined company.
●	potential incompatibility of technologies and systems.
●	failure to leverage the increased scale of the combined company quickly and effectively.
●	potential difficulties integrating and harmonizing financial reporting systems.
●	difficulties in retaining key employees of the acquired business.
●	failure of the acquired business to produce the expected value.
●	failure to effectively coordinate sales and marketing efforts to communicate the capabilities of the combined company.

39

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents listed below, all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the year ended June 30, 2022 (filed on September 22, 2022), as amended on Form 10-K/A (filed on October 7, 2022) and Form 10-K/A (filed on March 6, 2023);
●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (filed on November 14, 2022);
●	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2022 (filed on February 14, 2023);
●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (filed on May 11, 2023);
●	our Current Reports on Form 8-K and any amendments on Form 8-K/A filed on: June 21, 2023; June 15, 2023; May 17, 2023; May 12, 2023; April 18, 2023; March 10, 2023; March 2, 2023; March 2, 2023; February 16, 2023; February 9, 2023; January 27, 2023; December 22, 2022 (Items 1.01, 3.02, 3.03 and 5.03 only, and the exhibits in Item 9.01 incorporated thereby); December 21, 2022; December 8, 2022; October 27, 2022 (Items 5.02, 5.03 and 8.01 only, and the exhibits in Item 9.01 incorporated thereby); October 11, 2022 (Items 1.01, 2.01, 2.03, 3.02, 3.03, 5.02 and 5.03 only, and the exhibits in Item 9.01 incorporated thereby); September 30, 2022; September 15, 2022; and July 21, 2022;
●	our Definitive Proxy Statement on Schedule 14A filed on January 4, 2023; and
●	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement Form 8-A filed with the SEC on December 22, 2020, and any amendments or reports filed for the purpose of updating such description.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Intelligent Bio Solutions Inc.

142 West, 57th Street, 11th Floor

New York, NY 10019

Attention: Corporate Secretary

(646) 828-8258

The documents incorporated by reference may be accessed at our website at www.ibs.inc. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

40

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly as set forth and incorporated by reference in the “Risk Factors” section above, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make.

Forward-looking statements include, but are not limited to, statements about:

●	our ability to continue as a going concern;
●	our ability to successfully integrate acquisitions;
●	our ability to successfully develop and commercialize its diagnostic tests;
●	our ability to realize commercial benefit from our partnerships and collaborations;
●	our ability to secure regulatory approvals;
●	compliance with obligations under intellectual property licenses with third parties;
●	market acceptance of our new offerings;
●	our ability to establish or maintain collaborations, licensing or other arrangements;
●	our ability and third parties’ abilities to protect intellectual property rights;
●	our ability to adequately support future growth; and
●	our ability to attract and retain key personnel to manage our business effectively.

You should read this prospectus, the accompanying prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, except as otherwise required by law. We advise you, however, to consult any further disclosures we make on related subjects in our future annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K we file with or furnish to the SEC.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders identified herein. We will not receive any of the proceeds from the sale of these shares.

We will receive proceeds from any cash exercise of the warrants, which, if exercised in cash with respect to all of the 60,552 shares of common stock underlying the D Warrants, the Winx Warrants and the Representative’s Warrants, would result in gross proceeds to us of a maximum of approximately $0.32 million.

We intend to use any proceeds received by us from the cash exercise of the warrants for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the cash exercise of the warrants. Accordingly, our management will have broad discretion in the timing and application of these proceeds. The holders of the warrants may exercise the warrants at their own discretion and at any time until their expiration subject to and in accordance with the terms of the warrants. As a result, we cannot predict when or if the warrants will be exercised, and it is possible that the warrants may expire and never be exercised. In addition, the warrants are exercisable on a cashless basis if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of shares of common stock for which the warrants are exercisable. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of the warrants.

DIVIDEND POLICY

Since our inception, we have not paid any dividends on our common stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide, at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts, including restrictions imposed by foreign jurisdictions on paying dividends or making other payments to us.

41

SELLING STOCKHOLDERS

This prospectus covers an aggregate of up to 823,736 shares of our Common Stock consisting of: (a) up to 144,782 shares of Common Stock issued to certain of the selling stockholders named in this prospectus in connection with the IFP Acquisition; (b) up to 518,718 shares of Common Stock issued upon the conversion of 3,458,272 shares of the Company’s previously outstanding Series C Preferred Stock issued to certain of the selling stockholders named in this prospectus in connection with the IFP Acquisition, including in connection with the conversion of convertible debt assumed in connection with the IFP Acquisition, which debt was converted into 1,149,273 shares of Series C Preferred Stock; (c) up to 73,220 shares of Common Stock underlying 488,317 shares of Series C Preferred Stock held back from certain of the selling stockholders named in this prospectus for one year after the closing of the IFP Acquisition to secure potential indemnification claims by the Company against those selling stockholders (the Closing Holdback Shares); (d) up to 26,464 shares of Common Stock issued upon the conversion of 176,462 shares of Series D Preferred Stock issued to certain of the selling stockholders named in this prospectus in connection with the December 2022 Private Placement; (e) up to 26,478 shares of Common Stock, which is the maximum amount of Common Stock underlying the D Warrants as currently convertible; (f) up to 1,324 shares of Common Stock, which is the maximum amount of Common Stock underlying the Winx Warrants as currently convertible; and (g) up to 32,750 shares of Common Stock, which is the maximum amount of Common Stock underlying the Representative’s Warrants as currently convertible. See “Prospectus Summary – IFP Acquisition - Series C Preferred Stock,” “Prospectus Summary – December Private Placement - Series D Preferred Stock.,” “Prospectus Summary – March 2023 Offering,” and “Prospectus Summary – Conversion of Convertible Debt and Preferred Stock” for additional information regarding these transactions and the underlying agreements.

The following tables sets forth certain information with respect to each selling stockholder, including (i) the shares of our common stock beneficially owned by the selling stockholder prior to this offering, (ii) the number of shares being offered by the selling stockholder pursuant to this prospectus and (iii) the selling stockholder’s beneficial ownership after completion of this offering, assuming that all of the shares covered hereby (but none of the other shares, if any, held by the selling stockholders) are sold. The registration of the shares of common stock issuable to the selling stockholders upon the conversion preferred stock or the exercise of the warrants does not necessarily mean that the selling stockholders will sell all or any of such shares.

The tables below are based on information supplied to us by the selling stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a selling stockholder and the percentage ownership of that selling stockholder, (a) shares of common stock subject to warrants held by that selling stockholder that are exercisable within 60 days after the date hereof, are deemed outstanding and (b) shares of common stock underlying convertible preferred stock held by such selling stockholder are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership after this offering is based on 2,330,399 shares outstanding on June 21, 2023.

The registration of these shares of common stock does not mean that the selling stockholders will sell or otherwise dispose of all or any of those securities. The selling stockholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by any of the selling stockholders under this prospectus. Furthermore, the selling stockholders may have sold, transferred or disposed of the shares of common stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

To our knowledge and except as noted below (see Note A below) or in connection with the ownership of the securities offered under this prospectus, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

42

SELLING STOCKHOLDER TABLE

SH. No	Name of Selling Stockholder*(Note A)	Number of Shares Beneficially Owned Prior to this Offering *† (Note B)	Maximum Number of Shares to be Sold Pursuant in this Offering *† (Note B)	Number of Shares Beneficially Owned After Offering†
				Number	Percentage*
1	Susan Jickells	298	298	-	**
2	Nikolaos Tzokas	200	200	-	**
3	David Russell	1,852	1,852	-	**
4	Georgina Russell	133	133	-	**
5	Catherine Russell	133	133	-	**
6	University of East Anglia	2,770	2,770	-	**
7	Iceni Seedcorn Fund LLP	902	902	-	**
8	Executors of L Ball	12,189	12,189	-	**
9	David Ball Irrevocable Trust	34,282	34,282	-	**
10	David Ball Descendants Trust	60	60	-	**
11	Shannon Ball Irrevocable Trust	27,469	27,469	-	**
12	Shannon Ball Descendants Trust	149	149	-	**
13	Allison Bertorelli Irrevocable Trust	33,276	33,276	-	**
14	Allison Bertorelli Descendants Trust	149	149	-	**
15	Meredith Martin Irrevocable Trust	34,101	34,101	-	**
16	Meredith Martin Descendants Trust	60	60	-	**
17	Jason Ball Irrevocable Trust	26,940	26,940	-	**
18	Jason Ball Descendants Trust	60	60	-	**
19	John David Ball	509	509	-	**
20	Patrick Shannon Ball	1,246	1,246	-	**
21	Allison Bertorelli	1,246	1,246	-	**
22	Meredith Martin	509	509	-	**
23	Peter Jason Ball	509	509	-	**
24	Barbara Ball	6,794	6,794	-	**
25	Thomas Johnson	21,863	21,863	-	**
26	Robert Rosholt	13,262	13,262	-	**
27	Sennett Kirk III	3,327	3,327	-	**
28	Sennett Kirk III Exempt Trust	3,327	3,327	-	**
29	Diana Lea Anthony 2015 Trust	6,901	6,901	-	**
30	John Ross Anthony 2015 Trust	5,077	5,077	-	**
31	John Ross Anthony	2,890	2,890	-	**
32	Michael Johns	895	895	-	**
33	Jim Ballard	579	579	-	**
34	David Hammer	429	429	-	**
35	Nestors Financial	2,194	2,194	-	**
36	HBT PE LLC	1,940	1,940	-	**
37	Pamela Rollins, Amy Kreisler, Timothy Rollins and Margaret Rollins as Trustees for the Ma Ran Foundation	232,880	232,880	-	**
38	Don Carson, Kathleen Rollins and Gary Rollins as Trustees for the Gary W. Rollins Foundation	206,645	206,645	-	**
39	Debra Coffey	800	800	-	**
40	John Polden	5,277	5,277	-	**
41	John Russell Fotheringham Walls	2,789	2,789	-	**
42	Nicola Hand	2,375	2,375	-	**
43	Philip Hand	29,073	29,073	-	**
44	Stephan Goetz	9	9	-	**
45	Susan Mace	415	415	-	**
46	Callistus Sequeira	86	86	-	**
47	Karin Briden	398	398	-	**
48	Carolanne Smith	76	76	-	**
49	Joanna Williams	5,805	5,805	-	**
50	Jeremy Walker	1,572	1,572	-	**
51	Achelles Holdings Pty Ltd trustee for Achelles Family Trust	4,243	3,199	1,044	**
52	SJS Superannuation Fund Pty Ltd Trustee for the Sakiris Family Super Fund	3,313	2,239	1,074	**
53	Sakiris Holdings Pty Ltd Trustee for Sakiris Family Trust	1,754	1,119	635	**
54	Humphry Investment Pty Ltd Trustee for Humphry Superannuation Fund	3,565	3,199	366	**
55	Elinvest Pty Ltd Trustee for the Elias Family A/C	9,647	7,997	1,650	**
56	Varesha Pty Ltd	4,199	3,199	1,000	**
57	James Simos & Christina Simos Trustee for Simos Super Fund	5,899	3,199	2,700	**
58	Anest Holdings Pty Ltd for S &T Sakiris Superannuation Fund	11,283	4,799	6,484	**
59	Ben Dransfield & Renee Clare Humphry Trustee for the Dransfield Family Trust	3,199	3,199	-	**
60	Peter & Miky Coolentianos Trustee for Petra Superannuation Fund	1,329	799	530	**
61	Manuel Kostandas	4,179	3,199	980	**
62	JAG Future Fund Pty Ltd	15,888	3,999	11,889	**
63	Good News Text (International) Pty Ltd Trustee for the Rev Themi & Friends Trust	4,560	3,199	1,361	**
64	Asfalia Investments Pty Ltd	10,119	9,597	522	**
65	Winx Capital Pty Ltd.	1,324	1,324	-	**
66	Ladenburg Thalmann & Co. Inc.	13,100	13,100	-	**
67	Nicholas Stergis	19,650	19,650	-	**
	Total	853,971	823,736	30,235

* The information in this table and the related notes is based upon information supplied by the selling stockholders.

** Less than 1%

† Reflects shares of Common Stock issued or issuable to selling stockholder as of the date of this prospectus without regard to ownership limitations (either 4.99% or 9.99% of shares of our Common Stock then issued and outstanding) and was calculated assuming:

(i) the full conversion of the Series C Preferred Stock held by the corresponding beneficial owner at the current conversion ratio (as further described under the section titled “Description of Securities - Series C Preferred Stock”);

(ii) the issuance to the corresponding beneficial owner of (A) the full amount of Series C Preferred Stock issued in connection with the Loan Conversions (i.e., issuance of all Lender Preferred Shares) and (B) the release and issuance of all Closing Holdback Shares;

(iii) the full conversion of the Series D Preferred Stock held by the corresponding beneficial owner at the current conversion ratio (as further described under the section titled “Description of Securities - Series D Preferred Stock”);

(iv) the full exercise of the D Warrants held by the beneficial owner at the current exercise price;

(v) the full exercise of the Winx Warrants held by the beneficial owner at the current exercise price;

(vi) the full exercise of the March Warrants held by the beneficial owner at the current exercise price;

(vii) no further anti-dilution or other adjustments as set forth in the respective certificates of designation or warrants; and

(viii) that after the date of this prospectus and prior to completion of this offering, none of the selling stockholders (a) acquires additional shares of our Common Stock or other securities or (b) sells or otherwise disposes of shares of our Common Stock or other securities held by such selling stockholders as of the date hereof and not offered hereby.

43

NOTE A - SELLING STOCKHOLDER INFORMATION

SH.No	Investor	Material Relationship	Full Legal Name of Natural Control Person*
1	Susan Jickells	IFP Seller	Susan Jickells
2	Nikolaos Tzokas	IFP Seller	Nikolaos Tzokas
3	David Russell	● IFP Seller ● Founder ● Former director of IFP(until October 4, 2022) ● Former Chief Scientific Officer (until March 31, 2021)	David Russell
4	Georgina Russell	IFP Seller	Georgina Russell
5	Catherine Russell	IFP Seller	Catherine Russell
6	University of East Anglia	IFP Seller	Dr Joita Dey
7	Iceni Seedcorn Fund LLP	IFP Seller	Dr Joita Dey
8	Executors of L Ball	IFP Seller	Peter Jason Ball
9	David Ball Irrevocable Trust	IFP Seller	John David Ball
10	David Ball Descendants Trust	IFP Seller	Peter Jason Ball
11	Shannon Ball Irrevocable Trust	IFP Seller	Patrick Shannon Ball
12	Shannon Ball Descendants Trust	IFP Seller	Peter Jason Ball
13	Allison Bertorelli Irrevocable Trust	IFP Seller	Allison Ball Bertorelli
14	Allison Bertorelli Descendants Trust	IFP Seller	Luke Bertorelli
15	Meredith Martin Irrevocable Trust	IFP Seller	Meredith Rae Martin
16	Meredith Martin Descendants Trust	IFP Seller	Allison Ball Bertorelli
17	Jason Ball Irrevocable Trust	IFP Seller	Peter Jason Ball
18	Jason Ball Descendants Trust	IFP Seller	Patrick Shannon Ball
19	John David Ball	IFP Seller	John David Ball
20	Patrick Shannon Ball	IFP Seller	Patrick Shannon Ball
21	Allison Bertorelli	IFP Seller	Allison Bertorelli
22	Meredith Martin	IFP Seller	Meredith Martin
23	Peter Jason Ball	IFP Seller	Peter Jason Ball
24	Barbara Ball	IFP Seller	Barbara Ball
25	Thomas Johnson	● IFP Seller ● IFP Lender	Thomas Johnson
26	Robert Rosholt	IFP Seller	Robert Rosholt
27	Sennett Kirk III	● IFP Seller ● IFP Lender	Sennett Kirk III
28	Sennett Kirk III Exempt Trust	● IFP Seller	Sennett Kirk III
29	Diana Lea Anthony 2015 Trust	● IFP Seller ● IFP Lender	Diana Lea Anthony
30	John Ross Anthony 2015 Trust	IFP Seller	John Ross Anthony
31	John Ross Anthony	IFP Seller	John Ross Anthony
32	Michael Johns	IFP Seller	Michael Johns
33	Jim Ballard	IFP Seller	Jim Ballard
34	David Hammer	IFP Seller	David Hammer
35	Nestors Financial	IFP Seller	Leslie Coleman
36	HBT PE LLC	IFP Seller	William Coleman
37	Pamela Rollins, Amy Kreisler, Timothy Rollins and Margaret Rollins as Trustees for the Ma Ran Foundation

● IFP Seller
● IFP Lender

● Jason Isenberg (Asst. General Counsel of RFA Management Company, LLC, an entity indirectly controlled by certain trustees of the Selling Stockholder), authorized representative for Selling Stockholder as IFP Seller, is a current director of the Company .

Pamela Rollins, Amy Kreisler, Timothy Rollins and Margaret Rollins, as trustees
38	Don Carson, Kathleen Rollins and Gary Rollins as Trustees for the Gary W. Rollins Foundation

● IFP Seller
● IFP Lender

● Jason Isenberg (Asst. General Counsel of RFA Management Company, LLC, an entity indirectly controlled by certain trustees of the Selling Stockholder), authorized representative for Selling Stockholder as IFP Seller, is a current director of the Company .

Don Carson, Kathleen Rollins and Gary Rollins, as trustees
39	Debra Coffey	● IFP Seller ● IFP Lender	Debra Coffey
40	John Polden	● IFP Seller ● IFP Lender ● Non-Executive Director of IFP	John Polden
41	John Russell Fotheringham Walls	IFP Seller	John Russell Fotheringham Walls
42	Nicola Hand	IFP Seller	Nicola Hand
43	Philip Hand	● IFP Seller ● IFP Seller Representative ● Executive Chairman of IFP	Philip Hand
44	Stephan Goetz	IFP Seller	Stephan Goetz
45	Susan Mace	IFP Seller	Susan Mace
46	Callistus Sequeira	● IFP Seller ● Head of Operations of IFP	Callistus Sequeira
47	Karin Briden	● IFP Seller ● IFP Lender	Karin Briden
48	Carolanne Smith	IFP Seller	Carolanne Smith
49	Joanna Williams	IFP Seller	Joanna Williams
50	Jeremy Walker	● IFP Seller ● Former CEO of IFP (February 2012-April 2019)	Jeremy Walker
51	Achelles Holdings Pty Ltd trustee for Achelles Family Trust	None	Peter Achelles
52	SJS Superannuation Fund Pty Ltd Trustee for the Sakiris Family Super Fund	None	Spiro Jim Sakiris
53	Sakiris Holdings Pty Ltd Trustee for Sakiris Family Trust	None	Spiro Jim Sakiris
54	Humphry Investment Pty Ltd Trustee for Humphry Superannuation Fund	None	Roger Humphry
55	Elinvest Pty Ltd Trustee for the Elias Family A/C	None	George Jason Elias
56	Varesha Pty Ltd	None	Alok Sharma Meena Sharma
57	James Simos & Christina Simos Trustee Simos Super Fund	None	James Simos and Christina Simos
58	Anest Holdings Pty Ltd for S &T Sakiris Superannuation Fund	Anest Holdings Pty Ltd. Is the trustee of ATF S&T Sakiris Superannuation Fund, of which Spiro Sakiris is a Director. Spiro Sakiris is the CFO of INBS.	Spiro Kevin Sakiris
59	Ben Dransfield & Renee Clare Humphry Trustee for the Dransfield Family Trust	None	Ben Dransfiled
60	Peter & Miky Coolentianos Trustee for Petra Superannuation Fund	None	Peter Coolentianos Miky Coolentianos
61	Manuel Kostandas	Director of Integration for INBS	Manuel Kostandas
62	JAG Future Fund Pty Ltd	None	Nina Milazzo
63	Good News Text (International) Pty Ltd Trustee for the Rev Themi & Friends Trust	None	Louis Toumbas
64	Asfalia Investments Pty Ltd	None	Steven Chambers
65	Winx Capital Pty Ltd.	● Winx acted as placement agent for the December Private Placement.
		● For additional information regarding the December Private Placement, see “Prospectus Summary – December Private Placement - Series D Preferred Stock.”	Theo Karantzias
66	Ladenburg Thalmann & Co. Inc.	● Ladenburg acted as representative of the underwriters in the March 2023 Offering. ● For additional information regarding the March 2023 Offering, see “Prospectus Summary – March 2023 Offering.”	David Rosenberg- co-CEO
67	Nicholas Stergis	● Nicholas Stergis is the Managing Director-Investment Banking of Ladenburg.
● Ladenburg acted as representative of the underwriters in the March 2023 Offering.
		● For additional information regarding the March 2023 Offering, see “Prospectus Summary – March 2023 Offering.”	Nicholas Stergis

* Natural person(s) who directly or indirectly alone or with others has power to vote or dispose of the securities covered under this prospectus.

44

NOTE B - NUMBER OF SHARES BENEFICIALLY OWNED PRIOR TO THIS OFFERING

	Investor	Common Stock××	Common Stock issued in connection with the IFP Acquisition*	Common Stock Underlying Series C Preferred Stock*‡	Common Stock Underlying Series D Preferred Stock*	Common Stock Underlying D Warrants*†	Common Stock Underlying Winx Warrants*†	Common Stock Underlying March Warrants*†	Maximum Number of Shares to be Sold Pursuant in this Offering××
1	Susan Jickells	-	77	221	-	-	-	-	298
2	Nikolaos Tzokas	-	52	148	-	-	-	-	200
3	David Russell	-	476	1,376	-	-	-	-	1,852
4	Georgina Russell	-	35	98	-	-	-	-	133
5	Catherine Russell	-	35	98	-	-	-	-	133
6	University of East Anglia	-	711	2,059	-	-	-	-	2,770
7	Iceni Seedcorn Fund LLP	-	232	670	-	-	-	-	902
8	Executors of L Ball	-	3,127	9,062	-	-	-	-	12,189
9	David Ball Irrevocable Trust	-	8,794	25,488	-	-	-	-	34,282
10	David Ball Descendants Trust	-	16	44	-	-	-	-	60
11	Shannon Ball Irrevocable Trust	-	7,046	20,423	-	-	-	-	27,469
12	Shannon Ball Descendants Trust	-	39	110	-	-	-	-	149
13	Allison Bertorelli Irrevocable Trust	-	8,536	24,740	-	-	-	-	33,276
14	Allison Bertorelli Descendants Trust	-	39	110	-	-	-	-	149
15	Meredith Martin Irrevocable Trust	-	8,747	25,354	-	-	-	-	34,101
16	Meredith Martin Descendants Trust	-	16	44	-	-	-	-	60
17	Jason Ball Irrevocable Trust	-	6,911	20,029	-	-	-	-	26,940
18	Jason Ball Descendants Trust	-	16	44	-	-	-	-	60
19	John David Ball	-	131	378	-	-	-	-	509
20	Patrick Shannon Ball	-	320	926	-	-	-	-	1,246
21	Allison Bertorelli	-	320	926	-	-	-	-	1,246
22	Meredith Martin	-	131	378	-	-	-	-	509
23	Peter Jason Ball	-	131	378	-	-	-	-	509
24	Barbara Ball	-	1,743	5,051	-	-	-	-	6,794
25	Thomas Johnson	-	3,566	18,297	-	-	-	-	21,863
26	Robert Rosholt	-	3,402	9,860	-	-	-	-	13,262
27	Sennett Kirk III	-	637	2,690	-	-	-	-	3,327
28	Sennett Kirk III Exempt Trust	-	637	2,690	-	-	-	-	3,327
29	Diana Lea Anthony 2015 Trust	-	1,771	5,130	-	-	-	-	6,901
30	John Ross Anthony 2015 Trust	-	1,303	3,774	-	-	-	-	5,077
31	John Ross Anthony	-	742	2,148	-	-	-	-	2,890
32	Michael Johns	-	230	665	-	-	-	-	895
33	Jim Ballard	-	149	430	-	-	-	-	579
34	David Hammer	-	111	318	-	-	-	-	429
35	Nestors Financial	-	563	1,631	-	-	-	-	2,194
36	HBT PE LLC	-	498	1,442	-	-	-	-	1,940
37	Pamela Rollins, Amy Kreisler, Timothy Rollins and Margaret Rollins as Trustees for the Ma Ran Foundation	-	39,114	193,766	-	-	-	-	232,880
38	Don Carson, Kathleen Rollins and Gary Rollins as Trustees for the Gary W. Rollins Foundation	-	32,385	174,260	-	-	-	-	206,645
39	Debra Coffey	-	154	646	-	-	-	-	800
40	John Polden	-	946	4,331	-	-	-	-	5,277
41	John Russell Fotheringham Walls	-	716	2,073	-	-	-	-	2,789
42	Nicola Hand	-	610	1,765	-	-	-	-	2,375
43	Philip Hand	-	7,458	21,615	-	-	-	-	29,073
44	Stephan Goetz	-	3	6	-	-	-	-	9
45	Susan Mace	-	107	308	-	-	-	-	415
46	Callistus Sequeira	-	23	63	-	-	-	-	86
47	Karin Briden	-	62	336	-	-	-	-	398
48	Carolanne Smith	-	20	56	-	-	-	-	76
49	Joanna Williams	-	1,490	4,315	-	-	-	-	5,805
50	Jeremy Walker	-	404	1,168	-	-	-	-	1,572
51	Achelles Holdings Pty Ltd trustee for Achelles Family Trust[1]	1,044	-	-	1,599	1,600	-	-	3,199
52	SJS Superannuation Fund Pty Ltd Trustee for the Sakiris Family Super Fund[2]	1,074	-	-	1,119	1,120	-	-	2,239
53	Sakiris Holdings Pty Ltd Trustee for Sakiris Family Trust[3]	635	-	-	559	560	-	-	1,119
54	Humphry Investment Pty Ltd Trustee for Humphry Superannuation Fund[4]	366	-	-	1,599	1,600	-	-	3,199
55	Elinvest Pty Ltd Trustee for the Elias Family A/C5	1,650	-	-	3,998	3,999	-	-	7,997
56	Varesha Pty Ltd[6]	1,000	-	-	1,599	1,600	-	-	3,199
57	James Simos & Christina Simos Trustee for Simos Super Fund[7]	2,700	-	-	1,599	1,600	-	-	3,199
58	Anest Holdings Pty Ltd for S &T Sakiris Superannuation Fund[8]	6,484	-	-	2,399	2,400	-	-	4,799
59	Ben Dransfield & Renee Clare Humphry Trustee for the Dransfield Family Trust	-	-	-	1,599	1,600	-	-	3,199
60	Peter & Miky Coolentianos Trustee for Petra Superannuation Fund[9]	530	-	-	399	400	-	-	799
61	Manuel Kostandas[10]	980	-	-	1,599	1,600	-	-	3,199
62	JAG Future Fund Pty Ltd[11]	11,889	-	-	1,999	2,000	-	-	3,999
63	Good News Text (International) Pty Ltd Trustee for the Rev Themi & Friends Trust[12]	1,361	-	-	1,599	1,600	-	-	3,199
64	Asfalia Investments Pty Ltd[13]	522	-	-	4,798	4,799	-	-	9,597
65	Winx Capital Pty Ltd.	-	-	-	-	-	1,324	-	1,324
66	Ladenburg Thalmann & Co. Inc.	-	-	-	-	-	-	13,100	13,100
67	Nicholas Stergis	-	-	-	-	-	-	19,650	19,650
	Total	30,235	144,782	591,938	26,464	26,478	1,324	32,750	823,736

×× Amounts in the “Common Stock” column are not included in the “Maximum Number of Shares to be Sold Pursuant in this Offering” column. The sum of the amounts in these two columns for each Selling Stockholder is reflected in the “Number of Shares Beneficially Owned Prior to this Offering” column of the Selling Stockholder Table.

*Included in “Maximum Number of Shares to be Sold Pursuant in this Offering”

‡ Consists of Shares set forth in the shares set forth in the “Common Stock Underlying Series C Preferred Stock” table below.

†The D Warrants are exercisable June 22, 2023, and will expire June 22, 2028. The March Warrants are exercisable upon issuance and will expire on March 10, 2028. The Winx Warrants are exercisable June 22, 2023, and expire five years following the effective date of a registration statement covering the resale of Common Stock underlying the Series D Preferred Stock acquired by the Series D Investors. The Representative’s Warrants are exercisable at any time following the date of issuance and expire on March 8, 2028.

1	Achelles Holdings Pty Ltd trustee for Achelles Family Trust. Consists of 1,044 shares of common stock.
2	SJS Superannuation Fund Pty Ltd Trustee for the Sakiris Family Super Fund. Consists of 1,074 shares of common stock.

45

3	Sakiris Holdings Pty Ltd Trustee for Sakiris Family Trust. Consists of: (i) 423 shares of common stock and (ii) 212 shares of common stock that will be issuable upon exercise of the pre-IPO warrants held by Sakiris Holdings Pty Ltd during the one-year period commencing on the second anniversary of the consummation of the IPO.
4	Humphry Investment Pty Ltd Trustee for Humphry Superannuation Fund. Consists of 366 shares of common stock.
5	Elinvest Pty Ltd Trustee for the Elias Family A/C. Consists of 1,650 shares of common stock.
6	Veresha Pty Ltd. Consists of: (i) 500 shares of common stock and (ii) 500 shares of common stock that will be issuable upon exercise of the pre-IPO warrants held by Veresha Pty Ltd. during the one-year period commencing on the second anniversary of the consummation of the IPO.
7	James Simos & Christina Simos Trustee for Simos Super Fund. Consists of: (i) 1,350 shares of common stock and (ii) 1,350 shares of common stock that will be issuable upon exercise of the pre-IPO warrants held by James Simos and Christina Simos during the one-year period commencing on the second anniversary of the consummation of the IPO.
8	Anest Holdings Pty Ltd for S&T Sakiris Superannuation Fund. Consists of (i) 6,260 shares of common stock, (ii) currently exercisable Series A Warrants to purchase 74 shares of the common stock, and (iii) 150 shares of common stock that will be issuable upon exercise of the pre-IPO warrants held by Mr. Sakiris during the one-year period commencing on the second anniversary of the consummation of the IPO.
9	Peter & Miky Coolentianos Trustee for Petra Superannuation Fund. Consists of: (i) 477 shares of common stock and (ii) 53 shares of common stock that will be issuable upon exercise of the pre-IPO warrants held by Petra Superannuation Fund during the one-year period commencing on the second anniversary of the consummation of the IPO.
10	Manuel Kostandas. Consists of 988 shares of common stock.
11	JAG Future Fund Pty Ltd. Consist of (i) 11,323 shares of common stock and (ii) 566 shares of common stock that will be issuable upon exercise of the pre-IPO warrants held by JAG Future Fund during the one-year period commencing on the second anniversary of the consummation of the IPO.
12	Good News Text (International) Pty Ltd Trustee for the Rev Themi & Friends Trust, whose sole director is Louis Toumbas. Consists of 1361 shares of common stock.
13	Asfalia Investments Pty Ltd. Consists of 522 shares of common stock.

46

COMMON STOCK UNDERLYING SERIES C PREFERRED STOCK

	Investor	Shares issued at IFP Closing	Closing Holdback Shares*	Lender Preferred Shares‡	TOTAL
1	Susan Jickells	182	39	-	221
2	Nikolaos Tzokas	122	26	-	148
3	David Russell	1,132	244	-	1,376
4	Georgina Russell	81	17	-	98
5	Catherine Russell	81	17	-	98
6	University of East Anglia	1,693	366	-	2,059
7	Iceni Seedcorn Fund LLP	551	119	-	670
8	Executors of L Ball	7,473	1,589	-	9,062
9	David Ball Irrevocable Trust	20,980	4,508	-	25,488
10	David Ball Descendants Trust	37	7	-	44
11	Shannon Ball Irrevocable Trust	16,816	3,607	-	20,423
12	Shannon Ball Descendants Trust	91	19	-	110
13	Allison Bertorelli Irrevocable Trust	20,365	4,375	-	24,740
14	Allison Bertorelli Descendants Trust	91	19	-	110
15	Meredith Martin Irrevocable Trust	20,870	4,484	-	25,354
16	Meredith Martin Descendants Trust	37	7	-	44
17	Jason Ball Irrevocable Trust	16,492	3,537	-	20,029
18	Jason Ball Descendants Trust	37	7	-	44
19	John David Ball	312	66	-	378
20	Patrick Shannon Ball	763	163	-	926
21	Allison Bertorelli	763	163	-	926
22	Meredith Martin	312	66	-	378
23	Peter Jason Ball	312	66	-	378
24	Barbara Ball	4,153	898	-	5,051
25	Thomas Johnson	8,542	1,793	7,962	18,297
26	Robert Rosholt	8,193	1,667	-	9,860
27	Sennett Kirk III	1,517	328	845	2,690
28	Sennett Kirk III Exempt Trust	1,517	328	845	2,690
29	Diana Lea Anthony 2015 Trust	4,218	912		5,130
30	John Ross Anthony 2015 Trust	3,103	671	-	3,774
31	John Ross Anthony	1,766	382	-	2,148
32	Michael Johns	547	118	-	665
33	Jim Ballard	354	76	-	430
34	David Hammer	262	56	-	318
35	Nestors Financial	1,341	290	-	1,631
36	HBT PE LLC	1,186	256	-	1,442
37	Pamela Rollins, Amy Kreisler, Timothy Rollins and Margaret Rollins as Trustees for the Ma Ran Foundation	93,761	19,615	80,390	193,766
38	Don Carson, Kathleen Rollins and Gary Rollins as Trustees for the Gary W. Rollins Foundation	77,714	16,156	80,390	174,260
39	Debra Coffey	365	78	203	646
40	John Polden	2,252	487	1,592	4,331
41	John Russell Fotheringham Walls	1,713	360	-	2,073
42	Nicola Hand	1,451	314	-	1,765
43	Philip Hand	17,771	3,844	-	21,615
44	Stephan Goetz	5	1	-	6
45	Susan Mace	254	54	-	308
46	Callistus Sequeira	52	11	-	63
47	Karin Briden	147	30	159	336
48	Carolanne Smith	46	10	-	56
49	Joanna Williams	3,548	767	-	4,315
50	Jeremy Walker	961	207	-	1,168
	Total	346,332	73,220	172,386	519,938

* Shares of Common Stock underlying Series C Preferred Stock held back from certain of the selling stockholders named in this prospectus for one year after the closing of the IFP Acquisition to secure potential indemnification claims by the Company against those selling stockholders.

‡ Shares of Common Stock underlying Series C Preferred Stock underlying Series C Preferred Stock issued in connection with the Loan Conversions.

47

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

General

Our Code of Ethics requires that we avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board. Related party transactions are defined under SEC rules as transactions in which (1) the aggregate amount involved will or may be expected to exceed the lesser of $120,000 or one percent of the average of our total assets for the last two completed fiscal years, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity) (collectively, “Related Party Transactions”). Employment arrangements and compensation, including director compensation, generally do not fall within the definition of Related Party Transaction. A conflict-of-interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Policies and Procedures for Related Party Transactions

All future and ongoing Related Party Transactions (as defined under SEC rules) require prior review and approval by the Audit Committee, which will have access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction without the approval of the Audit Committee. The Audit Committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the other members of the Board with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee, or officer.

Certain Transactions With or Involving Related Persons

The following is a summary of Related Party Transactions since July 1, 2019, and any currently proposed transactions, to which we were or are to be a participant. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were, unless otherwise noted below, comparable to terms available or the amounts that we would pay or received, as applicable, in arm’s-length transactions.

Agreements Related to the IFP Acquisition

On October 4, 2022, the Company acquired Intelligent Fingerprinting Limited pursuant to the Share Exchange Agreement with IFP, the holders of all of the issued shares in the capital of IFP (the IFP Sellers) and the IFP Sellers’ representatives named therein. Of the 67 Selling Stockholders named in this prospectus, 50 are IFP Sellers and five IFP Sellers (Callistus Sequeira (Head of Operations of IFP), John Polden (Non-Executive Director of IFP), David Russell (former director of IFP and former Chief Scientific Officer) Philip Hand (current Executive Chairman of IFP) and Jeremy Walker (former CEO of IFP)) are affiliated with the Company or IFP. For additional information regarding past and current relationships between the Company or IFP and the IFP Sellers, see “Selling Stockholders.” For additional information regarding the IFP Acquisition and the Share Exchange Agreement, see “Prospectus Summary – IFP Acquisition - Series C Preferred Stock.” For additional information regarding the Series C Preferred Stock, see “Description of Securities - Series C Preferred Stock.”

48

Investors’ Rights Agreement

Concurrently with the IFP Acquisition, the Company and each of The Ma-Ran Foundation and The Gary W. Rollins Foundation, each of which is also a Selling Stockholder (together, the “IFP Investors”), entered into an investors’ rights agreement (the “Investors’ Rights Agreement”), pursuant to which, among other things, the IFP Investors received, subject to satisfaction of certain specified minimum securities holding requirements in the Company, certain governance rights effective as of the IFP Closing, including the right to designate up to two directors to the Company’s board of directors. Pursuant to the Investors’ Rights Agreement, each of Jason Isenberg and David Jenkins, each being a designee of the IFP Investors under the Investors’ Rights Agreement, were appointed and subsequently elected by the Company’s shareholders as a member of the Board. Mr. Isenberg served a representative for certain Selling Stockholders in connection with the IFP Acquisition and Mr. Jenkins served as a director of IFP prior to the consummation of the IFP Acquisition.

Voting Agreements

Concurrently with the IFP Acquisition, the Company and the IFP Sellers entered into a voting agreement (the “IFP Sellers Voting Agreement”) pursuant to which, among other things, each IFP Seller agreed to vote such IFP Seller’s respective shares of Common Stock until the completion of the annual meeting of the Company’s stockholders for the Company’s fiscal year ended June 30, 2023, in favor of (i) each proposal contained in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on May 6, 2022, (ii) any proposal presented to the stockholders which is expressly contemplated by the Share Exchange Agreement, including, for the avoidance of doubt, a proposal to adopt, or make available to IFP employees, a stock option plan in accordance with the terms set out in Section 6.9(c) of the Share Exchange Agreement, (iii) any proposal presented to the stockholders with a unanimous Board’s recommendation to vote in favor of such proposal that has the primary intent of taking one or more actions that would be necessary or advisable for the Company to remain in compliance with the applicable listing requirements of the Nasdaq Stock Market, including, for the avoidance of doubt, any reverse stock split, and (iv) any proposal to adjourn or postpone any meeting of the Company’s stockholders at which any of the foregoing matters requiring such Stockholder’s approval are submitted for consideration and vote of the Company’s stockholders to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters requiring stockholders’ approval. The Reverse Stock Split and certain other proposals were subsequently approved by the Company’s stockholders at the annual meeting of stockholders held by the Company on February 8, 2023 (the “Annual Meeting”).

In addition, the Company, the IFP Sellers’ Representatives and the officers and directors of the Company who owned shares of Common Stock at the time of the IFP Closing entered into separate voting agreements pursuant to which, among other things, such officers and directors of the Company agreed to vote their respective shares of Common Stock in favor of the approval of the conversion of the Series C Preferred Stock into Common Stock in accordance with the Series C Certificate of Designation until the completion of the annual meeting of the Company’s stockholders for the Company’s fiscal year ended June 30, 2023. The full conversion of the Series C Preferred Stock was subsequently approved by the Company’s stockholders at the Special Meeting on May 8, 2023.

Registration Rights Agreement- IFP Acquisition

Concurrently with the IFP Acquisition, the Company and the IFP Sellers entered into two registration rights agreements granting the IFP Sellers customary registration rights with respect to the shares of Common Stock and Common Stock underlying the Series C Preferred Stock acquired by the IFP Sellers from the Company in the IFP Acquisition. Of the 823,736 shares of Common Stock included in this prospectus, 736,720 shares are being registered pursuant to the registration rights of the IFP Sellers under the IFP Registration Rights Agreements. Of the 67 Selling Stockholders named in this prospectus, 50 are IFP Sellers.

49

Loan Agreements

Effective contemporaneously with the IFP Closing, the Company entered into an amendment to the bridge facility agreement between the Company and IFP, dated as of June 16, 2022, pursuant to which, among other things, the parties thereto agreed that the $500,000 loan from the Company to IFP would remain outstanding following the date of the IFP Closing until the second anniversary of the date of the IFP Closing (the “Company-IFP Loan Agreement”).

In addition, the Company entered into various loan agreements in the aggregate amount of £1,254,270, including accrued interest, pursuant to which IFP is the borrower and the Company became a guarantor of IFP’s obligations thereunder (the “IFP Loan Agreements”). Under the IFP Loan Agreements, the loans thereunder remained outstanding following the IFP Closing and (x) the loans and certain accrued interest (the Convertible Debt) were convertible into shares of IFP, which shares were to be immediately transferred to the Company in exchange for shares of Series C Preferred Stock that would then be converted into Common Stock, as set forth in the Share Exchange Agreement (the Loan Conversion), following approval of the Company Stockholder Approval Matters, or (y) the loans and certain accrued interest thereon would become repayable on the second anniversary of the date of the IFP Closing. The loans bore interest at 17% per annum on a compounded basis, increasing to 22% per annum on a compounded basis with effect from the date that falls 12 months following the date of the IFP Closing if the Company Stockholder Approval Matters were not approved by the Company’s stockholders by such date.

As of May 8, 2023, all eight IFP Lenders committed to, or otherwise indicated that they were committed to, the Loan Conversion with regard to the Convertible Debt, which, in the aggregate, had an outstanding balance of £1,360,761 in principal and accrued interest as of May 8, 2023. On May 12, 2023, the Company entered into Conversion Agreements with the eight IFP Lenders relating to the Convertible Debt in order to effect the above-described Loan Conversions. Each of the Conversion Agreements is dated and is effective as of May 9, 2023.

Upon the conversion and exchange of the Convertible Debt in accordance with their respective terms and the terms of the Share Exchange Agreement and the Conversion Agreements, the IFP Lenders received an aggregate of 1,149,273 shares of Series C Preferred Stock. The conversion and exchange of the Convertible Debt into Series C Preferred Stock was deemed to be effective as of May 9, 2023. Effective as of May 10, 2023, the 1,149,273 shares of Series C Preferred Stock issued to the IFP Lenders pursuant to the Conversion Agreements were converted into an aggregate of 172,386 shares of Common Stock.

For additional information regarding the conversion of the Convertible Debt into Series C Preferred Stock and the conversion of Series C Preferred Stock into Common Stock, see “Prospectus Summary – Conversion of Convertible Debt and Preferred Stock.”

Agreements Related to the December Private Placement

Securities Purchase Agreement

On December 21, 2022, the Company entered into a Securities Purchase Agreement (the December Purchase Agreement) with 14 investors (the Series D Investors), pursuant to which the Company agreed to issue and sell to the 14 Series D Investors in a Regulation S private placement (i) 176,462 shares of the Company’s Series D Preferred Stock, and (ii) 529,386 D Warrants to purchase Common Stock. The Series D Preferred Stock and D Warrants were sold together as a Unit, with each Unit consisting of one share of Series D Preferred Stock and three D Warrants. An additional 26,469 warrants were issued to Winx Capital Pty Ltd., the placement agent for the December Private Placement. The Company received aggregate gross proceeds from the December Private Placement of $220,585 before deducting the placement agent’s fees and the Company’s transaction expenses. The December Private Placement closed on December 22, 2022. The purchase price for the Units was $1.25 per Unit. The Unit offering price and the D Warrants exercise price were priced above the Nasdaq “Minimum Price” as that term is defined in Nasdaq Rule 5635(d)(1).

As a result of the Reverse Stock Split, the outstanding shares of Series D Preferred Stock were at the time of their conversion, convertible into an aggregate of 26,464 shares of Common Stock (initially 529,386 shares of Common Stock pre-Reverse Stock Split) following shareholder approval of such conversion and without the payment of additional consideration. The Company’s stockholders approved the full conversion of the Series D Preferred Stock at the Special Meeting on May 8, 2023, and the conversion of the Series D Preferred Stock was effective as of May 10, 2023. For additional information regarding the conversion of Series D Preferred Stock into Common Stock, see “Prospectus Summary – Conversion of Convertible Debt and Preferred Stock.”

As a result of the Reverse Stock Split, (i) each share of Series D Preferred Stock was convertible into 0.15 shares of Common Stock at the time of conversion (initially three shares of Common Stock pre-Reverse Stock Split, subject to adjustment upon the occurrence of specified events); (ii) each D Warrant currently represents the right to purchase 0.05 shares of Common Stock with an exercise price of $5.80 per share (initially exercisable for one share of Common Stock with an exercise price of $0.29 per share pre-Reverse Stock Split); and (iii) each Winx Warrant currently represents the right to purchase 0.05 shares of Common Stock, with an exercise price of $10.40 per share (initially exercisable for one share of Common Stock with an exercise price of $0.52 per share pre-Reverse Stock Split). The D Warrants expire June 22, 2028 and the Winx Warrants expire five years following the effective date of a registration statement covering the resale of Common Stock underlying the Series D Preferred Stock acquired by the Series D Investors.

Of the 67 Selling Stockholders named in this prospectus, 14 are Series D Investors and two Series D Investors are, as described below, affiliated with the Company.

50

Approximately 15.10% of funds raised in the December Private Placement were secured from the following members of the Company’s senior management:

Investor and Position with the Company	Shares of Series D Preferred Stock Purchased	Warrants Purchased	Aggregate Purchase Price
Spiro Sakiris (indirectly), Chief Financial Officer	15,993	47,979	$19,991.25
Manuel Kostandas, Director of Global Integration	10,662	31,986	$13,327.50

Each of the Company and the Series D Investors made certain customary representations and warranties and agreed to certain covenants in the December Purchase Agreement.

The issuances of the shares of Common Stock and Series D Preferred Stock pursuant to the December Purchase Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemptions provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder, and/or Regulation S promulgated thereunder.

Registration Rights Agreement – Private Placement

Concurrently with the entry into the December Purchase Agreement, the Company and the Series D Investors entered into a Registration Rights Agreement (the “December Registration Rights Agreement”) granting the Series D Investors customary registration rights with respect to the shares of Common Stock underlying the Series D Preferred Stock and the D Warrants acquired by the Series D Investors in the December Private Placement. Of the 823,736 shares of Common Stock included in this prospectus, 52,942 shares are being registered pursuant to the registration rights of the Series D Investors under the December Registration Rights Agreements and 1,324 shares are being registered that underlie the Winx Warrants.

For additional information regarding the December Private Placement, see “Prospectus Summary – December Private Placement - Series D Preferred Stock.” For additional information regarding the Series D Preferred Stock, see “Description of Securities - Series D Preferred Stock.”

Other Transactions

●	LSBD, which is also referred to herein as “Licensor”, held 42.6% of our outstanding common stock (by voting rights) as of June 30, 2021 and held less than 7.5% of our outstanding common stock as of February 17, 2022. LSBD currently holds 5-year non-transferrable warrants to purchase 150,000 common shares of the Company’s Common Stock at the exercise price of $340 per share, expiring December 31, 2025. From time to time, we have entered into transactions with the LSBD that have not been negotiated, arranged or otherwise implemented on an arms-length basis. These transactions include (i) entry into that certain License Agreement, dated June 23, 2020, by and between Licensor and the Company (the “License Agreement”) pursuant to which Licensor granted to the Company a license to the Licensor’s proprietary rights to the biosensor technology used in certain licensed products and (ii) the employee sharing arrangements.
●	Under the terms of the SGT License Agreement, we license the SGT with the Company’s digital information system for the APAC Region. The License Agreement requires, among other material provisions, that commencing after the receipt of regulatory approval in a jurisdiction, we will pay the Licensor a minimum royalty with respect to such jurisdiction for each year, in four equal quarterly instalments. The minimum royalty will be 13% of the projected net sales in such jurisdiction for each such year. The projected net sales will be an amount mutually agreed between us and the Licensor for the first such year. For each ensuing year after the first year, the projected net sales will be the number of certain licensed products sold in the prior year, as adjusted for the expected market growth and, for each year through the tenth year, as increased by up to an additional 7%. At the end of each quarter, if the quarterly instalment of the minimum royalty is less than the actual royalty (13% of the actual net sales of the licensed products for such quarter) in such jurisdiction, we will pay Licensor the difference between the quarterly instalment of the minimum royalty and the actual royalty. The royalty fee rate will be reduced from 13% to 3% upon the expiration of the patent portfolio covered by the License Agreement.
●	From August 5, 2016 to December 31, 2020, we incurred to the Licensor a total of $8,537,629 (inclusive of “deemed dividend” referred to below) under a prior license agreement for this technology in relation to development of the technology, $3,478,570 in relation to overhead and general administration expenses and $6,324,806 in relation to research and development and regulatory approval in relation to the development and approval process for the Glucose Biosensor Technology. During the quarter ended September 30, 2020, the Company expanded its geographic coverage of its license to include the APAC Region, the Company allotted 147,029 Convertible Preference Shares to external shareholders who had a prior interest in this region. Accordingly, as part of this transaction the Company was required to classify $976,308 of expenditure incurred by Licensor as a “deemed divided” under FASB ASC 805.

51

●

Under the employee sharing arrangements with Licensor, which have not been pursuant to any written agreements, the Licensor has allocated a portion of its general office expenses, rent and wages to us based on our percentage usage of the Licensor’s office and personnel resources. We have relied upon these arrangements as it has been more cost-effective than acquiring dedicated office space and personnel that would not have been fully utilized. Set forth below are the amounts paid to LSBD in connection with the cost sharing arrangements with LSBD:

Fiscal year ending June 30, 2020:		$444,374
Fiscal year ending June 30, 2021:		$212,032
Fiscal year ending June 30, 2022:		$145,733
Period July 1, 2022, to March 31, 2023:	$	Nil

●	On June 30, 2020, we issued 120,000 shares of common stock in exchange for the cancellation of $900,000 in debt held by the Licensor, resulting in 8,630,000 outstanding shares of common stock as of such date. Share and per share amounts set forth herein (except in any historical financial information) give effect to the issue, unless indicated otherwise.
●	On December 14, 2020, the Company and LSBD agreed to cancel the previously agreed share repurchase transaction dated as of December 7, 2020, under which LSBD was to exchange a total of 3,800,000 shares of the Company’s common stock for a 3-year non-transferrable warrant to purchase 1,900,000 shares of the Company’s shares of common stock. Effective as of the same date, the Company agreed to issue to LSBD, in consideration of LSBD’s contribution towards the research and development of applications other than glucose and COVID-19 applications to a maximum of $2 million over a 5-year period, a 5-year non-transferable warrant to purchase 3,000,000 shares of the Company’s common stock at the exercise price equal to the IPO per unit price.
●	On December 18, 2020, the Company entered into an Exchange Agreement (the “EA”) with LSBD to exchange 3,000,000 shares of its common stock held by LSBD for 3,000,000 shares of the Company’s Series B Convertible Preferred Stock. In addition, the parties to the Exchange Agreement entered into a Registration Rights Agreement (the “RRA”) pursuant to which the Company agreed to prepare and file within 30 days following the closing of our IPO with the SEC a registration statement to register for resale the shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock.
●	On December 18, 2020, LSBD entered into a certain Purchase and Assignment Agreement (the “PAA”) with an institutional accredited investor (the “Purchaser”) pursuant to which LSBD sold and assigned to the Purchaser 3,000,000 shares of the Series B Convertible Preferred Stock and assigned to the Purchaser its rights under the EA and the RRA with respect to the such preferred shares for a total purchase price of $2,000,000. The investor’s Series B Convertible Preferred Stock is convertible into 3,000,000 shares of the Company’s common stock, subject to beneficial ownership limitation. The price per share of the 3,000,000 shares of common stock issuable upon conversion of the investor’s Series B Convertible Preferred Stock is $0.67. In connection with the Company’s obligations under the RRA, the Company filed the Registration Statement on Form S-1 for the March Offering, which was declared effective by the SEC on March 31, 2021.
●	During the quarter ended March 31, 2021, the Company contributed a total of $2,600,000 towards budgeted development and commercialization costs to be incurred by BiosensX (North America) Inc. in which the Company has a 50% interest. This represents the Company’s contribution towards budgeted development and commercialization costs included in total costs budgeted in the Form S-1. This funding relates to the development and preparation for submission of the Saliva Glucose Biosensor connected with regulatory approval for the U.S market by the U.S Food & Drug Administration. This amount is recognized as a prepayment and will be expensed as incurred over an estimated 18 month period in which the costs are expected to be incurred.
●	On March 31, 2021, GBS entered into an agreement with LSBD to provide GBS an option to acquire an exclusive license to use LSBD’s intellectual property in the Saliva Glucose Biosensor in North America (the “Option Agreement”). The Option Agreement has a term of two years and the exercise price for the option is $5 million. The fee of $0.5 million incurred for the option has been recognized as an expense and included within ‘Development and regulatory approval expenses in the consolidated statements of operations.
●	In 2021, two shareholders of the Licensor (The iQ Group Global Ltd and iQX Limited) committed to provide sufficient financial assistance to us as and when it is needed for us to continue our operations until September 2021. This financial assistance included refraining from seeking repayment of any intercompany loans or balances due from us except to the extent funds become available. Under this arrangement, loans or deferrals of amounts due in connection with this financial assistance were to be made on an interest free basis. As of date of this filing, no amounts were outstanding pursuant to the financial assistance commitments.
●

Until the completion and termination of the agreement on December 23, 2019, we were party to a master services agreement, or the “MSA Agreement,” with IQ3Corp Limited, or “IQ3,” which was at the time considered an affiliate of the Company by virtue of having certain common management personnel with The iQ Group Global Ltd. The MSA Agreement set forth certain basic terms and provisions applicable to services to be provided by IQ3 to us pursuant to specific pre-IPO related service acquisition orders to be entered into by the parties from time to time. Prior to the completion and termination of the MSA Agreement, pursuant to a November 2016 order under the agreement for various advisory services, we incurred a total of $3,937,047 in fees and expenses to IQ3, all of which were fully paid.

DESCRIPTION OF Securities

The following summary description of our capital stock is based on the provisions of our Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), and Amended and Restated Bylaws (as amended, the “Bylaws”), and the applicable provisions of the Delaware General Corporation Law. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our Certificate of Incorporation, our Bylaws and the Delaware General Corporation Law. For a complete description of the matters set forth in “Description of Securities” you should refer to our Certificate of Incorporation and our Bylaws, which are or will be included as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.

General

Our Certificate of Incorporation will authorize us to issue up to

●	100,000,000 shares of our common stock, $0.001 per value per share.
●	10,000,000 shares of preferred stock, $0.001 par value per share, the rights, preferences, and privileges of which may be designated from time to time by our Board.

52

As at June 21, 2023, we had 2,330,399 shares of common stock held by 493 stockholders of record. In addition, we have 500,000 shares of Series C Preferred Stock (the Closing Holdback Shares) reserved and held back from the IFP Sellers for one year after the closing of the IFP Acquisition to secure potential indemnification claims by the Company against those IFP Sellers.

Common Stock

Voting Rights

The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect.

Dividends

Subject to limitations under Delaware law and preferences that may be applicable to any then outstanding preferred stock, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared by our Board of Directors out of legally available funds.

Liquidations

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any Preferred Stock then outstanding.

Rights and Preference

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future

Fully Paid and Non-assessable

All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Our Board of Directors currently has the authority, without further action by our stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of Common Stock. The issuance of preferred stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

Series C Preferred Stock

The total number of shares of the Company’s preferred stock designated as its Series C Preferred Stock is 4,012,276. Prior to the conversion of the outstanding shares of Series C Preferred Stock, which was effective May 10, 2023, there were 3,512,277 shares of the Series C Convertible Preferred Stock (which included the 1,149,273 Lender Preferred Shares, but not the 500,000 Closing Holdback Shares) issued and outstanding, all of which were issued to the IFP Sellers in connection with the IFP Acquisition and the conversion of the Convertible Debt. At the time of conversion, the 3,512,277 shares of the Series C Convertible Preferred Stock then issued and outstanding were converted into an aggregate of 526,818 shares of Common Stock.

53

There are currently 500,000 shares of Series C Preferred Stock (the Closing Holdback Shares) being held back from the IFP Sellers for one year after the IFP Closing to secure potential indemnification claims by the Company against the IFP Sellers. These Closing Holdback Shares are currently convertible into approximately 75,000 shares of Common Stock (subject to rounding for fractional shares).

When initially issued in connection with the IFP Acquisition and prior to the Reverse Stock Split, each share of Series C Preferred Stock was initially convertible into three shares of Common Stock, subject to adjustment upon the occurrence of specified events (such as Reverse Stock Split) and contingent upon approval by the Company’s stockholders. As a result of the Reverse Stock Split, each share of Series C Preferred Stock is currently convertible into 0.15 shares of Common Stock (subject to adjustment upon the occurrence of specified events).

The rights, preferences and privileges of the Series C Preferred Stock are set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock that the Company filed with the Secretary of State of the State of Delaware on October 4, 2022.

Series C Preferred Stock does not have any voting rights (other than as required by law) and does not carry dividends or a liquidation preference. Each share of Series C Preferred Stock will be automatically converted on the second business day immediately following the applicable Trigger Date (defined below), without the payment of additional consideration by the holder thereof, into such number of shares of Common Stock as is determined by dividing the Original Issue Price (defined below) by the Deemed Common Stock Value (defined below) in effect at the time of conversion. Each share of Closing Holdback Shares will be automatically converted on the business day immediately following the date the Closing Holdback Shares is issued to holders, without the payment of additional consideration by the holder thereof, into such number of shares of Common Stock as is determined by dividing the Original Issue Price by the Deemed Common Stock Value in effect at the time of conversion. For purposes of this prospectus, (i) “Trigger Date” means the earlier to occur of (a) the date the Company’s stockholder approve the Company Stockholder Approval Matters (defined above) (which occurred upon obtaining the Stockholder Approvals at the Special Meeting), or (b) the date which is 60 days following the date on which the Common Stock is no longer listed on the Nasdaq Stock Market, the New York Stock Exchange or the NYSE American (clauses (a) and (b), each a “Trigger Date Event”); (ii) “Original Issue Price” means, with respect to the Series C Preferred Stock, a sum equal to $2.181, subject to adjustment; and (iii) Deemed Common Stock Value means an amount initially equal to $0.727, representing the average price of the Common Stock during the period from 27 June – 26 July 2022, subject to adjustment. The number of shares of Common Stock into which the Series C Preferred Stock is convertible is subject to adjustment in the case of any stock dividend, stock split, combinations or other similar recapitalization with respect to the Common Stock. When initially issued, each share of Series C Preferred Stock was convertible into three shares of Common Stock. As a result of the Reverse Stock Split, the Deemed Common Stock Value was increased by a factor of 20, from $0.727 per share to $14.54 per share, and as a result, each share of Series C Preferred Stock is currently convertible into 0.15 shares of Common Stock.

Following the applicable Trigger Date, each share of Series C Preferred Stock held by a RFA Seller were convertible (rather than be automatically converted as described in the preceding paragraph) at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of shares of Common Stock as is determined by dividing the Original Issue Price by the Deemed Common Stock Value in effect at the time of conversion. For purposes of this prospectus, “RFA Seller” means The Ma-Ran Foundation and The Gary W. Rollins Foundation.

54

The full conversion of the Series C Preferred Stock was approved by the Company’s stockholders at the Special Meeting on May 8, 2023 (a Trigger Date). As a result of the stockholder approval, all outstanding shares of Series C Preferred Stock (other than the Lender Preferred Shares and shares held by the RFA Sellers) were automatically converted into Common Stock effective May 10, 2023. The IFP Lenders/RFA Sellers subsequently elected to convert the Lender Preferred Shares and all other shares Series C Preferred Stock they held into Common Stock effective May 10, 2023. For additional information regarding the conversion of the Convertible Debt into Series C Preferred Stock and the conversion of Series C Preferred Stock into Common Stock, see “Prospectus Summary – Conversion of Convertible Debt and Preferred Stock.”

Subject to certain exceptions set forth in the Share Exchange Agreement, the Common Stock Consideration and shares of Series C Preferred Stock (and any securities convertible into or exercisable or exchangeable for Common Stock or Series C Preferred Stock) received pursuant to the Share Exchange Agreement and the transactions contemplated thereby are subject to transfer restrictions during the period ending 365 days after the date of the IFP Closing.

Series D Convertible Preferred Stock

The total number of shares of the Company’s preferred stock designated as its Series D Preferred Stock is 500,000. Prior to the conversion of the Series D Preferred Stock, which was effective May 10, 2023, there were 176,462 shares of the Series D Convertible Preferred Stock issued and outstanding, all of which were issued to the Series D Investors in connection with the December Private Placement. No additional shares of Series D Preferred Stock have been reserved for issuance.

The rights, preferences and privileges of the Series D Preferred Stock are set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D Certificate of Designation”) that the Company filed with the Secretary of State of the State of Delaware on December 22, 2022, as further described below.

When initially issued in connection with the December Private Placement and prior to the Reverse Stock Split, the 176,462 outstanding shares of Series D Preferred Stock were convertible 529,386 shares of Common Stock. As a result of the Reverse Stock Split, the 176,462 outstanding shares of Series D Preferred Stock were, at the time of conversion, convertible into an aggregate of 26,464 shares of Common Stock. The Company’s stockholders approved the full conversion of the Series D Preferred Stock at the Special Meeting on May 8, 2023, and the conversion of the Series D Preferred Stock was effective as of May 10, 2023. For additional information regarding the conversion of Series D Preferred Stock into Common Stock, see “Prospectus Summary – Conversion of Convertible Debt and Preferred Stock.”

The Series D Certificate of Designation provides that the Series D Preferred Stock have no voting rights other than (i) as required by law, and (ii) the right to vote as a class on certain matters related to any proposal to adopt an amendment to the certificate of incorporation of the Company to reclassify the outstanding shares of Common Stock of the Company into a smaller number of shares of Common Stock at a ratio specified in or determined in accordance with the terms of such amendment. Under the Series D Certificate of Designation, each share of Series D Preferred Stock had the right to cast 20,000 votes per share on any proposal or resolution presented to the stockholders of the Company for the purpose of obtaining stockholder approval of (a) any proposal to adopt an amendment to the certificate of incorporation of the Company to effect a reverse stock split (a “Reverse Stock Split Proposal”) and (b) any resolution or proposal to adjourn any meeting of stockholders called for the purpose of voting on the Reverse Stock Split (a “Reverse Stock Split Adjournment Proposal”). The Reverse Stock Split Proposal and the Reverse Stock Split Adjournment Proposal were approved by the Company’s stockholders at the Annual Meeting on February 8, 2023. Pursuant to the terms of the Series D Certificate of Designation, votes cast by the holders of the Series D Preferred Stock were counted by the Company in the same proportion as shares of Common Stock were voted at the Annual Meeting (excluding any shares of Common Stock that are not voted) on the Reverse Stock Split Proposal and the Reverse Stock Split Adjournment Proposal.

Each share of Series D Preferred Stock was convertible into Common Stock at the option of the Series D Investors, without the payment of additional consideration, following approval of the Company’s stockholders of the conversion of the Series D Preferred Stock into Common Stock.

55

In the event Company stockholder approval had not been received, the Series D Preferred Stock would remain outstanding and not convert into Common Stock. The number of shares of Common Stock into which the Series D Preferred Stock is convertible is subject to adjustment in the case of any stock dividend, stock split, combinations or other similar recapitalization with respect to the Common Stock.

As a result of the Reverse Stock Split, each share of Series D Preferred Stock was convertible into 0.15 shares of Common Stock at the time of conversion (initially three shares of Common Stock pre-Reverse Stock Split, subject to adjustment upon the occurrence of specified events). The Series D Preferred Stock does not carry dividend or liquidation preference.

Series D Preferred Stock is subject to transfer restrictions and conditions set forth in the December Purchase Agreement, and may only be transferred in compliance with such restrictions/conditions and applicable securities laws (including Regulation S).

D Warrants

There are 529,386 D Warrants outstanding, with each D Warrant currently representing the right to purchase 0.05 shares of Common Stock at an exercise price of $5.80 per share (initially exercisable for one share of Common Stock with an exercise price of $0.29 per share pre-Reverse Stock Split). The D Warrants are exercisable June 22, 2023, and will expire June 22, 2028.

The exercise price and the number of shares of Common Stock issuable upon exercise of each D Warrant is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In addition, in certain circumstances, upon a fundamental transaction, a holder of D Warrants will be entitled to receive, upon exercise of the D Warrants, the kind and amount of securities of the successor or surviving corporation, or, under certain circumstances, cash or other property that such holder would have received had they exercised the D Warrants immediately prior to the fundamental transaction.

The D Warrants are subject to transfer restrictions and conditions set forth in the December Purchase Agreement and the D Warrant, and may only be transferred in compliance with such restrictions/conditions and applicable securities laws. The D Warrants may not be transferred to a U.S. Person and may not be exercised by a U.S. Person.

Each holder of D Warrants will be prohibited from exercising its warrant for shares of our Common Stock if, as a result of such exercise, the holder, together with its affiliates, would own in excess of the beneficial ownership limitation (either 4.99% or 9.99% of shares of our Common Stock then issued and outstanding) set forth therein.

Winx Warrants

There are 26,469 Winx Warrants outstanding, with each Winx Warrant currently representing the right to purchase 0.05 shares of Common Stock at an exercise price of $10.40 per share (initially exercisable for one share of Common Stock with an exercise price of $0.52 per share pre-Reverse Stock Split). The Winx Warrants are exercisable June 22, 2023, and expire five years following the effective date of a registration statement covering the resale of Common Stock underlying the Series D Preferred Stock acquired by the Series D Investors.

The exercise price and the number of shares of Common Stock issuable upon exercise of each Winx Warrant is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In addition, in certain circumstances, upon a fundamental transaction, a holder of Winx Warrants will be entitled to receive, upon exercise of the Winx Warrant, the kind and amount of securities of the successor or surviving corporation, or, under certain circumstances, cash or other property that such holder would have received had they exercised the Winx Warrants immediately prior to the fundamental transaction.

56

The Winx Warrants are subject to transfer restrictions and conditions set forth in the December Purchase Agreement and the Winx Warrant, and may only be transferred in compliance with such restrictions/conditions and applicable securities laws. The Winx Warrant may not be transferred to a U.S. Person and may not be exercised by a U.S. Person.

Each holder of Winx Warrants will be prohibited from exercising its warrant for shares of our Common Stock if, as a result of such exercise, the holder, together with its affiliates, would own in excess of the beneficial ownership limitation (either 4.99% or 9.99% of shares of our Common Stock then issued and outstanding) set forth therein.

Representative’s Warrants

There are 32,750 Representative’s Warrants outstanding, all of which were issued to Ladenburg in connection with the March 2023 Offering. Each Representative Warrant currently represents the right to purchase one share of Common Stock at an exercise price of $4.875 per share. The Representative’s Warrants are exercisable at any time following the date of issuance and expire on March 8, 2028.

The exercise price and the number of shares of Common Stock issuable upon exercise of each Representative’s Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In addition, in certain circumstances, upon a fundamental transaction, a holder of Representative’s Warrants will be entitled to receive, upon exercise of the Representative’s Warrants, the kind and amount of securities of the successor or surviving corporation, or, under certain circumstances, cash or other property that such holder would have received had they exercised the Representative’s Warrants immediately prior to the fundamental transaction.

The Representative’s Warrants are subject to transfer restrictions and conditions set forth in the Underwriting Agreement and the Representative Warrant, and may only be transferred in compliance with such restrictions/conditions and applicable securities laws.

Each holder of Representative’s Warrants will be prohibited from exercising its warrant for shares of our Common Stock if, as a result of such exercise, the holder, together with its affiliates, would own in excess of the beneficial ownership limitation (either 4.99% or 9.99% of shares of our Common Stock then issued and outstanding) set forth therein.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

Some provisions of Delaware law, our Certificate of Incorporation and our Bylaws contain provisions that could make hostile takeovers, including the following transactions, more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. As a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

57

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or Bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Transfer Agent and Registrar

The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “INBS”

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA 2121.

58

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the Selling Stockholders cease to hold the securities covered hereby (the “Registerable Securities”). As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities shall have ceased to be outstanding, (iii) such securities have been transferred in a transaction in which the holder’s rights under the applicable registration rights agreement are not assigned to the transferee of the securities or (iv) such securities are sold in a broker’s transaction under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by ArentFox Schiff LLP of New York, NY 10036.

EXPERTS

The consolidated financial statements of the Company as of June 30, 2022, and 2021 and for each of the two years in the period ended June 30, 2022, incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO Audit Pty Ltd., an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

The carve-out financial statements of Intelligent Fingerprinting Limited as of December 31, 2020, and December 31, 2021 and for each of the years then ended, incorporated by reference in this prospectus and elsewhere in the registration statement from the Intelligent Bio Solutions Inc. Form 8-K/A filed December 8, 2022, have been incorporated by reference in reliance upon the report of UHY Haines Norton, an independent auditor, upon authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

59

Up to 823,736 shares of Common Stock

Prospectus

                    , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of Intelligent Bio Solutions Inc. (the “Registrant” or “Company”) which are registered under this Registration Statement on Form S-1 (this “Registration Statement”), other than underwriting discounts and commissions. All amounts are estimates except the Securities and Exchange Commission registration fee.

The following expenses will be borne solely by the Registrant:

SEC registration fee	$259.62
Accounting fees and expenses	$10,000.00
Legal fees and expenses	$20,000.00
Printing and miscellaneous expenses	$5,000.00
Total	$35,259.62

Item 14.	Indemnification of Directors and Officers.

The Company’s Certificate of Incorporation and By-Laws allow for its directors and officers to be indemnified by us to the fullest extent permitted by law.

The Company’s Certificate of Incorporation provides, in relevant part, that no director of the Company shall be personally liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or any stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit and if the Delaware General Corporation Law is amended after the date of our Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

The Company’s By-Laws provide, in relevant part, that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Company’s By-Laws also provide that the Company shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Indemnification, as described above, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct.

II-1

The Company’s By-Laws further provide that that indemnification and advancement of expenses provided by, or granted pursuant to the Company’s By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

In addition, we have entered into customary indemnification agreements with each of our directors and officers.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) (1) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. For indemnification with respect to any act or omission occurring after December 31, 2020, references to “officer” for purposes of paragraphs (c)(1) and (2) of this section shall mean only a person who at the time of such act or omission is deemed to have consented to service by the delivery of process to the registered agent of the corporation pursuant to § 3114(b) of Title 10 (for purposes of this sentence only, treating residents of this State as if they were nonresidents to apply § 3114(b) of Title 10 to this sentence). (2) The corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein.

II-2

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section. For purposes of this subsection, insurance shall include any insurance provided directly or indirectly (including pursuant to any fronting or reinsurance arrangement) by or through a captive insurance company organized and licensed in compliance with the laws of any jurisdiction, including any captive insurance company licensed under Chapter 69 of Title 18, provided that the terms of any such captive insurance shall:

(1) Exclude from coverage thereunder, and provide that the insurer shall not make any payment for, loss in connection with any claim made against any person arising out of, based upon or attributable to any (i) personal profit or other financial advantage to which such person was not legally entitled or (ii) deliberate criminal or deliberate fraudulent act of such person, or a knowing violation of law by such person, if (in the case of the foregoing paragraph (g)(1)(i) or (ii) of this section) established by a final, nonappealable adjudication in the underlying proceeding in respect of such claim (which shall not include an action or proceeding initiated by the insurer or the insured to determine coverage under the policy), unless and only to the extent such person is entitled to be indemnified therefor under this section;

II-3

(2) Require that any determination to make a payment under such insurance in respect of a claim against a current director or officer (as defined in paragraph (c)(1) of this section) of the corporation shall be made by a independent claims administrator or in accordance with the provisions of paragraphs (d)(1) through (4) of this section; and

(3) Require that, prior to any payment under such insurance in connection with any dismissal or compromise of any action, suit or proceeding brought by or in the right of a corporation as to which notice is required to be given to stockholders, such corporation shall include in such notice that a payment is proposed to be made under such insurance in connection with such dismissal or compromise.

For purposes of paragraph (g)(1) of this section, the conduct of an insured person shall not be imputed to any other insured person. A corporation that establishes or maintains a captive insurance company that provides insurance pursuant to this section shall not, solely by virtue thereof, be subject to the provisions of Title 18.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-4

Item 15.	Recent Sales of Unregistered Securities.

Sales after the IPO in Dec 2020

Except as set forth below, in the three years preceding the filing of this Registration Statement, the Registrant has not issued any securities that were not registered under the Securities Act:

December 2022 Private Placement

On December 21, 2022, the Company entered into a Securities Purchase Agreement (the December Purchase Agreement) with 14 investors (the Series D Investors), pursuant to which the Company sold in a Regulation S private placement (i) 176,462 shares of Series D Preferred Stock, and (ii) 529,386 D Warrants to purchase Common Stock. The Series D Preferred Stock and D Warrants were sold together as a Unit, with each Unit consisting of one share of Series D Preferred Stock and three D Warrants. An additional 26,469 warrants were issued to Winx Capital Pty Ltd. (“Winx Capital), the placement agent for the December Private Placement. The purchase price for the Units was $1.25 per Unit. The Unit offering price and the D Warrants exercise price were priced above the Nasdaq “Minimum Price” as that term is defined in Nasdaq Rule 5635(d)(1). The Company received aggregate gross proceeds from the December Private Placement of $220,585 before deducting the placement agent’s fees and the Company’s transaction expenses. The December Private Placement closed on December 22, 2022.

In connection with Winx Capital’s service as placement agent, Winx Capital received fixed fees of AU$20,000 (Austrian dollars), plus a fee of 6% of the gross proceeds received by the Company during the term of the Company’s engagement letter with Winx Capital or as the result of introductions by Winx Capital.

When initially issued in connection with the December Private Placement and prior to the Reverse Stock Split, the 176,462 outstanding shares of Series D Preferred Stock were convertible 529,386 shares of Common Stock following shareholder approval of such conversion and without the payment of additional consideration. As a result of the Reverse Stock Split and following shareholder approval of the conversion, the 176,462 outstanding shares of Series D Preferred Stock were, at the time of conversion, convertible into an aggregate of 26,464 shares of Common Stock without the payment of additional consideration.

Following the Reverse Stock Split, (i) each share of Series D Preferred Stock was convertible into 0.15 shares of Common Stock at the time of conversion (initially three shares of Common Stock pre-Reverse Stock Split, subject to adjustment upon the occurrence of specified events); (ii) each D Warrant currently represents the right to purchase 0.05 shares of Common Stock with an exercise price of $5.80 per share (initially exercisable for one share of Common Stock with an exercise price of $0.29 per share pre-Reverse Stock Split); and (iii) each Winx Warrant currently represents the right to purchase 0.05 shares of Common Stock, with an exercise price of $10.40 per share (initially exercisable for one share of Common Stock with an exercise price of $0.52 per share pre-Reverse Stock Split). The D Warrants expire June 22, 2028 and the Winx Warrants expire five years following the effective date of a registration statement covering the resale of Common Stock underlying the Series D Preferred Stock acquired by the Series D Investors.

Spiro Sakiris, our Chief Financial Officer, subscribed to 15,993 shares of Series D Convertible Preferred Stock and 47,979 warrants in this placement for aggregate purchase price of $19,991.25. Manuel Kostandas, our Director of Global Integration, subscribed to 10,662 shares of Series D Convertible Preferred Stock and 31,986 warrants in this placement for aggregate purchase price of $13,327.50. The Company used the net proceeds from the December Private Placement for general working capital purposes.

The issuances of the shares of Common Stock and Series D Preferred Stock pursuant to the December Purchase Agreement were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder, and/or Regulation S promulgated thereunder.

For additional information regarding the December Private Placement, see “Prospectus Summary – December Private Placement - Series D Preferred Stock.” For additional information regarding the conversion of Series D Preferred Stock into Common Stock, see “Prospectus Summary – Conversion of Convertible Debt and Preferred Stock.”

II-5

IFP Acquisition

In connection with the Company’s acquisition of Intelligent Fingerprinting Limited on October 4, 2022, the Company entered into a Share Exchange Agreement with IFP, the holders of all of the issued shares in the capital of IFP (collectively, the IFP Sellers) and the IFP Sellers’ representatives named therein. Pursuant to the Share Exchange Agreement, among other things, the Company acquired from the IFP Sellers all of the issued shares in the capital of IFP, and as consideration therefor the Company issued and sold to the IFP Sellers upon the closing of the IFP Acquisition an aggregate number of (i) 148,155 shares (2,963,091 shares pre-Reverse Stock Split) of the Company’s Common Stock, and (ii) 2,363,003 shares of the Company’s Series C Preferred Stock. An additional 1,649,273 shares of Series C Preferred Stock were reserved for potential future issuance by the Company, consisting of (i) 500,000 shares of Series C Preferred Stock, that are being held back from the IFP Sellers for one year after the closing of the IFP Acquisition to secure potential indemnification claims by the Company against the IFP Sellers and (ii) 1,149,273 shares of Series C Preferred Stock to certain lenders to IFP. Each share of Series C Preferred Stock is currently convertible into 0.15 shares of Common Stock (initially convertible into three shares of Common Stock pre-Reverse Stock Split) (subject to adjustment upon the occurrence of specified events), contingent upon approval by the Company’s stockholders.

At the Special Meeting of the Company’s stockholders on May 8, 2023, the Company’s stockholders approved the full conversion of all Series C Preferred Stock and subsequently, effective as of May 10, 2023, all 3,512,277 shares of outstanding Series C Preferred Stock (which included the 1,149,273 Lender Preferred Shares, but not the 500,000 Closing Holdback Shares) were converted into an aggregate of 526,818 shares of Common Stock.

The issuances of the shares of Common Stock and Series C Preferred Stock pursuant to the Share Exchange Agreement were issued pursuant to the exemption from registration contained in Section4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder, and/or Rule 901 promulgated thereunder with respect to individuals who reside outside of the United States.

For additional information regarding the IFP Acquisition and the Share Exchange Agreement, see “Prospectus Summary – IFP Acquisition - Series C Preferred Stock.” For additional information regarding the conversion of the Convertible Debt into Series C Preferred Stock and the conversion of Series C Preferred Stock into Common Stock, see “Prospectus Summary – Conversion of Convertible Debt and Preferred Stock.”

Sales prior to the closing of initial public offering (“IPO”) on December 28, 2020:

As of the date our IPO in December 2020, our subsidiary (98.96.1%-owned at the time), GBS Pty Ltd, had sold to various investors convertible notes for total outstanding aggregate principal and interest amount of $5,133,706. This amount automatically converted at the closing of the IPO into 710,548 (approximately 35,527 post-Reverse Stock Split) shares of common stock at a price per share equal to 85% of the public offering price in the IPO.

As of the date our IPO in December 2020 we sold to various investors a total of 2,810,190 shares of Series A Convertible Preferred Stock, including 3,000 shares to Spiros Sakiris, our Chief Financial Officer, which converted into 2,810,190 (approximately 140,510 post-Reverse Stock Split) shares of our common stock upon listing. As of the date of this offering there are outstanding warrants to purchase 2,736,675 (approximately 136,824 post-Reverse Stock Split) shares of our common stock issued in connection with the Series A Convertible Preferred Stock, including warrants to purchase 3,000 shares (Approximately 150 post-Reverse Stock Split) held by Mr. Sakiris, having an exercise price $8.50 ($170 post-Reverse Stock Split). These warrants are exercisable only during the one-year period commencing on the second anniversary of the closing of the IPO.

The securities described above were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder or pursuant to the exemption from registration contained in Regulation S under the Securities Act.

II-6

Item 16. Exhibits

(a) Exhibits

Exhibit No.	Description
2.1	Share Exchange Agreement, dated as of October 4, 2022, by and among GBS INC., Intelligent Fingerprinting Limited, the Sellers Listed on Schedule I thereto, Jason Isenberg (as the RFA Sellers’ Representative), and Philip Hand (as the other Sellers’ Representative) (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on December 21, 2020).

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 27, 2022).

3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 9, 2023).

3.4	Amended and Restated Bylaws of Intelligent Bio Solutions Inc., as amended as of October 26, 2022 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 27, 2022).

3.5	Certificate of Designation of Series B Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on October 20, 2020).

3.6	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

3.7	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 22, 2022).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on September 19, 2019).

4.2	Form of Series A Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on October 20, 2020).

4.3	Form of Series B Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on October 20, 2020).

4.4	Form of Warrant Agency Agreement (incorporated by reference to Exhibit 4.4 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on October 20, 2020).

4.5	Form LSBD Warrant (incorporated by reference to Exhibit 4.6 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on December 21, 2020).

4.6	Form of Representative Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 10, 2023).

4.7	Form of Warrant (Series D) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 22, 2022).

4.8	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on December 22, 2022).

II-7

4.9	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on March 10, 2023).

4.10	Description of Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.6 to the Company’s Annual Report on Form 10-K filed with the Commission on September 22, 2022).

5.1**	Opinion of ArentFox Schiff LLP

10.1*	Intelligent Bio Solutions Inc. 2019 Long Term Incentive Plan (as amended May 8, 2023) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 12, 2023).

10.2	Amended and Restated License Agreement between the Company and Life Science Biosensor Diagnostics Pty Ltd. (incorporated by reference to Exhibit 10.2 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on October 13, 2020).

10.1*	Employment Agreement between the Glucose Biosensor Systems (Greater China) Pty Ltd and Spiro Sakiris (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 15, 2022).

10.2*	Employment Agreement between the Glucose Biosensor Systems (Greater China) Pty Ltd and Harry Simeonidis (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on September 15, 2022).

10.3*	Employment Agreement between the GBS (APAC) Pty Ltd and Steven Boyages (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 30, 2022).

10.4	Technology License Agreement between the Company and Life Science Biosensor Diagnostics Pty Ltd. (incorporated by reference to Exhibit 10.13 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on October 13, 2020).

10.5	Form of Exchange Agreement (incorporated by reference to Exhibit 10.15 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on December 21, 2020).

10.6	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.16 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on December 21, 2020).

10.7	Form of Purchase and Assignment Agreement (incorporated by reference to Exhibit 10.17 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on December 21, 2020).

10.8	Option Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 2, 2021).

10.9	Bridge Facility Agreement, dated as of June 16, 2022, between the Company and Intelligent Fingerprinting Limited (incorporated by reference to Exhibit 10.10 to the Company’s Annual Report on Form 10-K filed with the Commission on September 22, 2022).

10.10	Form of Warrant Agency Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 10, 2023).

10.11	Investors’ Rights Agreement, dated as of October 4, 2022, by and among the Company, The Ma-Ran Foundation, The Gary W. Rollins Foundation and Jason Isenberg, as the RFA Sellers’ Representative (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

II-8

10.12	Registration Rights Agreement, dated as of October 4, 2022, by and among the Company and the stockholders of the Company named therein (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

10.13	Registration Rights Agreement, dated as of October 4, 2022, by and among the Company and the stockholders of the Company named therein (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

10.14	Voting Agreement, dated as of October 4, 2022, by and among the Company and the stockholders of the Company named therein (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

10.15	Form of Voting Agreement, dated as of October 4, 2022, by and among the Company, the Sellers’ Representatives’ named therein and each of Spiro Sakiris, Harry Simeonidis and Christopher Towers (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

10.16	Extension Agreement, dated as of October 4, 2022, to Bridge Facility Agreement, dated as of June 16, 2022, between the Company and Intelligent Fingerprinting Limited (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

10.17	Deed of Amendment and Restatement, dated October 4, 2022, between Intelligent Fingerprinting Limited, Karin Briden and the Company (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

10.18	Deed of Amendment and Restatement, dated October 4, 2022, between Intelligent Fingerprinting Limited, Debra Coffey and the Company (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

10.19	Deed of Amendment and Restatement, dated October 4, 2022, between Intelligent Fingerprinting Limited, Thomas Johnson and the Company (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

10.20	Deed of Amendment and Restatement, dated October 4, 2022, between Intelligent Fingerprinting Limited, The Ma-Ran Foundation, The Gary W. Rollins Foundation and the Company (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

10.21	Deed of Amendment and Restatement, dated October 4, 2022, between Intelligent Fingerprinting Limited, John Polden and the Company (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

10.22	Deed of Amendment and Restatement, dated October 4, 2022, between Intelligent Fingerprinting Limited, Sennett Kirk III and the Company (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

10.23	Deed of Amendment and Restatement, dated October 4, 2022, between Intelligent Fingerprinting Limited, Sennett Kirk III Exempt Trust and the Company (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

10.24	Form of Securities Purchase Agreement dated as of December 21, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 22, 2022).

10.25	Form of Registration Rights Agreement dated as of December 21, 2022 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on December 22, 2022).

10.26	Form of Convertible Loan Conversion Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 17, 2023).

II-9

14.1	Code of Ethics (incorporated by reference to Exhibit 14.1 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on August 6, 2020)

21.1†	List of Subsidiaries

23.1**	Consent of BDO Audit Pty Ltd.

23.2†	Consent of UHY Haines Norton

23.3**	Consent of ArentFox Schiff LLP (included in Exhibit 5.1)

24.1†	Power of Attorney (included on signature page)

99.1†	Intelligent Bio Solutions Inc. and Intelligent Fingerprinting Limited Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended March 31, 2023.

107**	Filing Fee Table

*Indicates management contract or compensatory plan.

** Filed herewith

† Previously filed.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

II-10

Item 17.	Undertakings.

(a) The undersigned hereby undertakes:

(1)	To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-11

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia, on June 23, 2023.

INTELLIGENT BIO SOLUTIONS INC.

By:	/s/ Harry Simeonidis
Name:	Harry Simeonidis
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Harry Simeonidis	President, Chief Executive Officer and Director	June 23, 2023
Harry Simeonidis

/s/ Spiro Sakiris	Chief Financial Officer	June 23, 2023
Spiro Sakiris	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board	June 23, 2023
Steven Boyages MB BS, PhD

*	Director	June 23, 2023
Lawrence Fisher

*	Director	June 23, 2023
Jonathan Hurd

*	Director	June 23, 2023
Jason Isenberg

*	Director	June 23, 2023
David Jenkins

*	Director	June 23, 2023
Christopher Towers

*By:	/s/ Spiro Sakiris
Spiro Sakiris
Attorney-in-fact